Filed pursuant to Rule 424(b)(3)

File No. 333-278477

APOLLO DEBT SOLUTIONS BDC

SUPPLEMENT NO. 1 DATED MAY 12, 2025

TO THE PROSPECTUS DATED APRIL 16, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Apollo Debt Solutions BDC (the “Company”), dated April 16, 2025, (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•
to update the Prospectus; and
•
to include our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Updates to Prospectus

The following replaces the paragraph under “Idaho” in the “Suitability Standards” section of the Prospectus:

Idaho—Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.

The following replaces “Appendix A: Form of Subscription Agreement”:

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(1) YOUR INVESTMENT
1.
Investment Information

Investment Amount $  ($2,500 minimum initial investment)

2.
Investment Method

☐ By mail: Please make checks payable to SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC and attach to this agreement.*

☐  By wire: Please wire funds according to the instructions below.

Name: SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC

Bank Name: UMB Bank, N.A. ABA: 1010-0069-5

DDA: 9872584627

☐  Broker-Dealer/Registered Investment Advisor will make payment on your behalf

*Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

3.
Share Class Selection (Minimum Initial Investment is $2,500)

☐  Share Class S ☐ Share Class D ** ☐ Share Class I **

** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

(2) OWNERSHIP TYPE (Select Only One)	Taxable Account Type	Non-Taxable Account Type
	Brokerage Account Number	Custodian Account Number
	☐ Individual or Joint Tenant With Rights of Survivorship	☐ IRA
	☐ Transfer on Death (Optional Designation. See Section 3.C)	☐ Roth IRA
	☐ Tenants in Common	☐ SEP IRA
	☐ Community Property	☐ Simple IRA
	☐ Uniform Gift/Transfer to Minors	☐ Pension/Profit Sharing Plan
	State of	(Include Certification of Investment Powers Form)
☐ 401K
	☐ Trust (Include Copy of Trust Agreement)	☐ Rollover IRA
	☐ Corporation/Partnership/Other	☐ Inherited IRA
	(Corporate Resolution or Partnership Agreement Required)	☐ Other
☐ Estate

Custodian Information (To Be Completed By Custodian)
Custodian Name

Custodian Tax ID #

	Custodian Phone #	Custodian Stamp Here

Entity Name – Retirement Plan/ Trust / Corporation/ Partnership/Other
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B

EXEMPTIONS
ENTITY NAME	TAX ID NUMBER	DATE OF TRUST	(See Form W-9 instructions at www.irs.gov)

ENTITY ADDRESS (Legal Address – Required)

Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other

Jurisdiction (if Non-U.S.)	Exempt payee code (if any)	Exemption from FATCA reporting code

(Attach completed applicable Form W-8)	(if any)

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Subscription Agreement for Shares of Apollo Debt Solutions BDC

(3) INVESTOR INFORMATION	A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)
Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.
	FIRST NAME	(MI)	LAST NAME

	SOCIAL SECURITY NUMBER/TAX ID	DATE OF BIRTH (MM/DD/YYYY)	DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS	CITY	STATE	ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021)
Country of Citizenship

Please specify if you are an Apollo employee/officer/director/affiliate (required): ☐ Apollo Employee
☐ Apollo Officer or Director ☐ Immediate Family Member of ☐ Apollo Affiliate ☐ Not Applicable
Apollo Officer or Director

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Executor/Co-Authorized Signatory Information, if applicable.)
Residential street address MUST be provided.
FIRST NAME	(MI)	LAST NAME

SOCIAL SECURITY NUMBER/TAX ID	DATE OF BIRTH (MM/DD/YYYY)	DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS	CITY	STATE	ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021)
Country of Citizenship

Please specify if you are an Apollo employee/officer/director/affiliate (required): ☐ Apollo Employee
☐ Apollo Officer or Director ☐ Immediate Family Member of ☐ Apollo Affiliate ☐ Not Applicable
Apollo Officer or Director

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.
Not available for Louisiana residents. Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)
				DATE OF BIRTH	☐ PRIMARY
FIRST NAME	(MI)	LAST NAME	SSN	(MM/DD/YYYY)	☐ SECONDARY %

				DATE OF BIRTH	☐ PRIMARY
FIRST NAME	(MI)	LAST NAME	SSN	(MM/DD/YYYY)	☐ SECONDARY %

				DATE OF BIRTH	☐ PRIMARY
FIRST NAME	(MI)	LAST NAME	SSN	(MM/DD/YYYY)	☐ SECONDARY %

				DATE OF BIRTH	☐ PRIMARY
FIRST NAME	(MI)	LAST NAME	SSN	(MM/DD/YYYY)	☐ SECONDARY %

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):
D. ERISA Plan Asset Regulations
All investors are required to complete Section 7.b. attached hereto.

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Subscription Agreement for Shares of Apollo Debt Solutions BDC

(4) CONTACT INFORMATION (If different than provided in Section 3A)
	MAILING STREET ADDRESS	CITY	STATE	ZIP

(5) DISTRIBUTION METHOD	Select How You Want to Receive Your Distributions (Please Read Entire Section and Select, Only if Applicable, one payment method.)
You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS,
IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA,
OHIO, OKLAHOMA, OREGON, TEXAS, VERMONT OR WASHINGTON.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan;
please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash
Distribution Information section below.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.
A. ☐ Check mailed to street address in 3A (only available for non-custodial investors).

B. ☐ Check mailed to secondary address in 4 (only available for non-custodial investors).

C. ☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK

D. ☐ Check mailed to Third-Party Financial Institution (complete section below)
☐ If you ARE a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska,
New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan.
You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

I authorize Apollo Debt Solutions BDC or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Debt Solutions BDC in writing to cancel it. In the event that Apollo Debt Solutions BDC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

FINANCIAL INSTITUTION NAME	MAILING ADDRESS	CITY	STATE	ZIP

YOUR BANK’S ABA ROUTING NUMBER	YOUR BANK ACCOUNT NUMBER

(6) ELECTRONIC DELIVERY FORM (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Apollo Debt Solutions BDC. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Initial here to consent to electronic delivery
EMAIL ADDRESS (If blank, the email provided in Section 3 will be used.)

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Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES

Apollo Debt Solutions BDC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Debt Solutions BDC may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Debt Solutions BDC to accept this subscription, I hereby represent and warrant to you as follows:

7.a. Please Note: All Items in this section 7.a. must be read and initialed as applicable
			PRIMARY INVESTOR	CO-INVESTOR
	(i)	I have received the prospectus (as amended or supplemented) for Apollo Debt Solutions BDC at least five business days prior to the date hereof.	INITIALS	INITIALS

			INITIALS	INITIALS

(ii)

I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

			INITIALS	INITIALS

(iii)

In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

			INITIALS	INITIALS

	(iv)	If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
			INITIALS	INITIALS

	(v)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
			INITIALS	INITIALS

(vi)

I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

			INITIALS	INITIALS

(vii)

I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

			INITIALS	INITIALS

	(viii)	I acknowledge that Apollo Debt Solutions BDC may enter into transactions with Apollo affiliates that involve conflicts of interest as described in the prospectus.
			INITIALS	INITIALS

(ix)

I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.apollo.com/ads-bdc as of the last day of each month within 20 business days of the last day of each month.

			INITIALS	INITIALS

(x)

I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Debt Solutions BDC’s toll-free, automated telephone line, 1-888-926-2688.

			INITIALS	INITIALS

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Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES (Continued)

7.b. Benefit Plan Investor - All purchasers please complete this section.

1.
Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”[2] to invest in Apollo Debt Solutions BDC?

☐ Yes ☐ No

2.
If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in Apollo Debt Solutions BDC are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

%

3.
If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in Apollo Debt Solutions BDC are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

%

4.
Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of Apollo Debt Solutions BDC, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

7.c. If you live in any of the following states: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee, and Vermont, please complete the following as applicable

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

	Investors in the following states have the additional suitability standards as set forth below.	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS

If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Apollo Debt Solutions BDC will only be sold to me if I have a liquid net worth of at least 10 times my investment in Apollo Debt Solutions BDC and its affiliates.

		INITIALS	INITIALS

If I am a California resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my net worth in Apollo Debt Solutions BDC.
		INITIALS	INITIALS

If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.
		INITIALS	INITIALS

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non- traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

		INITIALS	INITIALS

If I am a Kansas resident, I understand that the Securities Commissioner of Kansas recommends that I limit my aggregate investment in Apollo Debt Solutions BDC’s securities and other similar investments to not more than 10% of my liquid net worth.

		INITIALS	INITIALS

1.
“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.
2.
The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income));(ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute.

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Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES (Continued)
		PRIMARY INVESTOR	CO-INVESTOR

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

		INITIALS	INITIALS

		INITIALS	INITIALS

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		INITIALS	INITIALS

If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

		INITIALS	INITIALS

If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC.
		INITIALS	INITIALS

If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.

		INITIALS	INITIALS

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although Apollo Credit Management, LLC (the “Adviser”), the investment adviser to Apollo Debt Solutions BDC, will advance all organization and offering expenses of Apollo Debt Solutions BDC, and may elect to pay certain of Apollo Debt Solutions BDC’s expenses, Apollo Debt Solutions BDC is obligated to reimburse the Adviser, and this will reduce the returns available to investors.

		INITIALS	INITIALS

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Apollo Debt Solutions BDC, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

		INITIALS	INITIALS

If I am a North Dakota resident, I have a net worth of at least ten times my investment in Apollo Debt Solutions BDC.
		INITIALS	INITIALS

If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.

		INITIALS	INITIALS

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Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES (Continued)
			PRIMARY INVESTOR	CO-INVESTOR
			INITIALS	INITIALS
If I am an Oklahoma resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC.
			INITIALS	INITIALS

If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.

			INITIALS	INITIALS

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC, its affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

			INITIALS	INITIALS

If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in Apollo Debt Solutions BDC. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing investment concentration limit.

			INITIALS	INITIALS

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

			INITIALS	INITIALS

In the case of sales to fiduciary accounts, the minimum standards in Section 7.b. shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to Apollo Debt Solutions BDC, then AGS may be deemed to be acting as your broker-dealer of record in connection with any investment in Apollo Debt Solutions BDC. For important information in this respect, see Section 8 below. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Apollo Debt Solutions BDC. I acknowledge that the Broker-Dealer/Registered Investment Advisor (Broker-Dealer/Registered Investment Advisor of record) indicated in Section 8 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Registered Investment Advisor of record at any time by contacting Apollo Debt Solutions BDC Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)
The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)
I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)
The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

	SIGNATURE OF INVESTOR	DATE	SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable)	DATE

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

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Subscription Agreement for Shares of Apollo Debt Solutions BDC

(8a)

REGISTERED REPRESENTATIVE

(Please complete ONLY if you are a Registered Representative otherwise skip to 8b.)

BROKER DEALER

(Required Information for sales made directly through a broker dealer. If the shares are being purchased through an RIA, please complete Section 8b instead.)

Please note that unless previously agreed to in writing by Apollo Debt Solutions BDC, all sales of securities must be made through a Broker-Dealer or an RIA. This Section 8a must be completed for shares being purchased directly through a Broker-Dealer. If the shares are being purchased through an RIA, please complete Section 8b of this Subscription Agreement instead.

The Registered Representative must sign below to complete the order. Registered Representative hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

BROKER DEALER		REGISTERED REP

MAILING ADDRESS

CITY		STATE	ZIP

FIRM CRD NUMBER		REP NUMBER		TELEPHONE NUMBER

E-MAIL ADDRESS		FAX NUMBER

OPERATIONS CONTACT NAME		OPERATIONS CONTACT E-MAIL ADDRESS

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker-Dealer or Registered Representative listed in Section 8a further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker-dealer or other financial intermediary introducing you to Apollo Debt Solutions BDC, then Apollo Global Securities, LLC (“AGS”) may be deemed to act as your broker-dealer of record in connection with any investment in Apollo Debt Solutions BDC. AGS is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If AGS is your broker-dealer of record, then your shares will be held in your name on the books of Apollo Debt Solutions BDC. AGS will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

REGISTERED REPRESENTATIVE SIGNATURE	DATE	BRANCH MANAGER SIGNATURE (If required by Broker-Dealer)		DATE

(0425-18

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(8b)

INVESTMENT ADVISER REPRESENTATIVE/ RIA INFORMATION

(Required information for sales made through an RIA. If the shares are being purchased directly through a broker-dealer, please complete Section 8a instead.)

The Investment Advisor Representative (“Representative”), on behalf of the Representative and the Registered Investment Adviser firm (“RIA”), must sign below to complete the order. A principal or other authorized signatory of RIA must also sign if required by RIA. Representative hereby warrants that Representative is duly licensed and authorized to execute this Subscription Agreement on behalf of Representative and RIA, and may lawfully provide investment advice regarding the shares in the state designated as the investor’s legal residence.

RIA FIRM	INVESTMENT ADVISOR REPRESENTATIVE NAME

MAILING ADDRESS

CITY	STATE	ZIP

IARD NUMBER (if known)	RIA NUMBER	TELEPHONE NUMBER

E-MAIL ADDRESS	FAX NUMBER

OPERATIONS CONTACT NAME	OPERATIONS CONTACT E-MAIL ADDRESS

The undersigned confirm by their signature, on behalf of the Representative and RIA, that Representative and RIA: (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have verified, if other than individual ownership, that the individual executing on behalf of the investor is properly authorized and identified; (iii) have discussed such investor’s prospective purchase of shares with such investor; and (iv) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares.

The Representative and RIA are not authorized or permitted to give, and represents that they have not given to a prospective investor, any information or any representation concerning the shares except (i) as set forth in the prospectus, as amended and supplemented, and (ii) any sales literature which has been approved in advance in writing by Apollo Debt Solutions BDC (“ADS”) (such information, the “Supplemental Information”). The Representative represents that Representative has not used or will not use any unapproved materials related to ADS. The Representative has delivered a copy of the prospectus, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation and that investor received such documentation at least five (5) business days prior to investor’s execution of this Subscription Agreement. The Representative and RIA represent that it has not shown or given to the investor any material marked “RIA only,” "For Financial Advisor Use Only" or otherwise bearing a legend denoting that it is not to be shared with or given to investors.

The Representative and RIA hereby agree to, and shall, indemnify and hold harmless ADS, its respective affiliates, and any trustees, officers, partners, employees or agents of the foregoing (collectively, “Apollo Affiliates”), against any and all direct or third-party claims, losses, damages, or liabilities, joint or several, including but not limited to any claims, losses, damages, or liabilities relating to or regarding the suitability of the investment for the investor, whether or not the investment was in the best interest of the investor, and/or any claims relating to statements made by the RIA to the investor with respect to the purchase of shares or otherwise with respect to ADS (including any investigative, legal, and other costs and expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit, proceeding, or legislative or regulatory inquiry) (collectively “Claims”), for which any of the Apollo Affiliates may become subject, to the extent that such Claims arise out of or are based upon: (i) the Representative or RIA’s fraud, willful default, or negligence; or (ii) the Representative or RIA’s (a) violation of applicable law or regulation, (b) misrepresentation to the investor(s), (c) breach of any warranty or representation of the Representative or RIA herein, or (d) failure to fulfill any covenant or agreement of the Representative or RIA contained herein.

The Representative and RIA shall not be liable under the indemnification provisions of this Subscription Agreement with respect to a party or other person entitled to indemnification hereunder (the “Indemnified Party”) unless such Indemnified Party shall have notified the Representative and RIA in writing within a reasonable time after notice giving information of the nature of the claim shall have been received by such Indemnified Party, but failure to notify the Representative or RIA of any such claim shall not relieve the Representative or RIA from any liability that it may have to the Indemnified Party against whom such claim is made, except to the extent that the failure to notify results in the failure of actual notice to the Representative or RIA and such indemnifying party is materially damaged by being unable effectively to defend such claim solely as a result of failure to give or delay in giving such notice. In case an action is brought directly against the Indemnified Party, or the Indemnified Party becomes directly involved in the action, the Representative or RIA will be entitled to participate, at their own expense, in the defense thereof. The Representative and RIA also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party in its reasonable judgment. After notice from the Representative or RIA to the Indemnified Party of the Representative’s or RIA’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Representative or RIA will not be liable to such party under this Subscription Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Representative or RIA and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the RIA and the Indemnified

(0425-18

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(8b)

INVESTMENT ADVISER REPRESENTATIVE/ RIA INFORMATION

(Required information for sales made through an RIA. If the shares are being purchased directly through a broker-dealer, please complete Section 8a instead.) (Continued)

Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them. Neither the Representative nor the RIA shall be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, the Representative and RIA agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement. The RIA may settle any Claim covered by indemnification hereunder, provided such settlement involves solely the payment of money and a complete and total release from said Claim. A successor by law of the Indemnified Parties shall be entitled to the benefits of the indemnification contained in this Subscription Agreement.

The RIA represents that it is properly licensed and presently registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the RIA has clients or is exempt from such registration requirements. The Representative and RIA represent that each is in compliance with all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the activities of the Representative or RIA pursuant to this Subscription Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC; and (d) this Subscription Agreement and the prospectus as amended and supplemented. The RIA agrees to comply with the record-keeping requirements imposed by federal and state laws, including those records related to suitability and to make the suitability records available to ADS upon request.

The Representative and RIA represent that the investor meets the suitability and financial qualifications set forth in Section 7 of this Subscription Agreement and the prospectus, as amended and supplemented, and is a person who is eligible to purchase the applicable class of shares as described in the prospectus, as amended and supplemented. The Representative and RIA have reasonable grounds to believe that the purchase of shares by the investor is a suitable and appropriate investment for such investor. In making this determination, the RIA has reasonable grounds to believe that the investor: (a) can reasonably benefit from an investment in ADS based on the prospective investor’s overall investment objectives and portfolio structure; (b) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (c) has apparent understanding of (1) the fundamental risks of the investment, (2) the risk that the investor may lose the entire investment, (3) the lack of liquidity of the shares, (4) the restrictions on transferability of the shares, (5) the tax consequences of the investment, and (6) the background and qualifications of ADS’s external advisor. The Representative and RIA have made this determination on the basis of information it has obtained from the investor, including at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. The Representative and RIA represent further that they have conducted, or have directed an agent or the account custodian to conduct on the RIA’s behalf, all necessary due diligence and “know your customer” checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by the Office of Foreign Asset Control at the Department of the Treasury, and any other applicable anti-money laundering laws, rules, or regulations.

With respect to any use by the Representative and RIA of electronic delivery of the prospectus and Supplemental Information and electronic signature of the Subscription Agreement, the Representative and RIA represent and warrant that each will comply with (a) all applicable rules, regulations and guidelines issued by the SEC, the North American Securities Administrators Association, Inc. (NASAA) and individual state securities administrators and any other applicable laws or regulations and guidelines; and (b) the Electronic Signatures in the Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws.

The undersigned represents that the shares will be purchased through the RIA listed above. RIA and ADS acknowledge that if RIA and ADS have executed an RIA Selling Agreement for the offering of shares of ADS, then such agreement shall supersede any conflicting representations contained herein in this Section 8b.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

INVESTMENT ADVISOR REPRESENTATIVE SIGNATURE	DATE

PRINCIPAL OR OTHER RIA AUTHORIZED SIGNATORY SIGNATURE (if required by RIA)

(0425-18

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(9) MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Apollo Debt Solutions BDC experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Apollo Debt Solutions BDC and the investor’s Broker-Dealer or RIA, as applicable, in writing. The Broker-Dealer or RIA, as applicable, may notify Apollo Debt Solutions BDC if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 7 above, and Apollo Debt Solutions BDC may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Apollo Debt Solutions BDC.

Return the completed Subscription Agreement to:

	Regular Mail: Apollo Debt Solutions BDC PO Box 219845 Kansas City, MO 64121-9845	Overnight Mail: Apollo Debt Solutions BDC C/O SS&C GIDS, Inc. 801 Pennsylvania Ave, Suite 219845 Kansas City, MO 64105-1307	Email: apollo.ai@sscinc.com

Apollo Debt Solutions BDC Investor Relations: 1-888-926-2688

(0425-18

Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2025

On May 9, 2025, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2025

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to ___________

Commission File Number: 814-01424

APOLLO DEBT SOLUTIONS BDC

(Exact name of Registrant as specified in its charter)

Delaware	86-1950548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3450

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act:

Class S Common Shares of beneficial interest, par value $0.01

Class D Common Shares of beneficial interest, par value $0.01

Class I Common Shares of beneficial interest, par value $0.01

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” , “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐	Emerging growth company	☐

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of March 31, 2025, there was no established public market for the Registrant’s common shares of beneficial interest (“Common Shares”).

The number of shares of the Registrant’s Common Shares, $0.01 par value per share, outstanding as of May 9, 2025 was 100,052,810 Class S Common Shares, 1,096,042 Class D Common Shares and 392,854,822 Class I Common Shares. Common Shares outstanding exclude May 1, 2025 subscriptions since the issuance price is not yet finalized at this time.

APOLLO DEBT SOLUTIONS BDC

PART I. FINANCIAL INFORMATION

In this report, the terms the “Company,” “ADS,” “we,” “us” and “our” refer to Apollo Debt Solutions BDC unless the context specifically states otherwise.

Item 1. Consolidated Financial Statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $17,464,213 and $14,609,338 at March 31, 2025 and December 31, 2024, respectively)	$17,428,014	$14,555,535
Cash and cash equivalents	1,001,175	392,894
Foreign currencies (cost — $39,798 and $19,951 at March 31, 2025 and December 31, 2024, respectively)	42,549	19,946
Receivable for investments sold	317,505	99,697
Interest receivable	144,497	106,825
Unrealized appreciation on foreign currency forward contracts	9,005	34,954
Other assets	175,667	25,537
Total assets	$19,118,412	$15,235,388

Liabilities
Debt (net of deferred financing costs and unamortized original issue discount of $47,877 and $40,544 at March 31, 2025 and December 31, 2024, respectively)	$6,373,349	$4,932,183
Payable for investments purchased	1,014,580	455,314
Payable for share repurchases (Note 7)	130,147	62,447
Distributions payable	91,591	75,842
Interest payable	90,995	104,284
Management fees payable	12,268	10,204
Performance-based incentive fees payable	32,564	28,523
Accrued administrative services expense payable	256	115
Other liabilities and accrued expenses	3,180	19,980
Total liabilities	$7,748,930	$5,688,892
Commitments and contingencies (Note 8)
Total Net Assets	$11,369,482	$9,546,496

Net Assets
Common shares, $0.01 par value (461,289,931 and 384,043,002 shares issued and outstanding, respectively)	$2,447	$3,840
Capital in excess of par value	11,324,199	9,449,937
Accumulated distributed earnings (losses)	42,836	92,718
Total Net Assets	$11,369,482	$9,546,496

Net Asset Value Per Share
Class S Shares:
Net assets	$2,336,682	$2,018,307
Common shares outstanding ($0.01 par value, unlimited shares authorized)	94,805,350	81,193,852
Net asset value per share	$24.65	$24.86
Class D Shares:
Net assets	$26,250	$25,580
Common shares outstanding ($0.01 par value, unlimited shares authorized)	1,065,047	1,029,046
Net asset value per share	$24.65	$24.86
Class I Shares:
Net assets	$9,006,550	$7,502,609
Common shares outstanding ($0.01 par value, unlimited shares authorized)	365,419,534	301,820,104
Net asset value per share	$24.65	$24.86

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Investment Income
Non-controlled/non-affiliated investments:
Interest income	$381,764	$215,327
Payment-in-kind interest income	5,278	5,205
Dividend income	1,674	482
Other income	4,055	3,681
Total Investment Income	$392,771	$224,695
Operating Expenses
Management fees	$33,416	$15,337
Performance-based incentive fees	31,649	19,876
Interest and other debt expenses	92,136	55,036
Offering costs	290	—
Trustees' fees	164	121
Shareholder servicing fees	4,712	2,202
Administrative service expenses	2,283	1,025
Other general and administrative expenses	4,091	2,708
Total Expenses	168,741	96,305
Net Investment Income	$224,030	$128,390
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$2,895	$1,166
Derivative instruments	587	—
Foreign currency forward contracts	(67,336)	(6,364)
Foreign currency transactions	3,893	(21,026)
Net realized gains (losses)	(59,961)	(26,224)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	17,604	17,652
Derivative instruments	(590)	—
Foreign currency forward contracts	(25,949)	14,592
Foreign currency translations	7,483	31,362
Net unrealized gains (losses)	(1,452)	63,606
Net Realized and Change in Unrealized Gains (Losses)	$(61,413)	$37,382
Net Increase (Decrease) in Net Assets Resulting from Operations	$162,617	$165,772

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Operations
Net investment income	$224,030	$128,390
Net realized gains (losses)	(59,961)	(26,224)
Net change in unrealized gains (losses)	(1,452)	63,606
Net Increase (Decrease) in Net Assets Resulting from Operations	$162,617	$165,772

Distributions to Shareholders
Class S	$(49,623)	$(23,168)
Class D	(614)	(273)
Class I	(207,185)	(94,502)
Net Decrease in Net Assets Resulting from Distributions to Shareholders	$(257,422)	$(117,943)

Capital Share Transactions
Class S:
Proceeds from shares sold	$337,968	$291,421
Repurchase of common shares, net of early repurchase deduction	(26,881)	(13,465)
Distributions reinvested	26,871	12,258
Class D:
Proceeds from shares sold	447	5,763
Repurchase of common shares, net of early repurchase deduction	—	—
Distributions reinvested	446	96
Class I:
Proceeds from shares sold	1,603,498	942,411
Repurchase of common shares, net of early repurchase deduction	(103,265)	(112,697)
Distributions reinvested	78,707	36,564
Net Increase (Decrease) from Capital Share Transactions	$1,917,791	$1,162,351

Net Assets
Total increase (decrease) in net assets during the period	1,822,986	1,210,180
Net Assets, beginning of period	9,546,496	4,123,696
Net Assets at End of Period	$11,369,482	$5,333,876

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net increase (decrease) in net assets resulting from operations	$162,617	$165,772
Net realized (gain) loss on investments	(2,895)	(1,166)
Net realized (gain) loss on derivatives	(587)	—
Net change in unrealized (gains) losses on investments	(17,604)	(17,652)
Net change in unrealized (gains) losses on derivatives	590	—
Net unrealized (appreciation) depreciation on foreign currency forward contracts	25,949	(14,592)
Net unrealized (appreciation) depreciation on translation of assets and liabilities in foreign currencies	(7,483)	(31,362)
Payment-in-kind interest capitalized	(5,263)	(6,460)
Net accretion of discount and amortization of premium	(10,713)	(6,619)
Amortization of deferred financing costs	3,476	1,911
Amortization of offering costs	290	—
Purchase of investments	(4,130,849)	(2,181,765)
Proceeds from disposition of investments	1,305,052	458,110
Changes in operating assets and liabilities:
Interest receivable	(37,672)	(14,253)
Receivable for investments sold	(217,808)	75,834
Other assets	(151,450)	(50,041)
Payable for investments purchased	559,266	155,912
Management fees payable	2,064	6,542
Performance-based incentive fees payable	4,041	—
Accrued administrative services expense payable	141	(90)
Interest payable	(13,289)	(7,561)
Other liabilities and accrued expenses	(16,800)	(4,364)
Net Cash Used in/Provided by Operating Activities	$(2,548,927)	$(1,471,844)

Financing Activities
Issuances of debt	$2,341,030	$1,441,944
Payments of debt	(897,956)	(1,112,056)
Financing costs paid and deferred	(9,547)	(5,776)
Proceeds from issuance of common shares	1,941,914	1,239,595
Repurchased shares, net of early repurchase deduction paid	(62,447)	(43,290)
Distributions paid	(135,649)	(59,141)
Offering costs paid and deferred	(290)	—
Net Cash Used in/Provided by Financing Activities	$3,177,055	$1,461,276

Cash, Cash Equivalents and Foreign Currencies
Net increase (decrease) in cash and cash equivalents and foreign currencies during the period	$628,128	$(10,568)
Effect of foreign exchange rate changes on cash and cash equivalents	2,756	(246)
Cash, cash equivalents and foreign currencies at beginning of period	412,840	271,175
Cash, Cash Equivalents and Foreign Currencies at the End of Period	$1,043,724	$260,361

Supplemental Disclosure and Non-Cash Information
Cash interest paid	$101,949	$60,686
Distributions payable	$91,591	$43,112
Reinvestment of distributions during the period	$106,024	$48,918
Payment-in-kind income	$5,278	$5,205

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Aerospace & Defense
Dynasty Acquisition Co I
Dynasty Acquisition Co., Inc.	First Lien Secured Debt - Term Loan	S+200, 0.00% Floor	10/31/2031	$4,988	$4,982	$4,979	(8)(15)
Kaman Corp
Kaman Corp	First Lien Secured Debt - Term Loan	S+275, 0.50% Floor	2/26/2032	38,379	38,320	37,916	(15)(16)
	First Lien Secured Debt - Delayed Draw	S+275, 0.50% Floor	2/26/2032	—	(5)	(45)	(5)(32)
					38,315	37,871
MRO Holdings
MRO Holdings, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	12/17/2030	197,211	196,143	197,211	(16)
Spirit Aerosystems
Spirit Aerosystems, Inc.	First Lien Secured Debt - Term Loan	Variable	6/30/2025	47,750	47,750	47,750	(4)(8)(31)
Transdigm
Transdigm Inc.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	1/19/2032	15,288	15,325	15,226	(8)(16)
		Total Aerospace & Defense			$302,515	$303,037

Automobile Components
Clarience Technologies
Truck-Lite Co., LLC	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	2/13/2031	$146,520	$143,606	$145,260	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+575, 0.75% Floor	2/13/2031	10,214	9,902	10,077	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	2/13/2030	1,067	772	924	(4)(12)(16)(32)
					154,280	156,261
Mavis Tire Express Services
Mavis Tire Express Services TopCo, L.P.	First Lien Secured Debt - Term Loan	S+300, 0.75% Floor	5/4/2028	28,489	28,502	28,343	(16)
		Total Automobile Components			$182,782	$184,604

Banks
Creative Planning
CPI Holdco B, LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	5/17/2031	$20,000	$20,025	$19,888	(15)
		Total Banks			$20,025	$19,888

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Beverages
Celsius Holdings Inc
Celsius Holdings Inc	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	3/21/2032	$26,000	$25,871	$26,081	(8)(15)
		Total Beverages			$25,871	$26,081

Building Products
Chamberlain Group
Chariot Buyer LLC	First Lien Secured Debt - Term Loan	S+335, 0.50% Floor	11/3/2028	$31,697	$31,690	$31,441	(15)
Kodiak
Kodiak BP, LLC	First Lien Secured Debt - Term Loan	S+375, 0.00% Floor	12/4/2031	29,156	29,013	28,084	(16)
Omnimax
Omnimax International, LLC	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	12/6/2030	30,561	29,974	29,974	(4)(17)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	12/6/2030	9,439	9,258	9,258	(4)(16)
					39,232	39,232
Quikrete
Quikrete Holdings, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	2/10/2032	92,596	92,367	91,673	(15)
RF Fager
R.F. Fager Company, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	3/4/2030	3,094	3,034	3,040	(4)(9)(17)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	3/4/2030	—	(10)	(18)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	3/4/2030	52	37	38	(4)(9)(12)(16)(32)
					3,061	3,060
US LBM
LBM Acquisition, LLC	First Lien Secured Debt - Term Loan	S+385, 0.75% Floor	12/17/2027	13,758	13,685	13,491	(15)
Visual Comfort
VC GB Holdings I Corp	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	7/21/2028	27,016	26,976	26,223	(16)
		Total Building Products			$236,024	$233,204

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Capital Markets
Arrowhead Engineered Products
Arrowhead Holdco Company	First Lien Secured Debt - Term Loan	S+265 (Includes 2.75% PIK), 0.75% Floor	8/31/2028	$10,228	$10,228	$8,259	(4)(16)
Dragon Buyer
Dragon Buyer Inc	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	9/30/2031	6,352	6,322	6,313	(16)
Edelman Financial Services
The Edelman Financial Center, LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	4/7/2028	37,476	37,490	37,414	(15)
Focus Financial
Focus Financial Partners, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	9/15/2031	38,903	38,797	38,573	(15)
Rialto
Rialto Management Group, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	12/5/2030	69,009	68,347	68,319	(4)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	12/5/2030	—	(23)	(24)	(4)(5)(12)(32)
					68,324	68,295
True Potential
Kane Bidco Limited	First Lien Secured Debt - Corporate Bond	SONIA+625, 0.00% Floor	2/15/2028	£69,000	86,562	90,022	(3)(4)(8)(9)(18)
	First Lien Secured Debt - Corporate Bond	SONIA+500, 0.00% Floor	3/21/2030	£61,000	77,633	77,615	(3)(4)(8)(9)(18)
	First Lien Secured Debt - Corporate Bond	6.50%	2/15/2027	£2,000	2,404	2,574	(3)(8)(9)
	First Lien Secured Debt - Corporate Bond	5.00%	2/15/2027	€1,000	1,092	1,079	(3)(8)(9)
					167,691	171,290
		Total Capital Markets			$328,852	$330,144

Chemicals
Heubach
Heubach Holdings USA LLC	First Lien Secured Debt - Term Loan	11.00%	4/30/2024	$485	$385	$243	(4)(8)(28)
SK Neptune Husky Group Sarl	First Lien Secured Debt - Term Loan	7.50%	1/3/2029	9,588	9,431	—	(4)(8)(28)
					9,816	243

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
RMC
RMC Topco LLC	Common Equity - Equity Unit	N/A	N/A	100 Shares	100	143	(4)(9)(33)
Rochester Midland Corporation	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	8/1/2029	12,550	12,342	12,362	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	8/1/2029	8,466	8,297	8,273	(4)(9)(12)(15)(32)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	8/1/2029	—	(71)	(145)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	8/1/2029	—	(58)	(52)	(4)(5)(9)(12)(32)
					20,610	20,581
Solenis Holding Limited
Solenis Holding Limited	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	6/20/2031	40,850	40,375	40,275	(16)
Vita Global
Vita Global FinCo Limited	First Lien Secured Debt - Term Loan	11.56% PIK	7/6/2027	£16,471	22,340	18,138	(3)(4)(8)(18)
		Total Chemicals			$93,141	$79,237

Commercial Services & Supplies
48forty Solutions
Alpine Acquisition Corp II	First Lien Secured Debt - Term Loan	S+610 (Includes 7.92% PIK), 1.00% Floor	11/30/2029	$7,474	$7,474	$4,858	(4)(15)(28)
Allied Universal
Allied Universal Holdco LLC	First Lien Secured Debt - Term Loan	S+385, 0.50% Floor	5/12/2028	34,126	34,076	34,129	(15)
American Express GBT
GBT US III LLC	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	7/28/2031	19,950	19,904	19,880	(8)(16)
Associa
Associations Inc.	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	7/2/2028	17,385	17,371	17,429	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+676, 1.00% Floor	7/2/2028	336	335	337	(4)(16)(32)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	7/2/2028	803	802	803	(4)(12)(16)(32)
					18,508	18,569

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
AVI-SPL
A&V Holdings Midco, LLC	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	6/6/2031	174,927	172,527	172,495	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.00% Floor	6/6/2031	—	(237)	(496)	(4)(5)(9)(12)(32)
					172,290	171,999
Best Trash
Bingo Group Buyer, Inc.	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	7/10/2031	17,479	17,277	17,348	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	7/10/2031	—	(30)	(40)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	7/10/2031	63	40	47	(4)(9)(12)(16)(32)
					17,287	17,355
Convergint
DG Investment Intermediate Holdings 2, Inc.	First Lien Secured Debt - Term Loan	S+375, 0.75% Floor	3/31/2028	7,979	7,999	7,953	(15)

CoreTrust
Coretrust Purchasing Group LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	10/1/2029	37,516	36,776	37,140	(4)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	10/1/2029	—	(72)	(79)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	10/1/2029	—	(92)	(47)	(4)(5)(12)(32)
					36,612	37,014
Encore
AVSC Holding Corp.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	12/5/2031	202,349	198,437	198,302	(4)(15)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	12/5/2029	1,732	1,326	1,299	(4)(12)(15)(32)
					199,763	199,601
GardaWorld
Garda World Security Corporation	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	2/1/2029	33,675	33,653	33,598	(8)(15)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Heritage Environmental Services
Heritage Environmental Services, Inc.	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	1/31/2031	87,762	86,606	88,420	(4)(9)(16)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/31/2031	11,762	11,706	11,703	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	1/31/2031	—	(29)	(31)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/31/2030	—	(5)	—	(4)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 4.50% Floor	1/31/2030	—	(148)	—	(4)(9)(12)(32)
					98,130	100,092
HKA
Mount Olympus Bidco Limited	First Lien Secured Debt - Term Loan	S+550, 0.50% Floor	8/9/2029	13,705	13,432	13,466	(4)(8)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 0.50% Floor	8/9/2029	4,760	4,739	4,677	(4)(8)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+625, 0.50% Floor	8/9/2029	918	886	883	(4)(8)(9)(12)(16)(32)
					19,057	19,026
Ironclad
Ironhorse Purchaser, LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	9/30/2027	3,029	2,987	2,968	(4)(9)(17)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	9/30/2027	—	(19)	(29)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	9/30/2027	72	66	63	(4)(9)(12)(17)(32)
					3,034	3,002
Profile Products
Profile Products LLC	First Lien Secured Debt - Term Loan	S+585, 0.75% Floor	11/12/2027	4,850	4,850	4,850	(4)(17)
PureStar
AMCP Clean Acqusition Company, LLC	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	6/15/2028	94,050	92,942	94,344	(9)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	6/15/2028	20,658	20,564	20,723	(9)(12)(16)(32)
					113,506	115,067
R.R. Donnelley
R. R. Donnelley & Sons Company	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	8/8/2029	226,826	220,615	222,290	(4)(9)(15)
Resource Innovations
North Haven RI Buyer, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	3/29/2030	11,880	11,673	11,724	(4)(9)(16)
	First Lien Secured Debt - Term Loan	S+475, 1.00% Floor	3/29/2030	8,692	8,523	8,578	(4)(9)(10)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	3/29/2030	2,982	2,931	2,943	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	3/29/2030	—	(60)	(81)	(4)(5)(9)(10)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	3/29/2030	350	308	318	(4)(9)(12)(15)(32)
					23,375	23,482

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
SafetyCo
HEF Safety Ultimate Holdings, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	11/19/2029	10,512	10,296	10,547	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	11/19/2029	—	(28)	—	(4)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	11/17/2029	687	658	690	(4)(9)(12)(16)(32)
					10,926	11,237
Smith System
Smith Topco, Inc.	First Lien Secured Debt - Term Loan	S+475, 1.00% Floor	11/6/2029	14,397	14,136	14,181	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	11/6/2029	—	(29)	(25)	(4)(5)(9)(12)(32)
					14,107	14,156
Stamps.com
Auctane, Inc.	First Lien Secured Debt - Term Loan	S+585, 0.75% Floor	10/5/2028	31,525	31,166	30,422	(4)(9)(16)
SumUp
SumUp Holdings Luxembourg S.a.r.l.	First Lien Secured Debt - Delayed Draw	E+650, 1.50% Floor	5/23/2031	€40,000	42,895	42,441	(3)(4)(8)(10)(12)(21)(32)
United Site Services
Vortex Opco LLC	First Lien Secured Debt - Term Loan	8.66%	12/17/2028	35,089	34,997	17,062	(9)(28)
	First Lien Secured Debt - Term Loan	S+625, 0.50% Floor	4/30/2030	8,380	8,126	8,614	(9)(16)
					43,123	25,676

USA DeBusk
USA DeBusk LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	4/30/2031	13,216	13,037	13,056	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	4/30/2031	700	663	640	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	4/30/2030	1,221	1,197	1,201	(4)(9)(12)(16)(32)
					14,897	14,897
		Total Commercial Services & Supplies			$1,187,247	$1,171,594

Communications Equipment
CommScope
Commscope, LLC	First Lien Secured Debt - Term Loan	S+525, 2.00% Floor	12/17/2029	$203,082	$204,375	$202,532	(8)(15)(16)
	First Lien Secured Debt - Corporate Bond	9.50%	12/15/2031	7,918	7,747	8,154	(8)
					212,122	210,686

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Congruex
Congruex Group LLC	First Lien Secured Debt - Term Loan	S+665 (Includes 5.00% PIK), 0.75% Floor	5/3/2029	30,207	29,716	26,022	(9)(16)
MCA
Mobile Communications America, Inc.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	10/16/2029	8,319	8,150	8,298	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	10/16/2029	778	747	772	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	10/16/2029	—	(26)	(3)	(4)(5)(9)(12)(32)
					8,871	9,067
Mitel Networks
MLN US Holdco LLC	First Lien Secured Debt - Term Loan	S+800, 1.00% Floor	7/3/2025	6,689	6,111	5,791	(4)(8)(15)
	First Lien Secured Debt - Term Loan	14.94%	10/18/2027	3,229	3,208	247	(4)(8)(28)
	Second Lien Secured Debt - Term Loan	15.20%	10/18/2027	38,156	36,810	212	(4)(8)(28)
					46,129	6,250
		Total Communications Equipment			$296,838	$252,025

Construction & Engineering
Accelevation
Accelevation LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/2/2031	$9,231	$9,097	$9,092	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	1/2/2031	—	(25)	(26)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/2/2031	286	253	252	(4)(12)(15)(32)
					9,325	9,318
American Restoration
American Restoration Holdings, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	7/24/2030	6,447	6,329	6,383	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+510, 1.00% Floor	7/24/2030	4,838	4,751	4,790	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	7/24/2030	2,256	2,221	2,077	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	7/24/2030	713	681	695	(4)(9)(12)(16)(32)
					13,982	13,945
Arcosa
Arcosa, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	8/12/2031	7,481	7,481	7,486	(8)(15)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
ASC Engineered Solutions
Fire Flow Intermediate Corporation	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/10/2031	$195,510	$193,704	$194,533	(4)(16)
Tailwind Fire Flow Investor, LP	Common Equity - Membership Interest	N/A	N/A	100 Shares	101	101	(4)(33)
					193,805	194,634
Circor
Cube A&D Buyer Inc	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	10/17/2031	14,000	13,990	13,924	(9)(16)
Construction Partners
Construction Partners, Inc.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	11/3/2031	6,983	6,966	6,953	(8)(15)
Pave America
Pave America Interco, LLC	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	2/7/2029	32,420	31,809	31,935	(4)(9)(16)
	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	2/7/2028	6,740	6,574	6,638	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	2/7/2029	3,677	3,535	3,464	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	2/7/2028	1,813	1,744	1,740	(4)(9)(12)(16)(32)
					43,662	43,777
Traffic Management Solutions
Traffic Management Solutions, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	11/26/2030	7,360	7,255	7,253	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	11/26/2030	3,264	3,216	3,214	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	11/26/2030	—	(21)	(21)	(4)(5)(12)(32)
					10,450	10,446
Trench Plate Rental Co.
Trench Plate Rental Co.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	12/3/2028	44,205	43,903	43,763	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	12/3/2028	4,114	4,087	4,068	(4)(9)(12)(16)(32)
Trench Safety Solutions Holdings, LLC	Common Equity - Equity Unit	N/A	N/A	331 Shares	50	43	(4)(9)(33)
					48,040	47,874
		Total Construction & Engineering			$347,701	$348,357

Construction Materials
Hobbs & Associates
Hobbs & Associates LLC/VA	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	7/23/2031	$23,996	$23,976	$23,696	(15)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Madison IAQ LLC
Madison IAQ LLC	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	3/28/2032	30,000	29,700	29,757	(15)
Volunteer Materials
Volunteer AcquisitionCo, LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	9/1/2029	5,119	5,016	4,991	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	9/1/2029	377	369	367	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	9/1/2029	—	(14)	(19)	(4)(5)(9)(12)(32)
					5,371	5,339
		Total Construction Materials			$59,047	$58,792

Consumer Finance
LendingTree
LendingTree, Inc.	First Lien Secured Debt - Term Loan	S+575, 1.50% Floor	3/27/2031	$52,953	$51,768	$52,953	(4)(8)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+575, 1.50% Floor	3/27/2031	23,535	22,995	23,535	(4)(8)(9)(15)
		Total Consumer Finance			$74,763	$76,488

Consumer Staples Distribution & Retail
ASDA
Bellis Acquisition Company PLC	First Lien Secured Debt - Term Loan	SONIA+603, 0.00% Floor	10/22/2029	£97,403	$114,876	$124,562	(3)(4)(8)(9)(18)
	First Lien Secured Debt - Term Loan	E+400, 0.00% Floor	5/14/2031	€5,000	5,290	5,186	(3)(8)(9)(21)
					120,166	129,748

Lakeview Farms
LVF Holdings, Inc.	Second Lien Secured Debt - Term Loan	S+550, 0.00% Floor	5/27/2025	3,378	3,343	3,250	(4)(16)
Protein for Pets
Protein For Pets Opco, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	9/20/2030	44,943	44,152	44,157	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	9/20/2030	—	(80)	(83)	(4)(5)(9)(12)(32)
					44,072	44,074
Rise Baking
Viking Baked Goods Acquisition Corporation	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	10/24/2031	159,600	157,304	157,207	(4)(15)
		Total Consumer Staples Distribution & Retail			$324,885	$334,279

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Containers & Packaging
Ardagh
Ardagh Group S.A.	First Lien Secured Debt - Term Loan	8.88%	7/2/2029	€99,000	$105,208	$105,443	(3)(4)(8)(9)(10)
Ardagh Metal Packaging Finance plc	First Lien Secured Debt - Term Loan	E+450, 1.00% Floor	9/24/2029	€59,921	66,513	64,468	(3)(4)(8)(10)(20)
					171,721	169,911
Berlin Packaging
Berlin Packaging LLC	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	6/7/2031	20,905	20,926	20,858	(15)(16)
Berry Global
Vybond Buyer, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	2/3/2032	20,800	20,495	20,488	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	2/3/2032	—	(51)	(52)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	2/3/2032	—	(103)	(105)	(4)(5)(12)(32)
					20,341	20,331
BOX Partners
Bp Purchaser LLC	First Lien Secured Debt - Term Loan	S+576, 0.75% Floor	12/11/2028	7,663	7,663	6,897	(4)(16)
Tekni-Plex
Trident TPI Holdings, Inc.	First Lien Secured Debt - Term Loan	S+375, 0.50% Floor	9/15/2028	44,002	43,911	42,600	(16)
Truvant
NPPI Buyer, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	8/20/2029	25,661	25,314	25,340	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	8/20/2029	—	(43)	(69)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	8/20/2029	553	498	507	(4)(9)(12)(15)(32)
					25,769	25,778
		Total Containers & Packaging			$290,331	$286,375

Diversified Consumer Services
Accelerate Learning
Eagle Purchaser, Inc.	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	3/22/2030	$20,116	$19,643	$19,814	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+675, 1.00% Floor	3/22/2030	2,805	2,774	2,763	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	3/22/2029	3,947	3,863	3,878	(4)(9)(15)(16)(32)
					26,280	26,455

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)		Cost (34)	Fair Value (1)(35)
Cognita Schools
Lernen US Finco LLC	First Lien Secured Debt - Term Loan	S+400, 0.50% Floor	10/27/2031		7,481	7,445	7,486	(8)(16)
Excelligence
Excelligence Learning Corporation	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	1/18/2030		84,584	83,153	83,738	(4)(9)(16)
	First Lien Secured Debt - Revolver	P+575, 1.00% Floor	1/18/2030		7,459	7,290	7,323	(4)(9)(12)(24)(32)
						90,443	91,061
Gateway Services
Gateway US Holdings, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/22/2028		69,929	69,418	69,580	(4)(16)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/22/2026		14,837	14,837	14,763	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	9/22/2026		6,942	6,886	6,908	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	11/14/2026		—	—	(21)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	9/22/2026		—	(9)	(13)	(4)(5)(12)(32)
						91,133	91,217
Greencross
Vermont Aus Pty Ltd	First Lien Secured Debt - Term Loan	BBSW+575, 0.75% Floor	3/23/2028	A$	157,130	106,758	97,692	(3)(4)(8)(9)(25)
ISP
International Schools Partnership Limited	First Lien Secured Debt - Delayed Draw	E+525, 0.00% Floor	7/6/2028		€4,883	3,796	3,848	(3)(4)(8)(10)(20)(32)

Legacy.com
Lotus Topco Inc.	First Lien Secured Debt - Term Loan	S+475, 1.00% Floor	6/7/2030		11,676	11,520	11,531	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	6/7/2030		—	(38)	(74)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+475, 1.00% Floor	6/7/2030		—	(31)	(29)	(4)(5)(12)(32)
						11,451	11,428
Mariani
CI	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	3/27/2030		23,716	23,362	23,361	(4)(17)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	3/27/2030		—	(83)	(169)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	3/27/2030		—	(38)	(38)	(4)(5)(12)(32)
						23,241	23,154

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
QA Group
Ichnaea UK Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+600, 0.00% Floor	10/5/2029	£31,000	36,727	40,044	(3)(4)(8)(9)(18)
Reliable Doors
Reliable Doors, LLC	First Lien Secured Debt - Term Loan	S+625, 1.00% Floor	10/4/2028	6,217	6,124	6,217	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+625, 1.00% Floor	10/4/2028	2,107	2,069	2,107	(4)(9)(15)(32)
	First Lien Secured Debt - Revolver	S+625, 1.00% Floor	10/4/2028	114	106	114	(4)(9)(12)(15)(32)
					8,299	8,438
SAVATREE
CI	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	6/6/2031	17,242	17,083	16,800	(4)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	6/6/2031	—	(31)	(60)	(4)(5)(12)(32)
					17,052	16,740
SERVPRO
One Silver Serve, LLC	First Lien Secured Debt - Term Loan	S+510, 1.00% Floor	12/18/2028	21,049	20,883	20,733	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+510, 1.00% Floor	12/18/2028	12,734	12,567	12,447	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+510, 1.00% Floor	12/18/2028	3,312	3,275	3,239	(4)(12)(16)(32)
					36,725	36,419
Village Pet Care
Village Pet Care, LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	9/22/2029	909	894	900	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	9/22/2029	691	658	655	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	P+650, 1.00% Floor	9/22/2029	365	358	361	(4)(9)(12)(24)(32)
					1,910	1,916
		Total Diversified Consumer Services			$461,260	$455,898

Diversified Telecommunication Services
Cablevision Systems
CSC Holdings, LLC	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	1/18/2028	$116,059	$112,704	$112,432	(8)(15)
	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	4/15/2027	14,961	14,118	14,098	(8)(15)
	First Lien Secured Debt - Revolver	S+225, 0.00% Floor	7/13/2027	85	68	78	(4)(8)(15)(32)
					126,890	126,608

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Level 3 Financing, Inc.
Level 3 Financing, Inc.	First Lien Secured Debt - Term Loan	S+425, 0.50% Floor	3/27/2032	64,000	63,040	63,330	(16)
		Total Diversified Telecommunication Services			$189,930	$189,938

Electric Utilities
Dynagrid
Megavolt Borrower, LLC	First Lien Secured Debt - Term Loan	S+475, 1.00% Floor	2/13/2032	$18,750	$18,380	$18,375	(4)(16)
	First Lien Secured Debt - Revolver	S+475, 1.00% Floor	2/13/2031	900	863	825	(4)(12)(15)(16)(32)
					19,243	19,200
GridTek
BGIF IV Fearless Utility Services, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	6/9/2031	134,719	133,488	133,372	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	6/9/2031	—	(217)	(491)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.50% Floor	6/7/2030	—	(204)	(235)	(4)(5)(9)(11)(12)(32)
					133,067	132,646
Thunder Generation
Thunder Generation Funding LLC	First Lien Secured Debt - Term Loan	P+300, 0.00% Floor	10/3/2031	29,850	29,741	29,882	(24)
Westinghouse
Brookfield WEC Holdings Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	1/27/2031	9,950	9,959	9,871	(15)
		Total Electric Utilities			$192,010	$191,599
Electrical Equipment
Antylia Scientific
CPI Buyer, LLC	First Lien Secured Debt - Term Loan	S+576, 0.75% Floor	11/1/2028	$30,669	$30,669	$30,362	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+576, 0.75% Floor	11/1/2028	4,533	4,525	4,486	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	10/30/2026	—	—	(33)	(4)(5)(12)(32)
					35,194	34,815
International Wire Group
IW Buyer LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	6/28/2029	19,700	19,338	19,602	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	6/28/2029	—	(67)	(16)	(4)(5)(9)(12)(32)
					19,271	19,586

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Trescal
Ruler Bidco S.A R.L.	First Lien Secured Debt - Term Loan	E+550, 0.00% Floor	4/29/2030	€28,282	30,361	30,352	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Term Loan	S+550, 0.50% Floor	4/29/2030	11,498	11,224	11,498	(4)(8)(9)(16)
	First Lien Secured Debt - Delayed Draw	E+650, 0.00% Floor	4/29/2030	€11,200	12,087	12,020	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Delayed Draw	E+500, 0.50% Floor	4/29/2030	€7,003	7,625	7,473	(3)(4)(8)(9)(12)(20)(32)
					61,297	61,343
		Total Electrical Equipment			$115,762	$115,744

Electronic Equipment, Instruments & Components
Lightning Power
Lightning Power, LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	8/18/2031	$11,443	$11,393	$11,393	(16)
Madison Safety
Madison Safety & Flow LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	9/26/2031	8,955	8,965	8,951	(15)
Minimax Viking
MX Holdings US Inc	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	2/19/2032	10,000	10,000	9,981	(8)(15)
		Total Electronic Equipment, Instruments & Components			$30,358	$30,325

Energy Equipment & Services
Camin Cargo
Camin Cargo Control Holdings, Inc.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	12/7/2029	$31,144	$30,562	$30,895	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	12/7/2029	—	(42)	(38)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	P+550, 1.00% Floor	12/7/2029	3,611	3,526	3,585	(4)(9)(12)(15)(24)(32)
		Total Energy Equipment & Services			$34,046	$34,442

Entertainment
Chernin Entertainment
Jewel Purchaser, Inc.	First Lien Secured Debt - Term Loan	S+560, 0.50% Floor	7/1/2027	$86,409	$85,152	$86,409	(4)(9)(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Jagex
Janus Bidco Limited	First Lien Secured Debt - Term Loan	S+600, 0.00% Floor	4/25/2031	68,523	66,965	67,153	(4)(8)(9)(10)(17)
	First Lien Secured Debt - Term Loan	E+600, 0.00% Floor	4/25/2031	€3,083	3,775	3,903	(3)(4)(8)(9)(10)(21)
	First Lien Secured Debt - Delayed Draw	SONIA+600, 0.00% Floor	4/25/2031	£—	(215)	(410)	(3)(4)(5)(8)(9)(10)(12)(32)
					70,525	70,646
		Total Entertainment			$155,677	$157,055

Financial Services
AffiniPay
Eclipse Buyer, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	9/8/2031	$22,738	$22,523	$22,511	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	9/8/2031	—	(18)	(39)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+475, 0.50% Floor	9/8/2031	—	(18)	(20)	(4)(5)(12)(32)
Eclipse Topco, Inc.	Preferred Equity - Preferred Stocks	N/A	N/A	6,302,250 Shares	5,940	6,176	(4)(33)
					28,427	28,628
Alpha FMC
Actium Midco 3	First Lien Secured Debt - Term Loan	SONIA+525, 0.00% Floor	8/30/2031	£35,254	45,426	45,426	(3)(4)(8)(10)(18)
	First Lien Secured Debt - Term Loan	S+525, 0.00% Floor	8/30/2031	41,610	40,778	41,506	(4)(8)(10)(17)
	First Lien Secured Debt - Term Loan	E+525, 0.00% Floor	8/30/2031	€18,790	20,355	20,165	(3)(4)(8)(10)(21)
	First Lien Secured Debt - Delayed Draw	SONIA+525, 0.00% Floor	8/30/2031	£—	(218)	(116)	(3)(4)(5)(8)(10)(12)(32)
					106,341	106,981

Alter Domus
Chrysaor Bidco Sarl	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	10/30/2031	6,037	6,037	6,057	(8)(16)
Ascensus Holdings, Inc.
Ascensus Holdings, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	8/2/2028	48,931	48,697	48,701	(15)
AssetMark
GTCR Everest Borrower, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	9/5/2031	7,980	7,961	7,935	(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Crete PA
Crete PA Holdco, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	11/25/2030	23,256	23,145	22,907	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	11/25/2030	—	(55)	(349)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	11/25/2030	—	(16)	(52)	(4)(5)(12)(32)
					23,074	22,506
Dechra
Dechra Finance US LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	1/27/2032	9,000	8,978	8,993	(8)(17)
GC Waves
GC Waves Holdings, Inc.	First Lien Secured Debt - Term Loan	S+485, 0.75% Floor	10/4/2030	63,371	63,297	63,123	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+485, 0.75% Floor	10/4/2030	11,031	10,823	10,900	(4)(12)(15)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/4/2030	—	(3)	(10)	(4)(5)(12)(32)
					74,117	74,013
Gen II
PEX Holdings LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	11/26/2031	20,357	20,305	20,255	(16)
Hargreaves Lansdown
Harp Finco Limited	First Lien Secured Debt - Term Loan	SONIA+550, 0.00% Floor	3/27/2032	£134,986	171,310	170,880	(3)(4)(8)(10)(18)
ISIO
Madonna Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+525, 0.00% Floor	9/26/2031	£23,819	30,315	30,153	(3)(4)(8)(10)(18)
	First Lien Secured Debt - Delayed Draw	SONIA+525, 0.00% Floor	10/27/2031	£146	127	63	(3)(4)(8)(10)(12)(18)(32)
					30,442	30,216

Jensen Hughes
Jensen Hughes, Inc	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	9/1/2031	78,054	76,954	76,884	(4)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	9/1/2031	—	(152)	(407)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	9/1/2031	—	(121)	(132)	(4)(5)(11)(12)(32)
					76,681	76,345
Nexity
Evoriel	First Lien Secured Debt - Term Loan	E+525, 0.00% Floor	4/2/2031	€43,574	46,083	46,881	(3)(4)(8)(9)(10)(21)
	First Lien Secured Debt - Delayed Draw	E+525, 0.00% Floor	4/2/2031	€7,470	7,812	7,956	(3)(4)(8)(9)(10)(12)(21)(32)
					53,895	54,837

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Ocorian
Orthrus Ltd	First Lien Secured Debt - Term Loan	S+625 (Includes 2.75% PIK), 1.00% Floor	12/5/2031	42,559	41,947	41,920	(4)(8)(10)(16)
	First Lien Secured Debt - Term Loan	SONIA+625 (Includes 2.71% PIK)	12/5/2031	£18,037	22,670	22,949	(3)(4)(8)(10)(18)
	First Lien Secured Debt - Term Loan	E+625 (Includes 2.75% PIK)	12/5/2031	€16,108	16,807	17,157	(3)(4)(8)(10)(20)
	First Lien Secured Debt - Delayed Draw	SONIA+625, 0.00% Floor	12/5/2031	£—	(229)	(161)	(3)(4)(5)(8)(10)(12)(32)
					81,195	81,865
Paymentsense
Hurricane Cleanco Limited	First Lien Secured Debt - Term Loan	12.50% (includes 6.25% PIK), 1.00% Floor	11/21/2029	£50,829	60,352	64,674	(3)(4)(8)(9)(18)
PIB
Paisley Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+475, 0.00% Floor	5/7/2031	£83,858	104,192	107,511	(3)(4)(8)(9)(10)(18)
	First Lien Secured Debt - Term Loan	E+475, 0.00% Floor	5/7/2031	€28,797	30,769	30,905	(3)(4)(8)(9)(10)(21)
	First Lien Secured Debt - Delayed Draw	SONIA+475, 0.00% Floor	5/7/2031	£6,358	7,107	7,357	(3)(4)(8)(9)(10)(18)
					142,068	145,773
PMA
PMA Parent Holdings, LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	1/31/2031	14,013	13,873	13,873	(4)(16)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	1/31/2031	—	(10)	(10)	(4)(5)(12)(32)
					13,863	13,863
Singular Bank
Pluto Holdco Limited	First Lien Secured Debt - Term Loan	6.73% PIK	6/9/2025	€13,194	14,260	14,267	(3)(4)(8)(9)(10)(20)
Stretto
Stretto, Inc.	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	10/13/2028	125,933	124,023	125,933	(4)(9)(16)

Strongpoint
Howardsimon LLC	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	12/13/2030	21,176	21,126	20,912	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	12/13/2030	13,576	13,466	13,188	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	12/13/2030	—	(9)	(47)	(4)(5)(12)(32)
					34,583	34,053
Title Resource Group
RE Closing Buyer Corp.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	9/27/2031	114,425	112,289	112,137	(4)(8)(9)(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
VEPF VII
VEPF VII Holdings, L.P.	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	2/28/2028	19,776	19,720	19,990	(4)(8)(16)
WHP Global
WH Borrower, LLC	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	2/20/2032	26,297	26,167	26,203	(16)
		Total Financial Services			$1,284,785	$1,295,105

Food Products
Nutpods
Green Grass Foods, Inc.	First Lien Secured Debt - Term Loan	S+625, 1.00% Floor	12/26/2029	$3,703	$3,641	$3,694	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	12/26/2029	—	(20)	(3)	(4)(5)(9)(12)(32)
Nutpods Holdings, Inc.	Common Equity - Stock	N/A	N/A	125 Shares	125	139	(4)(9)(33)
					3,746	3,830
Patriot Pickle
Patriot Foods Buyer, Inc.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	12/24/2029	6,502	6,393	6,437	(4)(9)(17)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	12/22/2029	—	(20)	(25)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	12/22/2029	—	(15)	(9)	(4)(5)(9)(12)(32)
					6,358	6,403
		Total Food Products			$10,104	$10,233

Ground Transportation
Boasso
Channelside AcquisitionCo, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	6/30/2028	$39,828	$39,147	$39,728	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	6/30/2028	—	(19)	(11)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	7/1/2026	—	(2)	(10)	(4)(5)(9)(12)(32)
					39,126	39,707
First Student
First Student Bidco Inc.	First Lien Secured Debt - Term Loan	S+250, 0.50% Floor	7/21/2028	4,408	4,414	4,405	(16)
Genesee & Wyoming
Genesee & Wyoming Inc.	First Lien Secured Debt - Term Loan	S+175, 0.00% Floor	4/10/2031	25,922	25,839	25,712	(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Olympus Terminals
Olympus Terminals Holdco II LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	12/17/2030	37,162	36,445	36,448	(4)(10)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	12/17/2030	—	(114)	(230)	(4)(5)(10)(12)(32)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	12/17/2030	—	(191)	(192)	(4)(5)(10)(12)(32)
					36,140	36,026
Transportation Insight
TI Intermediate Holdings, LLC	First Lien Secured Debt - Term Loan	S+460 (Includes 1.00% PIK), 1.00% Floor	6/18/2027	7,333	7,333	4,821	(4)(16)
		Total Ground Transportation			$112,852	$110,671

Health Care Equipment & Supplies
Corpuls
Heartbeat BidCo GmbH	First Lien Secured Debt - Term Loan	E+650, 0.50% Floor	6/28/2030	€20,000	$21,473	$21,518	(3)(4)(8)(9)(20)
Dr. Scholls
DRS Holdings III, Inc.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	11/1/2028	22,159	22,049	22,049	(4)(16)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	11/1/2028	—	(7)	(7)	(4)(5)(12)(32)
					22,042	22,042

Medline
Medline Borrower LP	First Lien Secured Debt - Term Loan	S+225, 0.50% Floor	10/23/2028	69,760	69,876	69,706	(15)
Resonetics
Resonetics, LLC	First Lien Secured Debt - Term Loan	S+325, 0.75% Floor	6/18/2031	9,950	9,939	9,905	(16)
Treace Medical Concepts
Treace Medical Concepts, Inc.	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	4/1/2027	7,292	7,275	7,237	(4)(8)(9)(15)(16)(29)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	4/1/2027	—	—	(33)	(4)(5)(8)(9)(29)(32)
	First Lien Secured Debt - Revolver	S+400, 1.00% Floor	4/1/2027	200	200	189	(4)(8)(9)(12)(15)(16)(29)(32)
					7,475	7,393

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)		Cost (34)	Fair Value (1)(35)
Vantive
Spruce Bidco II Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/30/2032		116,857	115,129	115,105	(4)(15)
	First Lien Secured Debt - Term Loan	T+525, 0.75% Floor	2/2/2032		¥2,261,924	14,550	14,854	(3)(4)(27)
	First Lien Secured Debt - Term Loan	C+500, 0.75% Floor	1/30/2032	C$	21,156	14,364	14,481	(3)(4)(26)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/31/2032		—	(388)	(395)	(4)(5)(12)(32)
						143,655	144,045
Zest Dental Solutions
Zest Acquisition Corp.	First Lien Secured Debt - Term Loan	S+525, 0.00% Floor	2/8/2028		20,785	20,599	20,914	(16)
Zeus
Zeus Company LLC	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	2/28/2031		53,628	52,914	54,030	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	2/28/2031		3,518	3,431	3,545	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	2/28/2030		—	(93)	—	(4)(9)(12)(32)
						56,252	57,575
		Total Health Care Equipment & Supplies				$351,311	$353,098

Health Care Providers & Services
Advarra
Advarra Holdings, Inc.	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	9/13/2031		$133,923	$133,293	$134,594	(4)(9)(15)(16)
	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	9/15/2031		53,866	53,612	54,135	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	9/15/2031		—	(29)	—	(4)(9)(12)(32)
						186,876	188,729

Affordable Care
ACI Group Holdings, Inc.	First Lien Secured Debt - Term Loan	S+275 (Includes 3.25% PIK), 0.75% Floor	8/2/2028		4,964	4,964	4,864	(4)(16)
All Star Healthcare
All Star Recruiting Locums, LLC	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	5/1/2030		6,904	6,782	6,904	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	5/1/2030		—	(15)	—	(4)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	5/1/2030		326	304	326	(4)(9)(12)(15)(32)
						7,071	7,230

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Allied Benefit Systems
Allied Benefit Systems Intermediate LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	10/31/2030	77,832	76,842	77,833	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	10/31/2030	14,274	14,075	14,273	(4)(9)(16)
					90,917	92,106
Athenahealth
Athenahealth Group Inc.	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	2/15/2029	59,933	59,329	59,333	(15)
Concentra Health Services
Concentra Health Services Inc	First Lien Secured Debt - Term Loan	S+200, 0.00% Floor	7/26/2031	9,281	9,273	9,281	(8)(15)
CorroHealth
Coding Solutions Acquisition Inc	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	8/7/2031	35,979	35,517	35,438	(4)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/7/2031	—	(67)	(82)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/7/2031	3,006	2,958	2,954	(4)(12)(17)(32)
					38,408	38,310
Dental Care Alliance
DCA Investment Holding LLC	First Lien Secured Debt - Term Loan	S+641, 0.75% Floor	4/3/2028	2,417	2,417	2,357	(4)(16)
Eating Recovery Center
ERC Topco Holdings, LLC	First Lien Secured Debt - Term Loan	5.50% PIK	3/31/2030	10,239	36,167	10,159	(4)(16)(28)
	First Lien Secured Debt - Revolver	5.50% PIK	3/31/2030	1,494	3,950	1,494	(4)(12)(16)(28)(32)
					40,117	11,653
Ensemble Health
Ensemble RCM, LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	8/1/2029	31,405	31,300	31,412	(16)

ExactCare
ExactCare Parent, Inc.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	11/5/2029	40,168	39,264	40,168	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	11/5/2029	—	(94)	—	(4)(9)(12)(32)
					39,170	40,168
ExamWorks
Electron BidCo Inc.	First Lien Secured Debt - Term Loan	S+275, 0.50% Floor	11/1/2028	17,974	18,012	17,960	(15)
	First Lien Secured Debt - Revolver	S+375, 0.00% Floor	8/3/2028	—	(135)	(135)	(4)(5)(12)(32)
					17,877	17,825

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Exemplar Healthcare
EHC Holdings Holdco Limited	First Lien Secured Debt - Term Loan	SONIA+575, 0.00% Floor	9/30/2031	£48,000	62,957	60,764	(3)(4)(8)(10)(18)
	First Lien Secured Debt - Delayed Draw	SONIA+575, 0.00% Floor	9/30/2031	£2,400	2,267	2,480	(3)(4)(8)(10)(12)(18)(32)
					65,224	63,244
Hanger
Hanger, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	10/23/2031	18,605	18,550	18,614	(15)
	First Lien Secured Debt - Delayed Draw	S+350, 0.00% Floor	10/23/2031	359	352	359	(12)(15)(32)
					18,902	18,973
Omega Healthcare
OMH-Healthedge Holdings, Inc.	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	10/8/2029	107,188	105,018	107,188	(4)(9)(16)(17)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	10/8/2029	—	(222)	—	(4)(9)(12)(32)
					104,796	107,188
Parexel
Phoenix Newco, Inc.	First Lien Secured Debt - Term Loan	S+250, 0.50% Floor	11/15/2028	22,512	22,494	22,487	(15)
Practice Plus Group
Practice Plus Group Bidco Limited / Practice Plus Group Holdings Limited	First Lien Secured Debt - Term Loan	SONIA+625, 0.50% Floor	11/19/2029	£10,000	11,657	12,627	(3)(4)(8)(9)(18)
	First Lien Secured Debt - Term Loan	SONIA+650, 0.50% Floor	11/19/2029	£5,000	6,185	6,313	(3)(4)(8)(9)(10)(18)
					17,842	18,940
Rarebreed
Rarebreed Veterinary Partners, Inc.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	4/18/2030	15,003	14,740	14,778	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	4/18/2030	14,401	14,153	13,858	(4)(9)(12)(15)(16)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	4/18/2030	—	(98)	(87)	(4)(5)(9)(12)(32)
					28,795	28,549
Smile Brands
Smile Brands Inc.	First Lien Secured Debt - Term Loan	S+610 (Includes 2.26% PIK), 0.75% Floor	10/12/2027	7,586	7,586	6,884	(4)(16)
Southern Veterinary Partners
Southern Veterinary Partners, LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	12/4/2031	25,000	24,879	24,960	(15)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Team Select
TS Investors, LLC	First Lien Secured Debt - Term Loan	S+560, 1.00% Floor	5/4/2029	15,238	14,967	15,162	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+560, 1.00% Floor	5/4/2029	439	419	431	(4)(9)(12)(15)(16)(32)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	5/4/2029	—	(15)	(12)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	5/4/2029	—	(15)	(4)	(4)(5)(9)(12)(32)
					15,356	15,577
Tivity Health
Tivity Health, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	6/28/2029	112,140	110,973	112,140	(4)(9)(15)(16)
Verscend
Cotiviti, Inc.	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	3/26/2032	40,000	39,600	39,150	(15)
	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	5/1/2031	39,626	39,502	38,833	(15)
					79,102	77,983
		Total Health Care Providers & Services			$1,023,668	$1,000,193

Health Care Technology
CNSI
Acentra Holdings, LLC	First Lien Secured Debt - Term Loan	S+550, 0.50% Floor	12/17/2029	$37,609	$36,679	$37,233	(4)(9)(16)
	First Lien Secured Debt - Term Loan	S+575, 0.50% Floor	12/17/2029	2,927	2,881	2,913	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 0.50% Floor	12/17/2029	—	(46)	(74)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 0.50% Floor	12/17/2029	1,067	970	1,027	(4)(9)(12)(16)(32)
					40,484	41,099
Gainwell
Gainwell Acquisition Corp.	First Lien Secured Debt - Term Loan	S+410, 0.75% Floor	10/1/2027	54,060	52,467	50,851	(16)
Imprivata
Imprivata, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	12/1/2027	11,879	11,923	11,900	(16)
Novotech
Novotech SG Holdings Pte. Ltd./ Novotech Aus Bidco Pty Ltd/Novotech Holdings USA LLC	First Lien Secured Debt - Term Loan	S+525, 0.00% Floor	6/27/2031	42,857	42,364	42,249	(4)(8)(9)(16)(17)
	First Lien Secured Debt - Delayed Draw	S+525, 0.50% Floor	6/27/2031	500	420	399	(4)(8)(9)(12)(17)(32)
					42,784	42,648

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)		Cost (34)	Fair Value (1)(35)
Press Ganey
Azalea TopCo, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	4/30/2031		4,615	4,620	4,596	(15)
Suvoda
Goldeneye Parent, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	3/31/2032		88,226	87,785	87,785	(4)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	3/31/2032		—	(64)	(64)	(4)(5)(12)(32)
						87,721	87,721
Wellsky
Project Ruby Ultimate Parent Corp.	First Lien Secured Debt - Term Loan	S+311, 0.00% Floor	3/10/2028		41,686	41,527	41,607	(15)
		Total Health Care Technology				$281,526	$280,422

Hotels, Restaurants & Leisure
Bally's
Bally's Corp	First Lien Secured Debt - Term Loan	S+351, 0.50% Floor	10/2/2028		$694	$667	$620	(8)(16)
	First Lien Secured Debt - Corporate Bond	11.00%	10/2/2028		85,000	82,324	84,575	(4)(8)
						82,991	85,195
Caesars Entertainment
Caesars Entertainment, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.50% Floor	2/6/2031		21,408	21,444	21,301	(8)(16)
	First Lien Secured Debt - Term Loan	S+225, 0.50% Floor	2/6/2030		5,982	6,004	5,957	(8)(16)
						27,448	27,258
Delivery Hero
Delivery Hero Finco Germany GmbH	First Lien Secured Debt - Term Loan	K+500, 0.50% Floor	12/12/2029	₩	194,831,194	138,793	132,644	(3)(8)(9)(19)
Delivery Hero SE	Unsecured Debt - Convertible Bond	1.50%	1/15/2028		€9,800	9,361	9,465	(3)(8)(9)
	Unsecured Debt - Convertible Bond	2.13%	3/10/2029		€7,300	6,817	6,928	(3)(8)(9)
	Unsecured Debt - Convertible Bond	3.37%	2/21/2030		€100	96	105	(3)(8)(9)
						155,067	149,142
Endeavor
Endeavor Operating Co LLC	First Lien Secured Debt - Term Loan	S+375, 0.00% Floor	3/24/2028		116,500	116,500	116,500	(4)(8)(16)
	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	3/24/2032		55,000	54,985	54,966	(8)(15)
						171,485	171,466

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Formula One
Delta 2	First Lien Secured Debt - Term Loan	S+200, 0.50% Floor	9/30/2031	3,333	3,333	3,332	(8)(16)
	First Lien Secured Debt - Term Loan	S+200, 0.50% Floor	9/10/2031	1,667	1,667	1,666	(8)(16)
					5,000	4,998
JOA
Joker Holdco 3 S.a r.l.	First Lien Secured Debt - Term Loan	E+600, 0.00% Floor	4/19/2031	€137,000	143,339	147,027	(3)(4)(8)(9)(10)(20)
Life Time Fitness
Life Time, Inc.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	11/5/2031	11,970	11,941	11,957	(8)(16)
Nottingham Forest FC
Nottingham Forest Football Club Limited	First Lien Secured Debt - Term Loan	8.75%	12/20/2027	£25,000	31,144	32,132	(3)(4)(8)(10)
OpenBet
OB Global Openbet Holdings 2 LLC	First Lien Secured Debt - Term Loan	S+600, 1.50% Floor	9/24/2029	87,500	86,629	86,625	(4)(16)
PARS
PARS Group LLC	First Lien Secured Debt - Term Loan	S+675, 1.50% Floor	4/3/2028	8,771	8,690	8,618	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+675, 1.50% Floor	4/3/2028	—	—	(17)	(4)(5)(9)(32)
					8,690	8,601
Playa Hotels & Resorts
Playa Resorts Holding B.V.	First Lien Secured Debt - Term Loan	S+275, 0.50% Floor	1/5/2029	4,962	4,967	4,962	(8)(15)
Scientific Games Lottery
Scientific Games Holdings LP	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	4/4/2029	24,865	24,846	24,751	(16)
Sky Zone
CircusTrix Holdings LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	7/18/2028	12,392	12,170	12,392	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	7/18/2028	1,281	1,256	1,281	(4)(9)(12)(15)(32)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	7/18/2028	806	793	806	(4)(9)(15)(32)
					14,219	14,479
Sports Invest
Sports Invest Holdings Ltd.	First Lien Secured Debt - Term Loan	10.25%	10/3/2029	£40,000	50,443	50,120	(3)(4)(8)(10)
TKO
January Capital Holdco, LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	3/12/2030	52,000	50,968	50,960	(4)(8)(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Walter's Wedding
WH BorrowerCo, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	8/2/2030	25,827	25,472	25,504	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	8/2/2030	4,511	4,315	4,328	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	8/2/2030	1,049	988	992	(4)(9)(12)(16)(32)
					30,775	30,824
		Total Hotels, Restaurants & Leisure			$899,952	$900,497

Household Durables
HOV
K Hovnanian Enterprises Inc	First Lien Secured Debt - Revolver	S+450, 3.00% Floor	6/30/2026	$34,720	$32,758	$32,795	(4)(8)(9)(12)(15)(32)
	First Lien Secured Debt - Corporate Bond	11.75%	9/30/2029	1,950	1,906	2,095	(8)(9)
	First Lien Secured Debt - Corporate Bond	8.00%	9/30/2028	2,000	1,985	2,036	(8)(9)
					36,649	36,926
Polywood
Poly-Wood, LLC	First Lien Secured Debt - Term Loan	S+488, 1.00% Floor	3/20/2030	121,680	119,304	121,680	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	3/20/2030	—	(215)	—	(4)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+488, 1.00% Floor	3/20/2030	6,760	6,328	6,760	(4)(9)(12)(16)(32)
					125,417	128,440
Weber-Stephen Products
Weber-Stephen Products LLC	First Lien Secured Debt - Term Loan	S+336, 0.75% Floor	10/30/2027	14,648	14,051	14,220	(15)
		Total Household Durables			$176,117	$179,586

Household Products
Action
Peer Holding III B.V.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	7/1/2031	$7,629	$7,629	$7,625	(16)
Ergotron
Ergotron Acquisition, LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	7/6/2028	8,905	8,796	8,905	(4)(15)
Ergotron Investments, LLC	Common Equity - Equity Unit	N/A	N/A	500 Shares	50	71	(4)(33)
					8,846	8,976

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Tranzonic
TZ Buyer LLC	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	8/14/2028	19,700	19,114	19,355	(4)(9)(15)(16)
	First Lien Secured Debt - Term Loan	S+625, 0.75% Floor	8/14/2028	17,559	17,279	17,251	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+600, 0.75% Floor	8/14/2028	49,352	48,572	48,488	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+625, 0.75% Floor	8/12/2028	4,565	4,504	4,485	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+575, 0.75% Floor	8/14/2028	1,733	1,692	1,702	(4)(9)(15)(16)
	First Lien Secured Debt - Revolver	S+625, 0.75% Floor	8/14/2028	394	385	383	(4)(9)(12)(15)(16)(32)
TZ Parent LLC	Common Equity - Equity Unit	N/A	N/A	50 Shares	50	101	(4)(9)(33)
					91,596	91,765
		Total Household Products			$108,071	$108,366

Independent Power & Renewable Electricity Producers
Calpine Corporation
Calpine Corporation	First Lien Secured Debt - Term Loan	S+175, 0.00% Floor	1/31/2031	$14,862	$14,860	$14,823	(15)(16)
Cogentrix
Cogentrix Finance Holdco I LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	2/26/2032	15,000	14,963	14,963	(15)
Esdec
Esdec Solar Group B.V.	First Lien Secured Debt - Term Loan	E+625, 0.50% Floor	8/30/2028	€63,174	69,890	54,990	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Delayed Draw	E+600, 0.50% Floor	8/30/2028	€—	(23)	(223)	(3)(4)(5)(8)(9)(12)(32)
					69,867	54,767
		Total Independent Power & Renewable Electricity Producers			$99,690	$84,553

Industrial Conglomerates
Fortis Fire
Fortis Fire & Safety Holdings LP	Common Equity - Equity Unit	N/A	N/A	9 Shares	$90	$57	(4)(9)(33)
		Total Industrial Conglomerates			$90	$57

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Insurance
Alera Group
Alera Group, Inc.	First Lien Secured Debt - Term Loan	S+535, 0.75% Floor	10/2/2028	$25,643	$25,276	$25,643	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+585, 0.75% Floor	10/2/2028	39,374	39,074	39,768	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+535, 0.75% Floor	10/2/2028	29,662	29,271	29,661	(4)(9)(15)(16)
					93,621	95,072
Alliant Holdings
Alliant Holdings Intermediate, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	9/19/2031	60,301	60,234	59,999	(15)
Amwins
AmWins Group, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.75% Floor	1/30/2032	19,950	19,924	19,814	(15)
Ardonagh
Ardonagh Group Finco Pty Ltd	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	2/15/2031	27,500	27,480	27,191	(8)(15)
AssuredPartners
AssuredPartners, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	2/14/2031	34,488	34,447	34,567	(15)
Asurion
Asurion, LLC	First Lien Secured Debt - Term Loan	S+336, 0.00% Floor	7/31/2027	46,856	46,708	46,549	(15)
	First Lien Secured Debt - Term Loan	S+336, 0.00% Floor	12/23/2026	11,363	11,324	11,354	(15)(16)
					58,032	57,903
Broadstreet Partners
BroadStreet Partners, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	6/13/2031	9,950	9,962	9,876	(15)
Galway
Galway Borrower LLC	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	9/29/2028	33,899	33,608	33,984	(9)(16)
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	9/29/2028	828	809	830	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+450, 0.75% Floor	9/29/2028	980	955	980	(4)(9)(12)(16)(32)
					35,372	35,794
Higginbotham
HIG Intermediate, Inc.	Preferred Equity - Cumulative Preferred	N/A	N/A	50,000 Shares	49	49	(4)(33)
Higginbotham Insurance Agency, Inc.	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	11/24/2028	122,650	122,470	122,650	(4)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	11/24/2028	9,530	9,390	9,530	(4)(12)(15)(32)
					131,909	132,229

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Hilb Group
Thg Acquisition, LLC	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/31/2031	89,928	89,069	89,029	(4)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/31/2031	355	257	155	(4)(12)(15)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/31/2031	458	364	358	(4)(12)(15)(32)
					89,690	89,542
Howden Group
Hyperion Refinance Sarl	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	2/15/2031	47,066	46,894	46,796	(8)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	2/15/2031	66,000	64,068	64,900	(4)(8)(10)(12)(16)(32)
					110,962	111,696
Hub International
Hub International Limited	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	6/20/2030	24,900	24,904	24,825	(16)
Patriot Growth Insurance Services
Patriot Growth Insurance Services, LLC	First Lien Secured Debt - Term Loan	S+515, 0.75% Floor	10/16/2028	31,733	31,734	31,734	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	10/16/2028	4,209	4,161	4,209	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+510, 0.75% Floor	10/16/2028	1,156	1,156	1,156	(4)(12)(15)(32)
					37,051	37,099
Risk Strategies
Accession Risk Management Group, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	11/1/2029	63,597	63,476	63,502	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	11/1/2029	740	752	714	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	11/1/2029	—	(3)	(5)	(4)(5)(12)(32)
					64,225	64,211
Safe-Guard
SG Acquisition, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	4/3/2030	93,184	92,002	93,184	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	4/3/2030	—	(48)	—	(4)(9)(12)(32)
					91,954	93,184
Sedgwick
Sedgwick Claims Management Services, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	7/31/2031	24,912	24,833	24,860	(8)(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Truist
Truist Insurance Holdings, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	5/6/2031	13,149	13,120	13,083	(16)
	First Lien Secured Debt - Revolver	S+300, 0.00% Floor	5/6/2029	3,175	2,713	2,739	(4)(12)(16)(32)
					15,833	15,822
		Total Insurance			$930,433	$933,684

Interactive Media & Services
Adevinta
Aurelia Netherlands Midco 2 B.V.	First Lien Secured Debt - Term Loan	E+575, 0.00% Floor	5/29/2031	€99,299	$105,833	$106,835	(3)(4)(8)(9)(10)(21)
		Total Interactive Media & Services			$105,833	$106,835

IT Services
Astek
FINANCIERE ASTEK	First Lien Secured Debt - Term Loan	E+650, 0.00% Floor	4/25/2031	€50,293	$52,617	$53,566	(3)(4)(8)(9)(10)(20)
	First Lien Secured Debt - Delayed Draw	E+650, 0.00% Floor	4/25/2031	€14,758	15,395	15,619	(3)(4)(8)(9)(10)(12)(20)(32)
					68,012	69,185
Avenu Insights
ACP Avenu Buyer, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	10/2/2029	6,172	6,035	6,079	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	10/2/2029	1,088	1,048	1,048	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	10/2/2029	238	216	222	(4)(9)(12)(16)(32)
					7,299	7,349
GrayMatter
Genius Bidco LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	5/1/2030	4,604	4,523	4,524	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	5/1/2030	—	(14)	(30)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	5/1/2030	155	135	134	(4)(9)(12)(15)(32)
	Common Equity - Equity Unit	N/A	N/A	773 Shares	77	66	(4)(9)(33)
					4,721	4,694
Vensure
Vensure Employer Services, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	9/27/2031	135,907	134,653	134,547	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	9/27/2031	—	(141)	(268)	(4)(5)(9)(12)(32)
					134,512	134,279

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Version 1
Investment Company 24 Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+515, 0.00% Floor	7/11/2029	£6,559	7,670	8,409	(3)(4)(8)(9)(18)
	First Lien Secured Debt - Term Loan	E+515, 0.00% Floor	7/11/2029	€4,029	3,981	4,324	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Delayed Draw	SONIA+515, 0.00% Floor	7/11/2029	£2,189	2,057	2,307	(3)(4)(8)(9)(12)(18)(32)
	First Lien Secured Debt - Delayed Draw	E+575, 0.00% Floor	7/11/2029	€—	—	(45)	(3)(4)(5)(8)(9)(10)(12)(32)
					13,708	14,995
VikingCloud
Bullcave Limited	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	8/6/2030	20,947	20,659	20,685	(4)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/6/2030	2,105	2,052	2,056	(4)(12)(16)(32)
					22,711	22,741
Virtusa
Virtusa Corporation	First Lien Secured Debt - Term Loan	S+325, 0.75% Floor	2/15/2029	12,748	12,760	12,736	(15)
		Total IT Services			$263,723	$265,979

Leisure Products
Lime
Neutron Holdings, Inc.	First Lien Secured Debt - Term Loan	10.00%	9/30/2026	$75,000	$74,189	$75,375	(4)(9)
Peloton
Peloton Interactive, Inc.	First Lien Secured Debt - Term Loan	S+550, 0.00% Floor	5/30/2029	72,701	72,071	73,503	(8)(16)
Varsity Brands, LLC
Varsity Brands, LLC	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	8/26/2031	53,000	52,845	52,056	(16)
		Total Leisure Products			$199,105	$200,934

Life Sciences Tools & Services
Cambrex
Cambrex Corp.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	3/6/2032	$116,810	$115,653	$115,642	(4)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	3/6/2032	—	(85)	(87)	(4)(5)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	3/6/2032	—	(151)	(153)	(4)(5)(12)(32)
					115,417	115,402

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Curia
Curia Global, Inc.	First Lien Secured Debt - Term Loan	S+625, 1.00% Floor	12/6/2029	200,000	196,500	196,500	(4)(16)
		Total Life Sciences Tools & Services			$311,917	$311,902

Machinery
Alliance Laundry Systems
Alliance Laundry Systems LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	8/19/2031	$15,000	$14,993	$14,964	(16)
Carlisle Fluid Technologies
LSF12 Donnelly Bidco, LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	10/2/2029	14,775	14,476	14,547	(4)(9)(15)
Charter Next Generation
Charter Next Generation, Inc.	First Lien Secured Debt - Term Loan	S+275, 0.75% Floor	11/29/2030	20,069	20,102	20,065	(15)(16)
Duravant
Engineered Machinery Holdings, Inc.	First Lien Secured Debt - Term Loan	S+401, 0.75% Floor	5/19/2028	19,712	19,636	19,748	(16)
Husky Technologies
Titan Acquisition Ltd of Canada	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	2/15/2029	65,189	64,740	64,992	(8)(17)
JPW
JPW Industries Holding Corporation	First Lien Secured Debt - Term Loan	S+588, 2.00% Floor	11/22/2028	115,538	113,292	114,671	(4)(9)(16)
Milacron
IOTA Holdings 3	First Lien Secured Debt - Term Loan	S+475, 0.00% Floor	3/31/2032	24,737	24,366	24,366	(4)(16)
	First Lien Secured Debt - Revolver	S+475, 0.00% Floor	3/31/2032	116	(8)	(8)	(4)(5)(12)(16)(32)
					24,358	24,358
ProMach
Pro Mach Group, Inc.	First Lien Secured Debt - Term Loan	S+275, 1.00% Floor	8/31/2028	30,816	30,896	30,769	(15)
		Total Machinery			$302,493	$304,114

Media
Accelerate360
Accelerate360 Holdings, LLC	First Lien Secured Debt - Term Loan	S+626, 1.00% Floor	2/11/2027	$87,046	$87,046	$86,610	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+626, 1.00% Floor	2/11/2027	24,956	24,956	24,727	(4)(9)(12)(16)(32)
					112,002	111,337

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Advantage Sales
Advantage Sales & Marketing Inc.	First Lien Secured Debt - Term Loan	S+451, 0.75% Floor	10/28/2027	12,350	12,363	11,946	(8)(16)

Charter Communications
Charter Communications Operating, LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	12/15/2031	27,431	27,383	27,366	(8)(16)
EchoStar Corporation
EchoStar Corporation	First Lien Secured Debt - Corporate Bond	10.75%	11/30/2029	72,552	73,279	76,220	(8)
	First Lien Secured Debt - Corporate Bond	6.75%	11/30/2030	99	98	90	(8)
	First Lien Secured Debt - Convertible Bond	3.88%	11/30/2030	80	80	90	(8)
					73,457	76,400
Gannett
Gannett Co., Inc.	First Lien Secured Debt - Convertible Bond	6.00%	12/1/2031	500	528	561	(4)(8)
Gannett Holdings, LLC	First Lien Secured Debt - Term Loan	S+500, 1.50% Floor	10/15/2029	187,903	185,295	186,024	(8)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 1.50% Floor	10/15/2029	—	(57)	(126)	(5)(8)(32)
					185,766	186,459
Material+
Material Holdings, LLC	First Lien Secured Debt - Term Loan	S+610 (Includes 9.77% PIK), 0.75% Floor	8/19/2027	6,533	6,533	4,051	(4)(16)(28)
	First Lien Secured Debt - Term Loan	10.43% PIK	8/19/2027	1,615	1,576	—	(4)(16)(28)
					8,109	4,051
McGraw Hill
McGraw-Hill Education, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	8/6/2031	29,450	28,967	29,440	(15)
		Total Media			$448,047	$446,999

Oil, Gas & Consumable Fuels
AL GCX
AL GCX Fund VIII Holdings LLC	First Lien Secured Debt - Term Loan	S+200, 0.00% Floor	1/30/2032	$10,000	$9,975	$9,948	(15)
ArcLight
AL GCX Holdings, LLC	First Lien Secured Debt - Term Loan	S+200, 0.50% Floor	5/17/2029	4,980	5,002	4,969	(15)
Brookfield Infrastructure Partners
BIP Pipeco Holdings LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	12/6/2030	9,617	9,648	9,603	(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
CQP
CQP Holdco LP	First Lien Secured Debt - Term Loan	S+200, 0.50% Floor	12/31/2030	32,500	32,538	32,453	(16)
GIP Pilot
GIP Pilot Acquisition Partners, L.P.	First Lien Secured Debt - Term Loan	S+200, 0.00% Floor	10/4/2030	1,997	2,009	1,991	(16)
WhiteWater DBR
WhiteWater DBR HoldCo LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	3/3/2031	9,264	9,293	9,245	(16)
		Total Oil, Gas & Consumable Fuels			$68,465	$68,209

Paper & Forest Products
BiOrigin Specialty
Complete Paper Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	2/4/2031	$20,000	$19,706	$19,700	(4)(16)
		Total Paper & Forest Products			$19,706	$19,700

Personal Care Products
Advantice Health
Jazz AH Holdco, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	4/3/2028	$7,020	$7,020	$6,915	(4)(17)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	4/3/2028	119	118	117	(4)(16)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	4/3/2028	380	371	369	(4)(12)(17)(32)
					7,509	7,401
Elida Beauty
Phoenix YW Buyer, Inc.	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	5/31/2030	11,865	11,627	11,628	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	5/31/2030	—	(33)	(34)	(4)(5)(9)(12)(32)
					11,594	11,594
Heat Makes Sense
Amika OpCo LLC	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	7/1/2029	34,563	34,001	34,822	(4)(9)(17)
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	7/1/2029	7,891	7,781	7,891	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	7/1/2028	—	(18)	—	(4)(9)(12)(32)
Ishtar Co-Invest-B LP	Common Equity - Stock	N/A	N/A	39 Shares	22	—	(4)(9)(33)
Oshun Co-Invest-B LP	Common Equity - Stock	N/A	N/A	11 Shares	11	—	(4)(9)(33)
					41,797	42,713

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
KDC
KDC/ONE Development Corporation, Inc.	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	8/15/2028	36,295	35,897	36,337	(15)
PDC Brands
Parfums Holding Company, Inc.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	6/27/2030	164,328	162,845	162,684	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	6/27/2029	—	(87)	(103)	(4)(5)(9)(12)(32)
					162,758	162,581
RoC Skincare
RoC Holdco LLC	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	2/21/2031	25,354	24,904	24,973	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	2/21/2030	—	(72)	(66)	(4)(5)(9)(12)(32)
					24,832	24,907
		Total Personal Care Products			$284,387	$285,533

Pharmaceuticals
Alcresta
Alcresta Holdings, LP	Preferred Equity - Preferred Stocks	N/A	N/A	116 Shares	$116	$127	(4)(9)(33)
	Common Equity - Equity Unit	N/A	N/A	1,176 Shares	1	36	(4)(9)(33)
Alcresta Therapeutics Inc.	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	3/12/2030	4,372	4,296	4,328	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	3/31/2030	—	(72)	(44)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+575, 1.00% Floor	3/31/2029	—	(14)	(9)	(4)(5)(9)(12)(32)
					4,327	4,438

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Avid Bioservices
Space Finco, Inc.	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	2/5/2032	14,894	14,675	14,670	(4)(8)(10)(16)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	2/5/2032	—	(125)	(127)	(4)(5)(8)(10)(12)(32)
	First Lien Secured Debt - Revolver	S+575, 1.00% Floor	2/5/2031	—	(146)	(150)	(4)(5)(8)(10)(12)(32)
Space Parent, LP	Preferred Equity - Preferred Stocks	N/A	N/A	99,000 Shares	99	99	(4)(8)(33)
	Common Equity - Stock	N/A	N/A	1,000 Shares	1	1	(4)(8)(33)
					14,504	14,493
Bausch Health
Bausch Health Companies Inc.	First Lien Secured Debt - Term Loan	S+535, 0.50% Floor	2/1/2027	79,364	75,350	79,353	(8)(15)(16)
Catalent
Creek Parent, Inc.	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	12/18/2031	202,397	198,960	198,855	(4)(15)(16)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	12/18/2031	—	(489)	(509)	(4)(5)(12)(32)
					198,471	198,346
Ceva
Financiere Mendel SASU	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	11/8/2030	8,397	8,356	8,384	(8)(16)
Eversana
LSCS Holdings, Inc.	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	3/4/2032	30,365	30,110	30,355	(16)
PAI
Pai Middle Tier, LLC	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	2/13/2032	24,750	24,384	24,379	(4)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	2/13/2032	—	(77)	(79)	(4)(5)(12)(32)
PAI Co-Investor FT Aggregator LLC	Common Equity - Stock	N/A	N/A	100 Shares	100	100	(4)(33)
					24,407	24,400
TerSera Therapeutics
TerSera Therapeutics LLC	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	4/4/2029	16,708	16,407	16,708	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	4/4/2029	—	(23)	—	(4)(9)(12)(32)
					16,384	16,708
		Total Pharmaceuticals			$371,909	$376,477

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Professional Services
BDO USA
BDO USA, P.A.	First Lien Secured Debt - Term Loan	S+500, 2.00% Floor	8/31/2028	$193,784	$190,938	$193,784	(4)(9)(15)(16)
Berkeley Research Group LLC
Berkeley Research Group LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	3/17/2032	13,543	13,340	13,393	(15)
CohnReznick Advisory LLC
CohnReznick Advisory LLC	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	3/26/2032	8,120	8,080	8,120	(15)
	First Lien Secured Debt - Delayed Draw	S+400, 0.00% Floor	3/26/2032	—	(9)	—	(32)
					8,071	8,120
EAB
EAB Global, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	8/16/2030	60,651	60,415	58,907	(15)
	First Lien Secured Debt - Revolver	S+300, 0.00% Floor	5/16/2028	—	(36)	(37)	(4)(5)(12)(32)
					60,379	58,870
Escalent
M&M OPCO, LLC	First Lien Secured Debt - Term Loan	S+800, 1.00% Floor	4/7/2029	9,333	9,123	9,170	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+800, 1.00% Floor	4/7/2029	—	(5)	(4)	(4)(5)(9)(12)(32)
					9,118	9,166
Evelyn
Violin Finco Guernsey Limited	First Lien Secured Debt - Term Loan	SONIA+525, 0.00% Floor	6/24/2031	£79,678	100,149	101,895	(3)(4)(8)(9)(10)(18)
	First Lien Secured Debt - Delayed Draw	SONIA+550, 0.00% Floor	6/24/2031	£—	(29)	(69)	(3)(4)(5)(8)(9)(10)(12)(32)
					100,120	101,826
FGS Global
Kite Bidco Inc.	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	9/20/2031	61,788	60,894	60,861	(4)(10)(17)
	First Lien Secured Debt - Delayed Draw	S+500, 0.00% Floor	9/20/2031	15,212	15,103	14,984	(4)(10)(17)
					75,997	75,845
G&A
G&A Partners Holding Company II, LLC	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	3/1/2031	16,076	15,790	15,875	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	3/1/2031	1,967	1,888	1,879	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	3/1/2030	—	(29)	(22)	(4)(5)(9)(12)(32)
					17,649	17,732

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Legends
Legends Hospitality Holding Company, LLC	First Lien Secured Debt - Term Loan	S+550 (Includes 2.75% PIK), 0.75% Floor	8/22/2031	99,117	97,296	98,127	(4)(9)(10)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/22/2031	—	(53)	(58)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/22/2030	5,360	5,152	5,245	(4)(9)(12)(15)(16)(32)
					102,395	103,314
Public Partnerships
PPL Acquisition LLC	First Lien Secured Debt - Term Loan	S+625, 0.75% Floor	7/1/2028	8,332	8,180	7,999	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+625, 0.75% Floor	7/1/2028	—	(11)	(40)	(4)(5)(9)(12)(32)
PPL Equity LP	Preferred Equity - Preferred Stocks	N/A	N/A	50,000 Shares	50	41	(4)(9)(33)
	Preferred Equity - Equity Unit	N/A	N/A	50,000 Shares	50	—	(4)(9)(33)
					8,269	8,000
VFS Global
Speed Midco 3 S.A R.L.	First Lien Secured Debt - Term Loan	E+495, 0.00% Floor	5/16/2029	€115,020	123,134	125,303	(3)(4)(8)(9)(21)
	First Lien Secured Debt - Term Loan	S+495, 0.00% Floor	5/16/2029	54,980	54,980	55,256	(4)(8)(9)(17)
	First Lien Secured Debt - Term Loan	SONIA+495, 0.00% Floor	5/16/2029	£31,767	40,229	41,343	(3)(4)(8)(9)(18)
					218,343	221,902
Waystone
Sigma Irish Acquico Limited	First Lien Secured Debt - Term Loan	E+525, 0.00% Floor	3/19/2032	€67,460	72,065	71,486	(3)(4)(8)(10)(20)
	First Lien Secured Debt - Term Loan	S+525, 0.00% Floor	3/19/2032	70,821	69,412	69,405	(4)(8)(10)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 0.00% Floor	3/19/2032	—	(245)	(246)	(4)(5)(8)(10)(32)
					141,232	140,645
		Total Professional Services			$945,851	$952,597

Real Estate Management & Development
3Phase Elevator
Polyphase Elevator Holding Company	First Lien Secured Debt - Term Loan	S+610, 1.00% Floor	6/23/2027	$3,590	$3,590	$3,096	(4)(16)
Pritchard Industries
Pritchard Industries, LLC	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	10/13/2027	6,305	6,305	6,258	(4)(17)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Redfin
Redfin Corporation	First Lien Secured Debt - Term Loan	S+575, 1.50% Floor	10/20/2028	62,548	60,956	62,548	(4)(8)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+575, 1.50% Floor	10/20/2028	62,865	61,281	62,865	(4)(8)(9)(16)
					122,237	125,413
		Total Real Estate Management & Development			$132,132	$134,767

Software
Accela
Accela, Inc.	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	9/3/2030	$18,286	$17,981	$18,286	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+600, 0.75% Floor	9/3/2030	—	(27)	—	(4)(9)(12)(32)
					17,954	18,286
Access Group
Armstrong Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+525, 0.00% Floor	6/28/2029	£27,600	33,070	35,207	(3)(4)(8)(18)
	First Lien Secured Debt - Delayed Draw	SONIA+525, 0.00% Floor	6/28/2029	£14,400	17,271	18,369	(3)(4)(8)(18)
					50,341	53,576
Alteryx
Azurite Intermediate Holdings, Inc.	First Lien Secured Debt - Term Loan	S+650, 0.75% Floor	3/19/2031	20,144	19,873	20,094	(4)(9)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+650, 0.75% Floor	3/19/2031	45,781	45,176	45,667	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	3/19/2031	—	(94)	(18)	(4)(5)(9)(12)(32)
					64,955	65,743
Anaplan
Anaplan, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	6/21/2029	159,293	157,168	158,894	(4)(16)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	6/21/2028	—	(99)	(23)	(4)(5)(12)(32)
					157,069	158,871
Avalara
Avalara, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	3/26/2032	42,000	41,790	41,888	(15)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Avetta
Artifact Bidco, Inc.	First Lien Secured Debt - Term Loan	S+450, 0.50% Floor	7/28/2031	63,399	62,811	63,399	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+450, 0.50% Floor	7/28/2031	—	(70)	—	(4)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+450, 0.50% Floor	7/26/2030	—	(99)	—	(4)(9)(12)(32)
					62,642	63,399
Beeline
IQN Holding Corp.	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	5/2/2029	63,956	63,557	63,956	(4)(16)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	5/2/2028	2,909	2,882	2,909	(4)(12)(16)(32)
					66,439	66,865
BMC Software
Boxer Parent Company Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	7/30/2031	33,327	33,277	32,795	(16)
Certinia
Certinia Inc	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	8/4/2030	60,627	59,625	60,021	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	8/3/2029	—	(88)	(40)	(4)(5)(9)(12)(32)
					59,537	59,981
CINC Systems
1475 Holdings, LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	1/18/2030	3,929	3,862	3,889	(4)(9)(15)
	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	1/19/2030	2,325	2,303	2,302	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	1/19/2030	—	(17)	(11)	(4)(5)(9)(12)(32)
					6,148	6,180
Citrix
Cloud Software Group, Inc.	First Lien Secured Debt - Term Loan	S+375, 0.50% Floor	3/21/2031	34,179	34,068	33,892	(16)
	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	3/30/2029	33,172	31,530	32,908	(16)
					65,598	66,800
Clearwater Analytics
Clearwater Analytics LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	2/10/2032	8,000	8,000	7,980	(8)(15)
Cohesity
Clover Holdings 2, LLC	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	12/9/2031	25,000	24,759	24,766	(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
CompTIA
Endor Purchaser, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/9/2032	37,594	37,226	37,218	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	1/9/2032	—	(40)	(42)	(4)(5)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/9/2032	—	(40)	(42)	(4)(5)(32)
					37,146	37,134
Coupa Software
Coupa Software Incorporated	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	2/27/2030	54,870	53,803	54,870	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	2/27/2030	—	(44)	—	(4)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	2/27/2029	—	(62)	(19)	(4)(5)(9)(12)(32)
					53,697	54,851
Databricks
Databricks, Inc.	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	1/3/2031	124,873	124,283	125,810	(15)
	First Lien Secured Debt - Delayed Draw	S+450, 0.00% Floor	1/19/2031	—	(135)	—	(32)
					124,148	125,810
DigiCert
Dcert Buyer, Inc.	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	10/16/2026	44,949	44,770	43,830	(15)
Duck Creek Technologies
Disco Parent, LLC	First Lien Secured Debt - Term Loan	S+750, 1.00% Floor	3/30/2029	25,032	24,569	25,283	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+750, 1.00% Floor	3/30/2029	—	(36)	—	(4)(9)(12)(32)
					24,533	25,283
Everbridge
Everbridge Holdings, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/2/2031	61,328	61,045	61,635	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	7/2/2031	6,010	5,975	6,040	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	7/2/2031	—	(28)	—	(4)(9)(12)(32)
					66,992	67,675
Flexera
Flexera Software LLC	First Lien Secured Debt - Term Loan	S+300, 0.75% Floor	3/3/2028	28,381	28,365	28,270	(16)
G2CI
Evergreen IX Borrower 2023, LLC	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/30/2030	122,487	120,291	121,264	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/1/2029	—	(190)	(101)	(4)(5)(9)(12)(32)
					120,101	121,163

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
G Treasury
G Treasury SS LLC	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	6/29/2029	8,571	8,440	8,464	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	6/29/2029	4,500	4,441	4,384	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	6/29/2029	357	327	330	(4)(9)(12)(16)(32)
					13,208	13,178
HHAeXchange
Homecare Software Solutions LLC	First Lien Secured Debt - Term Loan	S+555 (Includes 2.93% PIK)	6/14/2031	75,955	75,955	75,955	(4)(15)
Infoblox
Delta Topco, Inc.	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	11/30/2029	51,584	51,561	51,071	(16)
Iris Software
Elements Finco Limited	First Lien Secured Debt - Term Loan	SONIA+500 (Includes 2.25% PIK)	12/19/2031	£32,178	40,457	41,150	(3)(4)(8)(10)(18)
JD Power
Project Boost Purchaser, LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	7/16/2031	14,963	14,962	14,896	(16)
Medallia
Medallia, Inc.	First Lien Secured Debt - Term Loan	S+660 (Includes 4.00% PIK), 0.75% Floor	10/29/2028	40,012	39,493	34,711	(4)(9)(17)
M-Files
MetaTiedot Midco S.a.r.l.	First Lien Secured Debt - Term Loan	E+550, 0.75% Floor	11/27/2031	€21,178	22,052	22,899	(3)(4)(8)(20)
	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	11/27/2031	15,859	15,630	15,622	(4)(8)(16)
	First Lien Secured Debt - Delayed Draw	E+550, 0.75% Floor	11/27/2031	€171	129	185	(3)(4)(8)(12)(20)(32)
	First Lien Secured Debt - Revolver	E+550, 0.75% Floor	11/27/2030	€—	4	(46)	(3)(4)(5)(8)(12)(32)
					37,815	38,660
Mitchell
Mitchell International, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	6/17/2031	40,807	40,597	40,380	(15)
New Relic
Crewline Buyer, Inc.	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	11/8/2030	66,900	65,407	66,900	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	11/8/2030	—	(88)	—	(4)(9)(12)(32)
					65,319	66,900
Paessler
Blitz 24-34 GmbH	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	5/3/2031	47,544	47,112	47,306	(4)(8)(16)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	5/3/2030	—	(30)	(35)	(4)(5)(8)(12)(32)
					47,082	47,271

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Ping Identity
Ping Identity Holding Corp.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/17/2029	38,491	38,080	38,491	(4)(15)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/17/2028	—	(34)	—	(4)(12)(32)
					38,046	38,491
Proofpoint
Proofpoint, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	8/31/2028	17,456	17,438	17,421	(15)(16)
Qualtrics
Quartz Acquireco, LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	6/28/2030	19,949	19,921	19,850	(15)
Quorum
QBS Parent, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	11/7/2031	138,353	137,688	137,661	(4)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	11/7/2031	—	(63)	(67)	(4)(5)(11)(12)(32)
					137,625	137,594
RealPage
RealPage, Inc.	First Lien Secured Debt - Term Loan	S+375, 0.50% Floor	4/24/2028	10,000	9,954	10,019	(15)
Redwood
Runway Bidco, LLC	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	12/17/2031	167,149	165,528	165,478	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	12/17/2031	—	(199)	(415)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.50% Floor	12/17/2031	—	(199)	(208)	(4)(5)(12)(32)
					165,130	164,855
Relativity
Relativity ODA LLC	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	5/12/2027	29,262	28,716	29,117	(4)(15)(16)
Solera, LLC
Polaris Newco, LLC	First Lien Secured Debt - Term Loan	S+401, 0.50% Floor	6/2/2028	49,183	48,930	47,197	(16)
Storable
Storable Inc	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	4/16/2031	13,250	13,234	13,188	(15)
Sunfire
Spark Purchaser, Inc.	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	4/1/2031	8,605	8,450	8,541	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	4/1/2030	—	(23)	(10)	(4)(5)(9)(12)(32)
					8,427	8,531

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
UKG
UKG Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	2/10/2031	14,678	14,698	14,663	(16)
Uniguest
Uniguest Holdings, Inc	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	11/27/2030	48,529	47,833	47,840	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	11/27/2030	—	(133)	(266)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	11/27/2030	—	(65)	(66)	(4)(5)(12)(32)
					47,635	47,508
Veeam Software
VS Buyer, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	4/12/2031	16,585	16,583	16,606	(15)
VIP
Vamos Bidco, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	1/30/2032	66,828	66,172	66,160	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	1/30/2032	—	(136)	(139)	(4)(5)(12)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	1/30/2032	—	(82)	(84)	(4)(5)(12)(32)
					65,954	65,937
Waystar
Navicure, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	10/22/2029	11,870	11,858	11,840	(8)(15)
Zafin
Zafin Labs Americas Incorporated	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	2/14/2031	12,500	12,316	12,313	(4)(8)(16)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	2/14/2031	—	(37)	(37)	(4)(5)(8)(12)(32)
					12,279	12,276
Zendesk
Zendesk, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	11/22/2028	145,049	143,126	144,692	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	11/22/2028	—	(218)	(89)	(4)(5)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	11/22/2028	—	(179)	(37)	(4)(5)(9)(12)(32)
					142,729	144,566
		Total Software			$2,383,867	$2,394,977

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Specialty Retail
EG Group
EG Global Finance PLC	First Lien Secured Debt - Corporate Bond	S+750, 0.50% Floor	11/30/2028	$118,022	$114,450	$127,758	(8)(14)
EG Group Limited	First Lien Secured Debt - Term Loan	S+425, 0.00% Floor	2/7/2028	10,078	10,023	10,095	(8)(16)
					124,473	137,853
Golden Hippo
Altern Marketing, LLC	First Lien Secured Debt - Term Loan	S+500, 2.00% Floor	6/13/2028	73,499	72,797	73,499	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+500, 2.00% Floor	6/13/2028	—	(123)	—	(4)(9)(12)(32)
					72,674	73,499
Kaseya
Kaseya Inc	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	3/22/2032	25,000	24,877	24,953	(15)
	First Lien Secured Debt - Revolver	S+325, 0.00% Floor	3/20/2030	—	(12)	(25)	(5)(12)(32)
					24,865	24,928
PetSmart
PetSmart LLC	First Lien Secured Debt - Term Loan	S+385, 0.75% Floor	2/11/2028	9,650	9,653	9,520	(15)
S&S
S&S Holdings LLC	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	10/1/2031	42,865	42,298	42,021	(15)
Tailored Brands
The Men's Wearhouse, LLC	First Lien Secured Debt - Term Loan	S+650, 0.00% Floor	2/26/2029	85,479	83,472	85,656	(16)
Valvoline, Inc.
Valvoline, Inc.	First Lien Secured Debt - Term Loan	S+200, 0.00% Floor	3/19/2032	15,000	14,925	15,009	(8)(15)
		Total Specialty Retail			$372,360	$388,486

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)		Cost (34)	Fair Value (1)(35)
Technology Hardware, Storage & Peripherals
Biamp
Biamp	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	4/30/2030		$43,560	$42,792	$42,419	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	4/30/2030		—	(102)	(157)	(4)(5)(9)(12)(32)
						42,690	42,262
Citation Group
Rocket Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+475, 0.00% Floor	1/15/2032		£85,925	104,162	109,884	(3)(4)(8)(10)(18)
	First Lien Secured Debt - Delayed Draw	SONIA+475, 0.00% Floor	1/15/2032		£—	(180)	(195)	(3)(4)(5)(8)(10)(32)
						103,982	109,689
DTI
DTI Holdco, Inc.	First Lien Secured Debt - Term Loan	S+400, 0.75% Floor	4/26/2029		8,339	8,320	8,283	(15)
Forterro
Yellow Castle AB	First Lien Secured Debt - Term Loan	E+475 (Includes 7.47% PIK)	7/7/2029		€9,933	9,935	10,714	(3)(4)(8)(9)(21)
	First Lien Secured Debt - Term Loan	SARON+475 (Includes 5.46% PIK)	7/7/2029	₣	3,327	3,365	3,752	(3)(4)(8)(9)(22)
	First Lien Secured Debt - Term Loan	STIBOR+475 (Inlcudes 8.63% PIK)	7/7/2029	kr	35,257	3,289	3,499	(3)(4)(8)(9)(23)
	First Lien Secured Debt - Delayed Draw	E+475, 0.00% Floor	7/9/2029		€23,672	24,679	25,487	(3)(4)(8)(9)(21)(32)
						41,268	43,452
Instem
Ichor Management Limited	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	12/8/2029		9,162	8,972	8,704	(4)(8)(9)(17)
	First Lien Secured Debt - Delayed Draw	SONIA+550, 1.00% Floor	12/7/2029		£—	(38)	(199)	(3)(4)(5)(8)(9)(12)(32)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	12/7/2029		1,477	1,816	1,812	(3)(4)(8)(9)(17)(32)
						10,750	10,317
Service Express
Victors Purchaser, LLC	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	8/15/2031		79,124	78,384	78,332	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	8/15/2031		4,091	3,965	3,902	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+475, 0.50% Floor	8/15/2031		—	(148)	(108)	(3)(4)(5)(12)(32)
						82,201	82,126
		Total Technology Hardware, Storage & Peripherals				$289,211	$296,129

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Textiles, Apparel & Luxury Goods
Authentic Brands
ABG Intermediate Holdings 2 LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	12/21/2028	$47,475	$47,339	$47,038	(15)
	First Lien Secured Debt - Delayed Draw	S+225, 0.00% Floor	2/13/2032	29,389	29,316	29,101	(15)
					76,655	76,139
Gruppo Florence
Made in Italy 2 S.P.A.	First Lien Secured Debt - Corporate Bond	E+675, 0.00% Floor	10/17/2030	€74,500	77,094	77,536	(3)(4)(8)(9)(20)
Iconix Brand Group
IBG Borrower LLC	First Lien Secured Debt - Term Loan	S+615, 1.00% Floor	8/22/2029	72,841	72,217	72,113	(4)(9)(16)
	First Lien Secured Debt - Term Loan	S+515, 1.00% Floor	8/22/2029	40,385	39,667	39,980	(4)(9)(16)
					111,884	112,093
		Total Textiles, Apparel & Luxury Goods			$265,633	$265,768

Trading Companies & Distributors
Foundation Building Materials
Foundation Building Materials, Inc.	First Lien Secured Debt - Term Loan	S+351, 0.50% Floor	1/31/2028	42,866	41,977	40,808	(16)
Meritus Gas Partners
MGP Holdings III Corp.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	3/1/2030	28,411	27,944	27,984	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	3/1/2030	6,071	5,943	5,893	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	3/1/2030	851	818	821	(4)(9)(12)(16)(32)
					34,705	34,698

ORS Nasco
WC ORS Buyer, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	8/7/2031	74,941	73,892	73,816	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/7/2031	6,370	6,227	6,154	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/7/2031	3,873	3,676	3,658	(4)(9)(12)(15)(32)
WC ORS Holdings, L.P.	Common Equity - Limited Partnership	N/A	N/A	90,443 Shares	90	98	(4)(9)(33)
					83,885	83,726
		Total Trading Companies & Distributors			$160,567	$159,232

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (13)	Maturity Date	Par/Shares (3)	Cost (34)	Fair Value (1)(35)
Transportation Infrastructure
Alliance Ground International
AGI-CFI Holdings, Inc.	First Lien Secured Debt - Term Loan	S+490, 0.75% Floor	6/11/2027	$16,998	$16,899	$16,913	(4)(16)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	6/11/2027	1,134	1,128	1,128	(4)(16)
					18,027	18,041
Amey
Project Ardent Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+550, 0.00% Floor	11/12/2031	£163,000	203,837	206,344	(3)(4)(8)(10)(18)
GAT
GAT-Airline Ground Support Inc	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	5/9/2029	15,124	14,930	15,010	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	5/9/2029	948	928	931	(4)(9)(12)(16)(32)
	First Lien Secured Debt - Revolver	P+550, 1.00% Floor	5/9/2029	238	209	220	(4)(9)(12)(24)(32)
					16,067	16,161
GSI
Geotechnical Merger Sub, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/15/2031	67,411	66,769	66,736	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/15/2031	3,745	3,610	3,495	(4)(12)(16)(32)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/15/2031	3,121	3,033	3,027	(4)(12)(16)(32)
					73,412	73,258
		Total Transportation Infrastructure			$311,343	$313,804

		Total Investments before Cash Equivalents			$17,464,213	$17,428,014	(2)(6)(30)
Goldman Sachs Financial Square Government Fund Institutional		N/A	N/A	293,062	293,062	293,062	(7)
State Street Institutional U.S. Government Money Market Fund Opportunity		N/A	N/A	300,000	300,000	300,000	(7)
US Bank GCTS0095		N/A	N/A	31,914	31,914	31,914	(7)
		Total Investments after Cash Equivalents			$18,089,189	$18,052,990

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Derivative Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Footnote Reference
Interest rate swap (a)	6.90%	S+270	4/13/2029	$325,000	Note 5
Interest rate swap (a)	6.70%	S+280	7/29/2031	$300,000	Note 5
Interest rate swap (a)	4.02%	3-month SOFR	12/21/2025	$62,000	Note 5
Interest rate swap (a)	3.97%	3-month SOFR	1/19/2026	$38,000	Note 5
Interest rate swap (a)	3.67%	3-month SOFR	12/21/2027	$82,000	Note 5
Interest rate swap (a)	3.65%	3-month SOFR	1/19/2028	$18,000	Note 5
Interest rate swap (b)	7.02%	ESTR+372	9/28/2026	€90,000	Note 5
Interest rate swap (a)	6.90%	S+271	4/13/2029	$325,000	Note 5
Interest rate swap (a)	5.86%	S+267	4/13/2029	$350,000	Note 5
Interest rate swap (a)	6.70%	S+280	7/29/2031	$300,000	Note 5
Interest rate swap (a)	8.54%	S+418	9/28/2026	$226,000	Note 5
Interest rate swap (a)	8.62%	S+456	9/28/2028	$325,000	Note 5
Interest rate swap (a)	6.35%	S+239	7/29/2031	$400,000	Note 5
Interest rate swap (a)	6.55%	S+218	3/15/2032	$500,000	Note 5

Derivative Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Footnote Reference
Currency swap (c)	S+45.5	KRW-CD 91D	5/12/2026	$81,450	Note 5
Currency swap (c)	S+46.4	KRW-CD 91D	5/12/2026	$60,988	Note 5

(a) Bears interest at a rate determined by three-month SOFR (as defined below). The interest rate locked two business days prior to settlement of the interest rate swaps. The three-month SOFR is 4.29% on March 31, 2025.

(b) Bears interest at a rate determined by 1 day Euro Short Term Rate. The interest rate locked two business days prior to settlement of the interest rate swaps. The 1 day Euro Short Term Rate ("ESTRON") is 2.42% on March 31, 2025.

(c) Bears interest at a rate determined by SOFR and three-month Korean InterBank Offered Rate ("KORIBOR"). The interest rates locked two business days and one business day for SOFR and three-month KORIBOR, respectively, prior to settlement of the currency swaps. The SOFR and the three-month KORIBOR are 4.41% and 2.85%, respectively, on March 31, 2025.

Derivative Instrument	Settlement Date	Notional amount to be purchased		Notional amount to be sold		Footnote Reference
Foreign currency forward contract	6/18/2025		$106,505	A$	168,805	Note 5
Foreign currency forward contract	6/18/2025	A$	7,544		$4,766	Note 5
Foreign currency forward contract	6/18/2025		$14,780	C$	21,150	Note 5
Foreign currency forward contract	6/18/2025	C$	100		$70	Note 5
Foreign currency forward contract	6/18/2025		$5,266	₣	4,598	Note 5
Foreign currency forward contract	6/18/2025	₣	90		$103	Note 5
Foreign currency forward contract	6/18/2025		$1,110,319		€1,014,319	Note 5
Foreign currency forward contract	6/18/2025		$1,334,731		£1,031,819	Note 5
Foreign currency forward contract	6/18/2025		$15,282		¥2,245,645	Note 5
Foreign currency forward contract	6/18/2025		$3,732	kr	37,337	Note 5
Foreign currency forward contract	6/18/2025	kr	1,066		$107	Note 5

(1)
Fair value is determined in good faith by or under the direction of the Board of Trustees of the Company (the "Board") (See Note 2 to the consolidated financial statements).
(2)
Aggregate gross unrealized gain and loss for federal income tax purposes are $120,657 and $(176,371), respectively. Net unrealized gain is $(55,714) based on a total tax cost of $17,481,240.
(3)
Par amount is denominated in USD unless otherwise noted, British Pound (“£”), Australian Dollar (“A$”), Canadian Dollar ("C$"), European Euro (“€”), Japanese Yen (“¥”), Korean Won (“₩”), Swedish Krona (“kr”) and Swiss Franc (“₣”). Par amount represents funded commitments. See Note 32 in the Consolidated Schedule of Investments and Note 8 to the consolidated financial statements for further information on undrawn revolving and delayed draw loan commitments, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies.
(4)
These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 4 to the consolidated financial statements), pursuant to the Company’s valuation policy.
(5)
The negative fair value is the result of the commitment being valued below par.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

(6)
All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted.
(7)
This security is included in Cash and Cash Equivalents on the Consolidated Statements of Assets and Liabilities.
(8)
Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the Investment Company Act of 1940 (the "1940 Act"). Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of March 31, 2025, non-qualifying assets represented approximately 29.43% of the total assets of the Company.
(9)
These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so (see Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC).
(10)
All or a portion of these debt investments are not pledged as collateral under any of the Company's credit facilities (see Note 6 to the consolidated financial statements). For other debt investments that are pledged to the Company's credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.
(11)
As of March 31, 2025, there were letters of credit issued and outstanding through the Company under this senior secured facility.
(12)
The undrawn portion of these committed revolvers and delayed draw term loans includes a commitment and unused fee rate.
(13)
Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to LIBOR, the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors.
(14)
The interest rate on these loans is subject to SOFR, which as of March 31, 2025 was 4.41%.
(15)
The interest rate on these loans is subject to 1 month SOFR, which as of March 31, 2025 was 4.32%.
(16)
The interest rate on these loans is subject to 3 months SOFR, which as of March 31, 2025 was 4.29%.
(17)
The interest rate on these loans is subject to 6 months SOFR, which as of March 31, 2025 was 4.19%.
(18)
The interest rate on these loans is subject to SONIA, which as of March 31, 2025 was 4.46%.
(19)
The interest rate on these loans is subject to 3 months KORIBOR, which as of March 31, 2025 was 2.85%.
(20)
The interest rate on these loans is subject to 3 months EURIBOR, which as of March 31, 2025 was 2.34%.
(21)
The interest rate on these loans is subject to 6 months EURIBOR, which as of March 31, 2025 was 2.34%.
(22)
The interest rate on these loans is subject to Swiss Average Rate Overnight ("SARON"), which as of March 31, 2025 was 0.21%.
(23)
The interest rate on these loans is subject to 6 months Stockholm Interbank Offered Rate ("STIBOR"), which as of March 31, 2025 was 2.48%.
(24)
The interest rate on these loans is subject to Prime Rate, which as of March 31, 2025 was 7.50%.
(25)
The interest rate on this loan is subject to the 3 month Australia Bank Bill Swap Rate ("BBSW"), which as of March 31, 2025 was 4.13%.
(26)
The interest rate on these loans is subject to 1 month Canadian Overnight Repo Rate Average ("CORRA"), which as of March 31, 2025 was 2.72%.
(27)
The interest rate on these loans is subject to 3 month Japan Tokyo Overnight Average Rate ("TONAR"), which as of March 31, 2025 was 0.53%.
(28)
Loan was on non-accrual status as of March 31, 2025. Heubach Holdings USA LLC has a maturity date prior to the end of the current period. The portfolio company has filed for insolvency in certain jurisdictions and has begun a sales process for all or part of the portfolio company.
(29)
Treace Medical Concepts, Inc. is subject to an interest rate cap. The investment is capped at the lesser of stated interest rate and 3.00% plus the applicable margin.
(30)
Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of March 31, 2025, all of the Company's investments were non-controlled and non-affiliated.
(31)
These investments have a variable interest rate of SOFR + variable spread based on the terms of respective credit agreements.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

(32) As of March 31, 2025, the Company had the following commitments to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied. See Note 8 to the consolidated financial statements for further information on revolving and delayed draw loan commitments, including commitments to issue letters of credit, related to certain portfolio companies.

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
1475 Holdings, LLC	$1,071	$—	$1,071	$—	$—	$1,071
A&V Holdings Midco, LLC	57,227	—	57,227	—	—	57,227
Accela, Inc.	1,714	—	1,714	—	—	1,714
Accelerate360 Holdings, LLC	45,960	(24,956)	21,004	—	—	21,004
Accelevation LLC	5,769	(286)	5,483	—	—	5,483
Accession Risk Management Group, Inc.	20,362	—	20,362	—	—	20,362
Acentra Holdings, LLC (fka CNSI Holdings, LLC)	11,450	(1,067)	10,383	—	—	10,383
ACP Avenu Buyer, LLC	2,654	(238)	2,416	—	—	2,416
Actium Midco 3 (UK) Limited*	23,206	—	23,206	—	—	23,206
Advarra Holdings, Inc.	12,380	—	12,380	—	—	12,380
Alcresta Therapeutics Inc.	5,232	—	5,232	—	—	5,232
All Star Recruiting Locums, LLC	3,043	(326)	2,717	—	1,739	978
Altern Marketing, LLC	9,800	—	9,800	—	—	9,800
AMCP Clean Acqusition Company, LLC	17,290	—	17,290	—	—	17,290
American Restoration Holdings, LLC	17,511	(713)	16,798	—	—	16,798
Amika OpCo LLC (f/k/a Heat Makes Sense Shared Services, LLC)	1,617	—	1,617	—	—	1,617
Anaplan, Inc.	9,073	—	9,073	—	—	9,073
Artifact Bidco, Inc.	26,601	—	26,601	—	—	26,601
Associations Inc.	2,102	(803)	1,299	—	—	1,299
AVSC Holding Corp.	21,651	(1,732)	19,919	—	—	19,919
Azurite Intermediate Holdings, Inc.	7,325	—	7,325	—	—	7,325
BGIF IV Fearless Utility Services, Inc.	72,604	—	72,604	—	—	72,604
Biamp	6,000	—	6,000	—	—	6,000
Bingo Group Buyer, Inc.	7,433	(63)	7,370	—	—	7,370
Blitz 24-34 GmbH	7,097	—	7,097	—	—	7,097
Bullcave Limited	3,947	(2,105)	1,842	—	—	1,842
Cambrex Corp.	32,690	—	32,690	—	—	32,690
Camin Cargo Control Holdings, Inc.	9,462	(3,611)	5,851	—	—	5,851
Certinia Inc (FinancialForce.com)	4,039	—	4,039	—	—	4,039
Channelside AcquisitionCo, Inc. (fka Gruden Acquisition, Inc.)	8,464	—	8,464	—	—	8,464

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
Chrysaor Bidco Sarl	$448	$—	$448	$—	$—	$448
CI (MG) GROUP, LLC	13,784	—	13,784	—	—	13,784
CI (Quercus) Intermediate Holdings, LLC	2,273	—	2,273	—	—	2,273
CircusTrix Holdings LLC	1,129	(806)	323	—	—	323
Coding Solutions Acquisition Inc	8,931	(3,006)	5,925	—	—	5,925
CohnReznick Advisory LLC	1,880	—	1,880	—	—	1,880
Coretrust Purchasing Group LLC (HPG Enterprises LLC)	12,632	—	12,632	—	—	12,632
Coupa Software Incorporated	8,716	—	8,716	—	—	8,716
CPI Buyer, LLC	3,546	—	3,546	—	—	3,546
Creek Parent, Inc.	29,103	—	29,103	—	—	29,103
Crete PA Holdco, LLC	26,744	—	26,744	—	—	26,744
Crewline Buyer, Inc.	4,365	—	4,365	—	—	4,365
CSC Holdings, LLC	100	(85)	15	—	—	15
Databricks, Inc.	27,627	—	27,627	—	—	27,627
Disco Parent, LLC	2,139	—	2,139	—	—	2,139
DRS Holdings III, Inc.	1,341	—	1,341	—	—	1,341
EAB Global, Inc.	7,500	—	7,500	—	—	7,500
Eagle Purchaser, Inc.	3,947	(3,947)	—	—	—	—
Eclipse Buyer, Inc.	5,809	—	5,809	—	—	5,809
EHC Holdings Holdco Limited*	27,902	—	27,902	—	—	27,902
Electron BidCo Inc. (dba ExamWorks)	27,000	—	27,000	—	—	27,000
Endor Purchaser, Inc.	12,531	—	12,531	—	—	12,531
ERC Topco Holdings, LLC	2,135	(1,494)	641	—	—	641
Esdec Solar Group B.V. (Enstall Group B.V.)*	1,142	—	1,142	—	1,142	—
Everbridge Holdings, LLC	15,493	—	15,493	—	—	15,493
Evergreen IX Borrower 2023, LLC	10,071	—	10,071	—	—	10,071
Evoriel*	16,154	—	16,154	—	—	16,154
ExactCare Parent, Inc.	4,426	—	4,426	—	—	4,426
Excelligence Learning Corporation	13,562	(7,459)	6,103	—	—	6,103
Financiere Astek*	6,649	—	6,649	—	—	6,649

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
G Treasury SS LLC	$6,929	$(357)	$6,572	$—	$—	$6,572
G&A Partners Holding Company II, LLC	6,831	—	6,831	—	—	6,831
Galway Borrower LLC	6,173	(980)	5,193	—	—	5,193
Gannett Holdings, LLC	12,610	—	12,610	—	—	12,610
GAT-Airline Ground Support Inc	3,810	(238)	3,572	—	—	3,572
Gateway US Holdings, Inc.	6,929	—	6,929	—	—	6,929
GC Waves Holdings, Inc.	25,256	—	25,256	—	—	25,256
Genius Bidco LLC	2,861	(155)	2,706	—	—	2,706
Geotechnical Merger Sub, Inc.	30,584	(3,121)	27,463	—	—	27,463
Goldeneye Parent, LLC	12,774	—	12,774	—	—	12,774
Green Grass Foods, Inc.	1,250	—	1,250	—	—	1,250
Hanger, Inc.	2,036	—	2,036	—	—	2,036
HEF Safety Ultimate Holdings, LLC	4,355	(687)	3,668	—	—	3,668
Heritage Environmental Services, Inc.	19,444	—	19,444	—	—	19,444
Higginbotham Insurance Agency, Inc.	13,413	—	13,413	—	—	13,413
Howardsimon LLC	21,247	—	21,247	—	—	21,247
Hyperion Refinance Sarl	154,000	—	154,000	—	—	154,000
Ichor Management Limited*	5,882	(1,908)	3,974	—	3,974	—
International Schools Partnership Limited*	109,338	—	109,338	—	—	109,338
Investment Company 24 Bidco Limited*	11,557	—	11,557	—	—	11,557
IOTA Holdings 3	8,250	(116)	8,134	—	—	8,134
IQN Holding Corp.	5,134	(2,909)	2,225	—	—	2,225
Ironhorse Purchaser, LLC	1,932	(72)	1,860	—	1,449	411
IW Buyer LLC	3,146	—	3,146	—	—	3,146
Janus Bidco Limited*	20,482	—	20,482	—	—	20,482
Jazz AH Holdco, LLC	800	(380)	420	—	—	420
Jensen Hughes, Inc	35,946	—	35,946	—	—	35,946
K Hovnanian Enterprises Inc	70,000	(34,720)	35,280	—	—	35,280
Kaman Corp	3,621	—	3,621	—	—	3,621
Kaseya Inc	2,500	—	2,500	—	—	2,500

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
Legends Hospitality Holding Company, LLC	$17,291	$(5,360)	$11,931	$—	$—	$11,931
Lotus Topco Inc.	8,235	—	8,235	—	—	8,235
M&M OPCO, LLC	238	—	238	—	—	238
Madonna Bidco Limited*	6,091	—	6,091	—	—	6,091
Megavolt Borrower, LLC	3,750	(900)	2,850	—	—	2,850
MetaTiedot Midco S.à r.l.*	11,681		11,681	—	—	11,681
MGP Holdings III Corp.	7,748	(851)	6,897	—	—	6,897
Mobile Communications America, Inc.	3,293		3,293	—	—	3,293
Mount Olympus Bidco Limited	1,097	—	1,097	—	—	1,097
North Haven RI Buyer, LLC	8,657	(350)	8,307	—	—	8,307
Novotech SG Holdings Pte. Ltd./ Novotech Aus Bidco Pty Ltd/Novotech Holdings USA LLC	6,643	—	6,643	—	—	6,643
NPPI Buyer, LLC	9,211	(553)	8,658	—	—	8,658
Olympus Terminals Holdco II LLC	22,000	—	22,000	—	—	22,000
OMH-Healthedge Holdings, Inc.	11,729	—	11,729	—	—	11,729
One Silver Serve, LLC	11,199	(3,312)	7,887	—	—	7,887
Orthrus Ltd*	10,761	—	10,761	—	—	10,761
Pai Middle Tier, LLC	5,250	—	5,250	—	—	5,250
Parfums Holding Company, Inc.	10,268	—	10,268	—	—	10,268
PARS Group LLC	952	—	952	—	952	—
Patriot Foods Buyer, Inc.	3,416	—	3,416	—	—	3,416
Patriot Growth Insurance Services, LLC	4,087	(1,156)	2,931	—	—	2,931
Pave America Interco, LLC (f/k/a Pavement Partners Interco, LLC)	14,191	(1,813)	12,378	—	—	12,378
Phoenix YW Buyer, Inc.	1,705	—	1,705	—	—	1,705
Ping Identity Holding Corp.	3,868	—	3,868	—	—	3,868
PMA Parent Holdings, LLC	987	—	987	—	—	987
Poly-Wood, LLC	46,091	(6,760)	39,331	—	—	39,331
PPL Acquisition LLC	1,000	—	1,000	—	—	1,000
Project Hedgehog	82,500	—	82,500	—	—	82,500
Protein For Pets Opco, LLC	4,717	—	4,717	—	—	4,717
QBS Parent, Inc.	13,371	—	13,371	—	—	13,371

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
R.F. Fager Company, LLC	$1,875	$(52)	$1,823	$—	$—	$1,823
Rarebreed Veterinary Partners, Inc.	27,616	—	27,616	—	—	27,616
Reliable Doors, LLC	1,562	(114)	1,448	—	—	1,448
Rialto Management Group, LLC	2,433	—	2,433	—	—	2,433
RoC Holdco LLC	4,390	—	4,390	—	—	4,390
Rochester Midland Corporation	17,571	—	17,571	—	—	17,571
Rocket Bidco Limited*	19,473	—	19,473	—	19,473	—
Ruler Bidco S.A R.L.*	5,680	—	5,680	—	—	5,680
Runway Bidco, LLC	62,292	—	62,292	—	—	62,292
SG Acquisition, Inc.	5,757	—	5,757	—	—	5,757
Sigma Irish Acquico Limited	24,633	—	24,633	—	—	24,633
Smith Topco, Inc.	1,692	—	1,692	—	—	1,692
Space Finco, Inc.	27,000	—	27,000	—	—	27,000
Spark Purchaser, Inc.	1,351	—	1,351	—	—	1,351
Spruce Bidco II Inc.	26,335	—	26,335	—	—	26,335
SumUp Holdings Luxembourg S.a.r.l.*	10,813	—	10,813	—	—	10,813
TerSera Therapeutics LLC	1,395	—	1,395	—	—	1,395
Thg Acquisition, LLC	29,716	(458)	29,258	—	—	29,258
Traffic Management Solutions, LLC	1,583	—	1,583	—	—	1,583
Treace Medical Concepts, Inc.	5,875	(200)	5,675	—	4,375	1,300
Trench Plate Rental Co.	4,545	(4,114)	431	—	—	431
Truck-Lite Co., LLC	21,760	(1,067)	20,693	—	—	20,693
Truist Insurance Holdings, LLC	24,868	(3,175)	21,693	—	—	21,693
TS Investors, LLC	4,125		4,125	—	—	4,125
TZ Buyer LLC	606	(394)	212	—	—	212
Uniguest Holdings, Inc	23,349	—	23,349	—	—	23,349
USA DeBusk LLC	6,015	(1,221)	4,794	—	—	4,794
Vamos Bidco, Inc.	36,199	—	36,199	—	—	36,199
Vensure Employer Services, Inc.	26,753	—	26,753	—	—	26,753
Victors Purchaser, LLC	25,534	—	25,534	—	—	25,534

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
Village Pet Care, LLC	$3,400	$(365)	$3,035	$—	$—	$3,035
Violin Finco Guernsey Limited*	6,874	—	6,874	—	—	6,874
Volunteer AcquisitionCo, LLC	758	—	758	—	—	758
Vybond Buyer, LLC	14,000	—	14,000	—	—	14,000
WC ORS Buyer, Inc.	22,323	(3,873)	18,450	—	—	18,450
WH BorrowerCo, LLC	14,662	(1,049)	13,613	—	10,150	3,462
Yellow Castle AB*	18,210	—	18,210	—	—	18,210
Zafin Labs Americas Incorporated	2,500	—	2,500	—	—	2,500
Zendesk, Inc.	50,138	—	50,138	—	—	50,138
Zeus Company LLC	14,074	—	14,074	—	—	14,074
Total	$2,294,705	$(135,476)	$2,159,229	$—	$43,254	$2,115,975

* These investments are in a foreign currency and the total commitment has been converted to USD using the March 31, 2025 exchange rate.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

(33) Securities that are exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of March 31, 2025, the aggregate fair value of these securities is $7,449 or 0.1% of the Company's net assets. The acquisition dates of the restricted securities are as follows:

Issuer	Security Type	Acquisition Date
Alcresta Holdings, LP	Preferred Equity - Preferred Stocks	3/12/2024
Alcresta Holdings, LP	Common Equity - Equity Unit	3/12/2024
Eclipse Topco, Inc.	Preferred Equity - Preferred Stocks	9/6/2024
Ergotron Investments, LLC	Common Equity - Equity Unit	7/6/2022
Fortis Fire & Safety Holdings LP	Common Equity - Equity Unit	7/21/2023
Genius Bidco LLC	Common Equity - Equity Unit	5/1/2024
HIG Intermediate, Inc.	Preferred Equity - Cumulative Preferred	12/10/2024
Ishtar Co-Invest-B LP	Common Equity - Stock	7/1/2022
Nutpods Holdings, Inc.	Common Equity - Stock	12/26/2023
Oshun Co-Invest-B LP	Common Equity - Stock	7/1/2022
PAI Co-Investor FT Aggregator LLC	Common Equity - Stock	2/13/2025
PPL Equity LP	Preferred Equity - Preferred Stocks	7/1/2022
PPL Equity LP	Preferred Equity - Equity Unit	7/1/2022
RMC Topco LLC	Common Equity - Equity Unit	8/1/2023
Space Parent, LP	Common Equity - Stock	2/5/2025
Space Parent, LP	Preferred Equity - Preferred Stocks	2/5/2025
Tailwind Fire Flow Investor, LP	Common Equity - Membership Interest	6/28/2024
Trench Safety Solutions Holdings, LLC	Common Equity - Equity Unit	4/29/2022
TZ Parent LLC	Common Equity - Equity Unit	8/12/2022
WC ORS Holdings, L.P.	Common Equity - Limited Partnership	8/7/2024

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

(34) The following shows the composition of the Company’s portfolio at cost by investment type and industry as of March 31, 2025:

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total
Aerospace & Defense	$302,515	$—	$—	$—	$—	$302,515
Automobile Components	182,782	—	—	—	—	182,782
Banks	20,025	—	—	—	—	20,025
Beverages	25,871	—	—	—	—	25,871
Building Products	236,024	—	—	—	—	236,024
Capital Markets	328,852	—	—	—	—	328,852
Chemicals	93,041	—	—	—	100	93,141
Commercial Services & Supplies	1,187,247	—	—	—	—	1,187,247
Communications Equipment	260,028	36,810	—	—	—	296,838
Construction & Engineering	347,550	—	—	—	151	347,701
Construction Materials	59,047	—	—	—	—	59,047
Consumer Finance	74,763	—	—	—	—	74,763
Consumer Staples Distribution & Retail	321,542	3,343	—	—	—	324,885
Containers & Packaging	290,331	—	—	—	—	290,331
Diversified Consumer Services	461,260	—	—	—	—	461,260
Diversified Telecommunication Services	189,930	—	—	—	—	189,930
Electric Utilities	192,010	—	—	—	—	192,010
Electrical Equipment	115,762	—	—	—	—	115,762
Electronic Equipment, Instruments & Components	30,358	—	—	—	—	30,358
Energy Equipment & Services	34,046	—	—	—	—	34,046
Entertainment	155,677	—	—	—	—	155,677
Financial Services	1,278,845	—	—	5,940	—	1,284,785
Food Products	9,979	—	—	—	125	10,104
Ground Transportation	112,852	—	—	—	—	112,852
Health Care Equipment & Supplies	351,311	—	—	—	—	351,311
Health Care Providers & Services	1,023,668	—	—	—	—	1,023,668
Health Care Technology	281,526	—	—	—	—	281,526
Hotels, Restaurants & Leisure	883,678	—	16,274	—	—	899,952
Household Durables	176,117	—	—	—	—	176,117
Household Products	107,971	—	—	—	100	108,071
Independent Power & Renewable Electricity Producers	99,690	—	—	—	—	99,690
Industrial Conglomerates	—	—	—	—	90	90
Insurance	930,384	—	—	49	—	930,433
Interactive Media & Services	105,833	—	—	—	—	105,833
IT Services	263,646	—	—	—	77	263,723
Leisure Products	199,105	—	—	—	—	199,105
Life Sciences Tools & Services	311,917	—	—	—	—	311,917
Machinery	302,493	—	—	—	—	302,493
Media	448,047	—	—	—	—	448,047
Oil, Gas & Consumable Fuels	68,465	—	—	—	—	68,465
Paper & Forest Products	19,706	—	—	—	—	19,706
Personal Care Products	284,354	—	—	—	33	284,387
Pharmaceuticals	371,592	—	—	215	102	371,909
Professional Services	945,751	—	—	100	—	945,851
Real Estate Management & Development	132,132	—	—	—	—	132,132
Software	2,383,867	—	—	—	—	2,383,867

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total
Specialty Retail	$372,360	$—	$—	$—	$—	$372,360
Technology Hardware, Storage & Peripherals	289,211	—	—	—	—	289,211
Textiles, Apparel & Luxury Goods	265,633	—	—	—	—	265,633
Trading Companies & Distributors	160,477	—	—	—	90	160,567
Transportation Infrastructure	311,343	—	—	—	—	311,343
Total	$17,400,614	$40,153	$16,274	$6,304	$868	$17,464,213

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

(35) The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of March 31, 2025:

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Aerospace & Defense	$303,037	$—	$—	$—	$—	$303,037	2.7%
Automobile Components	184,604	—	—	—	—	184,604	1.6%
Banks	19,888	—	—	—	—	19,888	0.2%
Beverages	26,081	—	—	—	—	26,081	0.2%
Building Products	233,204	—	—	—	—	233,204	2.1%
Capital Markets	330,144	—	—	—	—	330,144	2.9%
Chemicals	79,094	—	—	—	143	79,237	0.7%
Commercial Services & Supplies	1,171,594	—	—	—	—	1,171,594	10.3%
Communications Equipment	251,813	212	—	—	—	252,025	2.2%
Construction & Engineering	348,213	—	—	—	144	348,357	3.1%
Construction Materials	58,792	—	—	—	—	58,792	0.5%
Consumer Finance	76,488	—	—	—	—	76,488	0.7%
Consumer Staples Distribution & Retail	331,029	3,250	—	—	—	334,279	2.9%
Containers & Packaging	286,375	—	—	—	—	286,375	2.5%
Diversified Consumer Services	455,898	—	—	—	—	455,898	4.0%
Diversified Telecommunication Services	189,938	—	—	—	—	189,938	1.7%
Electric Utilities	191,599	—	—	—	—	191,599	1.7%
Electrical Equipment	115,744	—	—	—	—	115,744	1.0%
Electronic Equipment, Instruments & Components	30,325	—	—	—	—	30,325	0.3%
Energy Equipment & Services	34,442	—	—	—	—	34,442	0.3%
Entertainment	157,055	—	—	—	—	157,055	1.4%
Financial Services	1,288,929	—	—	6,167	—	1,295,096	11.4%
Food Products	10,094	—	—	—	149	10,243	0.1%
Ground Transportation	110,671	—	—	—	—	110,671	1.0%
Health Care Equipment & Supplies	353,098	—	—	—	—	353,098	3.1%
Health Care Providers & Services	1,000,193	—	—	—	—	1,000,193	8.8%
Health Care Technology	280,422	—	—	—	—	280,422	2.5%
Hotels, Restaurants & Leisure	883,999	—	16,498	—	—	900,497	7.9%
Household Durables	179,586	—	—	—	—	179,586	1.6%
Household Products	108,194	—	—	—	172	108,366	1.0%
Independent Power & Renewable Electricity Producers	84,553	—	—	—	—	84,553	0.7%
Industrial Conglomerates	—	—	—	—	57	57	0.0%
Insurance	933,635	—	—	49	—	933,684	8.2%
Interactive Media & Services	106,835	—	—	—	—	106,835	0.9%
IT Services	265,913	—	—	—	66	265,979	2.3%
Leisure Products	200,934	—	—	—	—	200,934	1.8%
Life Sciences Tools & Services	311,902	—	—	—	—	311,902	2.7%
Machinery	304,114	—	—	—	—	304,114	2.7%
Media	446,999	—	—	—	—	446,999	3.9%
Oil, Gas & Consumable Fuels	68,209	—	—	—	—	68,209	0.6%
Paper & Forest Products	19,700	—	—	—	—	19,700	0.2%
Personal Care Products	285,533	—	—	—	—	285,533	2.5%
Pharmaceuticals	376,114	—	—	226	137	376,477	3.3%
Professional Services	952,556	—	—	41	—	952,597	8.4%
Real Estate Management & Development	134,767	—	—	—	—	134,767	1.2%
Software	2,394,977	—	—	—	—	2,394,977	21.0%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Specialty Retail	$388,486	$—	$—	$—	$—	$388,486	3.4%
Technology Hardware, Storage & Peripherals	296,129	—	—	—	—	296,129	2.6%
Textiles, Apparel & Luxury Goods	265,768	—	—	—	—	265,768	2.3%
Trading Companies & Distributors	159,134	—	—	—	98	159,232	1.4%
Transportation Infrastructure	313,804	—	—	—	—	313,804	2.8%
Total	$17,400,605	$3,462	$16,498	$6,483	$966	$17,428,014	153.3%
% of Net Assets	153.1%	0.0%	0.1%	0.1%	0.0%	153.3%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Industry Classification	Percentage of Total Investments (at Fair Value) as of March 31, 2025
Software	13.9%
Financial Services	7.4%
Commercial Services & Supplies	6.7%
Health Care Providers & Services	5.7%
Professional Services	5.5%
Insurance	5.4%
Hotels, Restaurants & Leisure	5.2%
Diversified Consumer Services	2.6%
Media	2.6%
Pharmaceuticals	2.2%
Specialty Retail	2.2%
Construction & Engineering	2.0%
Health Care Equipment & Supplies	2.0%
Capital Markets	1.9%
Consumer Staples Distribution & Retail	1.9%
Life Sciences Tools & Services	1.8%
Transportation Infrastructure	1.8%
Aerospace & Defense	1.7%
Machinery	1.7%
Technology Hardware, Storage & Peripherals	1.7%
Personal Care Products	1.6%
Containers & Packaging	1.6%
Health Care Technology	1.6%
IT Services	1.5%
Textiles, Apparel & Luxury Goods	1.5%
Communications Equipment	1.4%
Building Products	1.3%
Leisure Products	1.2%
Automobile Components	1.1%
Diversified Telecommunication Services	1.1%
Electric Utilities	1.1%
Household Durables	1.0%
Entertainment	0.9%
Trading Companies & Distributors	0.9%
Real Estate Management & Development	0.8%
Electrical Equipment	0.7%
Ground Transportation	0.6%
Household Products	0.6%
Interactive Media & Services	0.6%
Chemicals	0.5%
Independent Power & Renewable Electricity Producers	0.5%
Consumer Finance	0.4%
Oil, Gas & Consumable Fuels	0.4%
Construction Materials	0.3%
Electronic Equipment, Instruments & Components	0.2%
Energy Equipment & Services	0.2%
Banks	0.1%
Beverages	0.1%
Food Products	0.1%
Paper & Forest Products	0.1%
Industrial Conglomerates	0.0%
100.0%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2025

(In thousands, except share data)

Geographic Region	Percentage of Total Investments (at Fair Value) as of March 31, 2025
United States	78.5%
United Kingdom	9.9%
Europe	9.6%
Canada	0.8%
Australia	0.6%
Asia	0.3%
Caribbean	0.3%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Aerospace & Defense
DYNASTY ACQUISITION CO I
Dynasty Acquisition Co., Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	10/31/2031	$5,000	$4,994	$5,029	(8)(14)
Kaman
Ovation Parent Inc	First Lien Secured Debt - Term Loan	S+350, 0.75% Floor	4/21/2031	9,975	9,952	10,056	(15)
MRO Holdings
MRO Holdings, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	12/17/2030	90,330	89,203	91,008	(4)(9)(15)
Signia Aerospace
Signia Aerospace, LLC	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	12/11/2031	5,815	5,801	5,826	(15)
	First Lien Secured Debt - Delayed Draw	S+300, 0.50% Floor	12/11/2031	—	(1)	—	(11)(28)
					5,800	5,826
Transdigm
Transdigm Inc.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	1/19/2032	2,826	2,819	2,835	(8)(15)
		Total Aerospace & Defense			$112,768	$114,754

Automobile Components
Caliber
Wand Newco 3, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	1/30/2031	$23,449	$23,413	$23,575	(14)
Clarience Technologies
Truck-Lite Co., LLC	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	2/13/2031	146,890	143,880	145,583	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+575, 0.75% Floor	2/13/2031	—	(316)	(142)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	2/13/2030	—	(309)	(147)	(4)(5)(11)(28)
					143,255	145,294
Mavis Tire Express Services
Mavis Tire Express Services TopCo, L.P.	First Lien Secured Debt - Term Loan	S+350, 0.75% Floor	5/4/2028	24,489	24,510	24,683	(14)
		Total Automobile Components			$191,178	$193,552

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Banks
G&A
G&A Partners Holding Company II, LLC	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	3/1/2031	$16,116	$15,821	$15,834	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	3/1/2031	631	586	507	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	3/1/2030	—	(30)	(31)	(4)(5)(9)(11)(28)
		Total Banks			$16,377	$16,310

Biotechnology
Azurity Pharmaceuticals
Azurity Pharmaceuticals, Inc.	First Lien Secured Debt - Term Loan	S+673, 0.75% Floor	9/20/2027	$43,767	$42,869	$42,891	(15)
		Total Biotechnology			$42,869	$42,891

Building Products
Chamberlain Group
Chariot Buyer LLC	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	11/3/2028	$20,779	$20,745	$20,928	(14)
Kodiak
Kodiak BP, LLC	First Lien Secured Debt - Term Loan	S+375, 0.00% Floor	12/4/2031	40,300	40,098	40,380	(15)
Omnimax
Omnimax International, LLC	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	12/6/2030	30,561	29,956	29,950	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	12/6/2030	—	(93)	(94)	(4)(5)(28)
					29,863	29,856
Quikrete
Quikrete Holdings, Inc.	Unfunded Commitment Secured Debt - Backstop Loan	Variable	8/24/2025	—	—	—	(4)(28)(32)
	Unsecured Debt - Backstop Loan	Variable	8/24/2025	—	—	—	(4)(28)(32)
					—	—
Reliable Doors
Reliable Doors, LLC	First Lien Secured Debt - Term Loan	S+625, 1.00% Floor	10/4/2028	6,233	6,134	6,233	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+625, 1.00% Floor	10/4/2028	2,114	2,073	2,114	(4)(9)(14)(28)
	First Lien Secured Debt - Revolver	S+625, 1.00% Floor	10/4/2028	114	105	114	(4)(9)(11)(14)(28)
					8,312	8,461

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
RF Fager
R.F. Fager Company, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	3/4/2030	3,102	3,039	3,047	(4)(9)(14)(15)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	3/4/2030	—	(10)	(18)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	3/4/2030	—	(16)	(15)	(4)(5)(9)(11)(28)
					3,013	3,014
US LBM
LBM Acquisition, LLC	First Lien Secured Debt - Term Loan	S+385, 0.75% Floor	12/17/2027	43,336	43,015	43,499	(14)
Visual Comfort
VC GB Holdings I Corp	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	7/21/2028	19,086	19,036	19,120	(15)
		Total Building Products			$164,082	$165,258

Capital Markets
Arrowhead Engineered Products
Arrowhead Holdco Company	First Lien Secured Debt - Term Loan	S+265 (Includes 2.75% PIK)	8/31/2028	$10,134	$10,134	$8,740	(4)(15)
Dragon Buyer
Dragon Buyer Inc	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	9/30/2031	6,368	6,337	6,390	(15)
Edelman Financial Services
The Edelman Financial Center, LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	4/7/2028	37,570	37,584	37,858	(14)
Focus Financial
Focus Financial Partners, LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	9/15/2031	29,799	29,726	30,110	(14)
	First Lien Secured Debt - Delayed Draw	S+325, 0.00% Floor	9/15/2031	—	—	—	(28)
					29,726	30,110
Rialto
Rialto Management Group, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	12/5/2030	70,567	69,869	69,861	(4)(14)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	12/5/2030	—	(24)	(24)	(4)(5)(11)(28)
					69,845	69,837
True Potential
Kane Bidco Limited	First Lien Secured Debt - Corporate Bond	SONIA+635, 0.00% Floor	2/15/2028	£69,000	86,473	86,869	(3)(4)(8)(9)(17)
	First Lien Secured Debt - Corporate Bond	6.50%	2/15/2027	£2,000	2,387	2,512	(3)(8)(9)
	First Lien Secured Debt - Corporate Bond	5.00%	2/15/2027	€1,000	1,088	1,039	(3)(8)(9)
					89,948	90,420
		Total Capital Markets			$243,574	$243,355

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Chemicals
AOC
LSF11 A5 HoldCo LLC	First Lien Secured Debt - Term Loan	S+361, 0.50% Floor	10/15/2028	$37,485	$37,259	$37,763	(14)
Heubach
Heubach Holdings USA LLC	First Lien Secured Debt - Term Loan	S+1026, 1.00% Floor	4/30/2024	1,657	1,457	828	(4)(8)(15)(25)
SK Neptune Husky Group Sarl	First Lien Secured Debt - Term Loan	S+715, 0.50% Floor	1/3/2029	9,588	9,545	—	(4)(8)(15)(25)
					11,002	828
RMC
RMC Topco LLC	Common Equity - Equity Unit	N/A	N/A	100 Shares	100	118	(4)(9)(31)
Rochester Midland Corporation	First Lien Secured Debt - Term Loan	S+625, 1.00% Floor	8/1/2029	4,913	4,812	4,950	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	8/1/2029	739	606	744	(4)(9)(11)(14)(28)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	8/1/2029	—	(38)	—	(4)(9)(11)(28)
					5,480	5,812
Solenis Holding Limited
Solenis Holding Limited	First Lien Secured Debt - Term Loan	S+326, 0.50% Floor	6/20/2031	27,948	27,450	28,070	(15)
Vita Global
Vita Global FinCo Limited	First Lien Secured Debt - Term Loan	SONIA+710, 0.00% Floor	7/6/2027	£16,471	22,335	18,558	(3)(4)(8)(17)
		Total Chemicals			$103,526	$91,031

Commercial Services & Supplies
Allied Universal
Allied Universal Holdco LLC	First Lien Secured Debt - Term Loan	S+385, 0.50% Floor	5/12/2028	$29,215	$29,148	$29,346	(14)
American Express GBT
GBT US III LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	7/25/2031	20,000	19,952	20,123	(8)(15)
Avenu Insights
ACP Avenu Buyer, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	10/2/2029	6,188	6,044	6,095	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	10/2/2029	1,091	1,049	1,051	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	10/2/2029	238	215	222	(4)(9)(11)(15)(28)
					7,308	7,368

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
BDO USA
BDO USA, P.A.	First Lien Secured Debt - Term Loan	S+500, 2.00% Floor	8/31/2028	194,276	191,245	194,277	(4)(9)(14)
Beeline
IQN Holding Corp.	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	5/2/2029	64,119	63,700	64,119	(4)(15)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	5/2/2028	2,011	1,982	2,011	(4)(11)(15)(28)
					65,682	66,130
Best Trash
Bingo Group Buyer, Inc.	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	7/10/2031	17,523	17,315	17,348	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	7/10/2031	—	(31)	(54)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	7/10/2031	63	39	42	(4)(9)(11)(15)(28)
					17,323	17,336
CDK
Central Parent Inc	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	7/6/2029	15,960	15,929	15,769	(15)
Encore
AVSC Holding Corp.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	12/5/2031	202,349	198,341	198,302	(4)(14)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	12/5/2029	—	(427)	(433)	(4)(5)(11)(28)
					197,914	197,869
Fortis Fire
Fortis Fire & Safety Holdings LP	Common Equity - Equity Unit	N/A	N/A	9 Shares	90	108	(4)(9)(31)
GardaWorld
Garda World Security Corporation	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	2/1/2029	18,722	18,682	18,828	(8)(14)
Heritage Environmental Services
Heritage Environmental Services, Inc.	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	1/31/2031	87,983	86,787	88,642	(4)(9)(15)
	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	1/31/2031	11,762	11,705	11,703	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	1/31/2031	—	(30)	(31)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	1/31/2030	—	(5)	—	(4)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+550, 4.50% Floor	1/31/2030	—	(155)	—	(4)(9)(11)(28)
					98,302	100,314

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
HKA
Mount Olympus Bidco Limited	First Lien Secured Debt - Term Loan	S+575, 0.50% Floor	8/9/2029	13,705	13,419	13,431	(4)(8)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+575, 0.50% Floor	8/9/2029	4,760	4,738	4,665	(4)(8)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+650, 0.50% Floor	8/9/2029	568	538	528	(4)(8)(9)(11)(15)(28)
					18,695	18,624
Ironclad
Ironhorse Purchaser, LLC	First Lien Secured Debt - Term Loan	S+676, 1.00% Floor	9/30/2027	3,037	2,990	2,976	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+676, 1.00% Floor	9/30/2027	—	(21)	(29)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+676, 1.00% Floor	9/30/2027	157	150	147	(4)(9)(11)(14)(28)
					3,119	3,094
Profile Products
Profile Products LLC	First Lien Secured Debt - Term Loan	S+585, 0.75% Floor	11/12/2027	4,863	4,863	4,863	(4)(16)
QA Group
Ichnaea UK Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+600, 0.00% Floor	10/5/2029	£31,000	36,687	38,809	(3)(4)(8)(9)(17)
R.R. Donnelley
R. R. Donnelley & Sons Company	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	8/8/2029	175,560	170,623	172,049	(4)(9)(14)
Resource Innovations
North Haven RI Buyer, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	3/29/2030	11,910	11,695	11,692	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	3/29/2030	1,390	1,350	1,335	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	3/29/2030	1,500	1,456	1,455	(4)(9)(11)(14)(28)
					14,501	14,482
SafetyCo
HEF Safety Ultimate Holdings, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	11/19/2029	10,539	10,313	10,539	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	11/19/2029	—	(30)	—	(4)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	11/17/2029	687	657	687	(4)(9)(11)(15)(28)
					10,940	11,226
SAVATREE
CI (Quercus) Intermediate Holdings, LLC	First Lien Secured Debt - Term Loan	S+515, 0.75% Floor	6/6/2031	17,284	17,116	16,985	(4)(15)
	First Lien Secured Debt - Revolver	S+515, 0.75% Floor	6/6/2031	189	157	149	(4)(11)(14)(28)
					17,273	17,134

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Smith System
Smith Topco, Inc.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	11/6/2029	13,175	12,922	13,175	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	11/6/2029	—	(31)	—	(4)(9)(11)(28)
					12,891	13,175
Stamps.com
Auctane, Inc.	First Lien Secured Debt - Term Loan	S+585, 0.75% Floor	10/5/2028	31,606	31,225	31,606	(4)(9)(16)
SumUp
SumUp Holdings Luxembourg S.a.r.l.	First Lien Secured Debt - Delayed Draw	E+661, 1.50% Floor	5/23/2031	€40,000	42,883	40,657	(3)(4)(8)(11)(20)(28)
Tranzonic
TZ Buyer LLC	First Lien Secured Debt - Term Loan	S+610, 0.75% Floor	8/14/2028	19,750	19,127	19,404	(4)(9)(14)
	First Lien Secured Debt - Term Loan	S+635, 0.75% Floor	8/14/2028	17,603	17,306	17,295	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+610, 0.75% Floor	8/14/2028	49,476	48,647	48,611	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+635, 0.75% Floor	8/12/2028	4,576	4,511	4,496	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+585, 0.75% Floor	8/14/2028	1,737	1,694	1,707	(4)(9)(14)
	First Lien Secured Debt - Revolver	S+635, 0.75% Floor	8/14/2028	182	172	171	(4)(9)(11)(14)(28)
TZ Parent LLC	Common Equity - Equity Unit	N/A	N/A	50 Shares	50	94	(4)(9)(31)
					91,507	91,778
United Site Services
Vortex Opco LLC	First Lien Secured Debt - Term Loan	S+425, 0.50% Floor	12/17/2028	35,177	35,079	22,355	(9)(15)
	First Lien Secured Debt - Term Loan	S+625, 0.50% Floor	4/30/2030	8,380	8,117	8,694	(9)(15)
					43,196	31,049
USA DeBusk
USA DeBusk LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	4/30/2031	13,249	13,064	13,080	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	4/30/2031	550	513	487	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	4/30/2030	550	525	527	(4)(9)(11)(14)(15)(28)
					14,102	14,094
		Total Commercial Services & Supplies			$1,174,080	$1,170,108

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Communications Equipment
CommScope
Commscope, LLC	First Lien Secured Debt - Term Loan	S+550, 2.00% Floor	12/17/2029	$90,000	$88,913	$91,294	(8)(15)
	First Lien Secured Debt - Corporate Bond	9.50%	12/15/2031	11,000	10,757	11,416	(8)
					99,670	102,710
MCA
Mobile Communications America, Inc.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	10/16/2029	8,340	8,163	8,319	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	10/16/2029	518	487	511	(4)(9)(11)(14)(15)(28)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	10/16/2029	340	312	336	(4)(9)(11)(15)(28)
					8,962	9,166
Mitel Networks
MLN US Holdco LLC	First Lien Secured Debt - Term Loan	11.13%	10/18/2027	6,395	6,244	4,668	(4)(8)(15)(25)
	Second Lien Secured Debt - Term Loan	11.39%	10/18/2027	38,156	36,810	5,723	(4)(8)(15)(25)
					43,054	10,391
		Total Communications Equipment			$151,686	$122,267

Construction & Engineering
American Restoration
American Restoration Holdings, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	7/24/2030	$6,463	$6,341	$6,350	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	7/24/2030	5,222	5,110	5,105	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	7/24/2030	389	356	358	(4)(9)(11)(15)(28)
					11,807	11,813
Amey
Project Ardent Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+550, 0.00% Floor	11/12/2031	£163,000	203,705	199,978	(3)(4)(8)(17)
Arcosa
Arcosa, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	8/12/2031	7,500	7,500	7,570	(8)(14)
Circor
Cube A&D Buyer Inc	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	10/17/2031	14,000	13,991	14,111	(9)(15)
Construction Partners
Construction Partners, Inc.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	11/3/2031	7,000	6,983	7,048	(8)(14)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Pave America
Pave America Interco, LLC	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	2/7/2028	36,910	36,097	36,356	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+675, 1.00% Floor	2/7/2028	3,373	3,305	3,322	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	2/7/2028	2,350	2,278	2,282	(4)(9)(11)(15)(28)
					41,680	41,960
Traffic Management Solutions
Traffic Management Solutions, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	11/26/2030	7,379	7,270	7,268	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	11/26/2030	—	(45)	(46)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	11/26/2030	121	100	100	(4)(11)(15)(28)
					7,325	7,322
Trench Plate Rental Co.
Trench Plate Rental Co.	First Lien Secured Debt - Term Loan	S+560, 1.00% Floor	12/3/2026	44,318	43,974	43,543	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+560, 1.00% Floor	12/3/2026	3,568	3,538	3,489	(4)(9)(11)(15)(28)
Trench Safety Solutions Holdings, LLC	Common Equity - Equity Unit	N/A	N/A	331 Shares	50	32	(4)(9)(31)
					47,562	47,064
		Total Construction & Engineering			$340,553	$336,866

Construction Materials
Hobbs & Associates
Hobbs & Associates LLC/VA	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	7/23/2031	$17,273	$17,251	$17,389	(14)
	First Lien Secured Debt - Delayed Draw	S+325, 0.00% Floor	7/23/2031	1,178	1,179	1,186	(15)(28)
					18,430	18,575
Volunteer Materials
Volunteer AcquisitionCo, LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	9/1/2029	5,131	5,024	5,002	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	9/1/2029	378	370	368	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	9/1/2029	—	(15)	(19)	(4)(5)(9)(11)(28)
					5,379	5,351
		Total Construction Materials			$23,809	$23,926

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Consumer Finance
LendingTree
LendingTree, Inc.	First Lien Secured Debt - Term Loan	S+575, 1.50% Floor	3/27/2031	$54,424	$53,168	$54,424	(4)(8)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+575, 1.50% Floor	3/27/2031	—	(316)	—	(4)(8)(9)(11)(28)
		Total Consumer Finance			$52,852	$54,424

Consumer Staples Distribution & Retail
ASDA
Bellis Acquisition Company PLC	First Lien Secured Debt - Term Loan	SONIA+603, 0.00% Floor	10/22/2029	£97,403	$114,725	$121,939	(3)(4)(8)(9)(17)
	First Lien Secured Debt - Term Loan	E+400, 0.00% Floor	5/14/2031	€5,000	5,275	5,073	(3)(8)(9)(20)
					120,000	127,012
Elida Beauty
PHOENIX YW BUYER, INC.	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	5/31/2030	12,206	11,952	11,962	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	5/31/2030	—	(35)	(34)	(4)(5)(9)(11)(28)
					11,917	11,928
Patriot Pickle
Patriot Foods Buyer, Inc.	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	12/24/2029	6,518	6,404	6,453	(4)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	12/22/2029	—	(21)	(25)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	12/22/2029	—	(16)	(9)	(4)(5)(9)(11)(28)
					6,367	6,419
Protein for Pets
Protein For Pets Opco, LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	9/20/2030	45,057	44,236	44,268	(4)(9)(14)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	9/20/2030	—	(83)	(83)	(4)(5)(9)(11)(28)
					44,153	44,185
Rise Baking
Viking Baked Goods Acquisition Corporation	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	10/24/2031	160,000	157,635	157,600	(4)(14)
		Total Consumer Staples Distribution & Retail			$340,072	$347,144

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Containers & Packaging
Ardagh Metal
Ardagh Metal Packaging Finance plc	First Lien Secured Debt - Term Loan	E+450, 1.00% Floor	9/24/2029	€59,921	$66,493	$61,603	(3)(4)(8)(19)
Berlin Packaging
Berlin Packaging L.L.C.	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	6/7/2031	20,958	20,980	21,104	(14)
BOX Partners
Bp Purchaser LLC	First Lien Secured Debt - Term Loan	S+576, 0.75% Floor	12/11/2028	7,313	7,313	6,654	(4)(15)
Tekni-Plex
Trident TPI Holdings, Inc.	First Lien Secured Debt - Term Loan	S+375, 0.50% Floor	9/15/2028	42,286	42,252	42,718	(14)
		Total Containers & Packaging			$137,038	$132,079

Distributors
ORS Nasco
WC ORS Buyer, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	8/7/2031	$75,129	$74,047	$74,002	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/7/2031	—	(102)	(215)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/7/2031	3,730	3,526	3,515	(4)(9)(11)(15)(28)
WC ORS Holdings, L.P.	Common Equity - Limited Partnership	N/A	N/A	90,443 Shares	90	93	(4)(9)(31)
					77,561	77,395
PureStar
AMCP Clean Acqusition Company, LLC	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	6/15/2028	94,288	93,102	94,641	(9)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	6/15/2028	3,040	3,025	3,051	(9)(11)(15)(28)
					96,127	97,692
		Total Distributors			$173,688	$175,087

Diversified Consumer Services
Accelerate Learning
Eagle Purchaser, Inc.	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	3/22/2030	$20,167	$19,675	$20,066	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+675, 1.00% Floor	3/22/2030	2,813	2,749	2,785	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	3/22/2029	3,947	3,859	3,888	(4)(9)(14)(15)(28)
					26,283	26,739

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)		Cost (29)	Fair Value (1)(30)
Adevinta
Aurelia Netherlands Midco 2 B.V.	First Lien Secured Debt - Term Loan	E+586, 0.00% Floor	5/29/2031		€99,299	105,775	101,831	(3)(4)(8)(9)(20)
Cognita Schools
Lernen US Finco LLC	First Lien Secured Debt - Term Loan	S+400, 0.50% Floor	10/27/2031		7,500	7,463	7,594	(8)(15)
Excelligence
Excelligence Learning Corporation	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	1/18/2030		84,798	83,305	83,950	(4)(9)(15)
	First Lien Secured Debt - Revolver	P+575, 1.00% Floor	1/18/2030		814	584	678	(4)(9)(11)(23)(28)
						83,889	84,628
Greencross
Vermont Aus Pty Ltd	First Lien Secured Debt - Term Loan	BBSW+575, 0.75% Floor	3/23/2028	A$	157,535	106,887	97,019	(3)(4)(8)(9)(24)
ISP
International Schools Partnership Limited	First Lien Secured Debt - Delayed Draw	E+525, 0.00% Floor	7/6/2028		€—	(1,373)	(1,373)	(3)(4)(5)(8)(11)(28)
SERVPRO
One Silver Serve, LLC	First Lien Secured Debt - Term Loan	S+510, 1.00% Floor	12/18/2028		21,102	20,926	20,891	(4)(14)
	First Lien Secured Debt - Delayed Draw	S+535, 1.00% Floor	12/18/2028		12,766	12,599	12,575	(4)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+535, 1.00% Floor	12/18/2028		—	(39)	(48)	(4)(5)(11)(28)
						33,486	33,418
Walter's Wedding
WH BorrowerCo, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	8/1/2030		25,827	25,460	25,440	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	8/1/2030		—	(205)	(220)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	8/1/2030		2,201	2,138	2,133	(4)(9)(11)(15)(28)
						27,393	27,353
		Total Diversified Consumer Services				$389,803	$377,209

Electric Utilities
Congruex
Congruex Group LLC	First Lien Secured Debt - Term Loan	S+165 (Includes 5.00% PIK)	5/3/2029		$29,847	$29,330	$23,225	(9)(15)
GridTek
BGIF IV Fearless Utility Services, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	6/9/2031		135,058	133,787	133,708	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	6/9/2031		—	(226)	(491)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.50% Floor	6/7/2030		—	(214)	(235)	(4)(5)(9)(11)(28)
						133,347	132,982

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Thunder Generation
Thunder Generation Funding LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	10/3/2031	29,925	29,814	30,158	(15)
Westinghouse
Brookfield WEC Holdings Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	1/27/2031	9,975	9,984	9,995	(14)
		Total Electric Utilities			$202,475	$196,360

Electrical Equipment
Antylia Scientific
CPI Buyer, LLC	First Lien Secured Debt - Term Loan	S+576, 0.75% Floor	11/1/2028	$30,748	$30,748	$30,440	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+576, 0.75% Floor	11/1/2028	4,109	4,102	4,062	(4)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+576, 0.75% Floor	10/30/2026	—	—	(33)	(4)(5)(11)(28)
					34,850	34,469
International Wire Group
IW Buyer LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	6/28/2029	20,165	19,777	19,964	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	6/28/2029	—	(71)	(31)	(4)(5)(9)(11)(28)
					19,706	19,933
Trescal
Ruler Bidco S.A R.L.	First Lien Secured Debt - Term Loan	E+550, 0.00% Floor	4/29/2030	€28,282	30,333	28,857	(3)(4)(8)(9)(19)
	First Lien Secured Debt - Term Loan	S+550, 0.50% Floor	4/29/2030	11,498	11,214	11,412	(4)(8)(9)(15)
	First Lien Secured Debt - Delayed Draw	E+650, 0.00% Floor	4/29/2030	€11,200	12,078	11,427	(3)(4)(8)(9)(19)
	First Lien Secured Debt - Delayed Draw	E+500, 0.00% Floor	4/29/2030	€4,990	5,506	4,978	(3)(4)(8)(9)(11)(19)(28)
					59,131	56,674
		Total Electrical Equipment			$113,687	$111,076

Electronic Equipment, Instruments & Components
Kidde
Lsf12 Crown US Commercial Bidco, LLC	First Lien Secured Debt - Term Loan	S+425, 0.00% Floor	12/2/2031	$7,320	$7,246	$7,320	(14)
Lightning Power
Lightning Power, LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	8/18/2031	11,471	11,419	11,616	(14)(15)
Madison Safety
Madison Safety & Flow LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	9/26/2031	8,978	8,987	9,054	(14)
		Total Electronic Equipment, Instruments & Components			$27,652	$27,990

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Energy Equipment & Services
Camin Cargo
Camin Cargo Control Holdings, Inc.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	12/7/2029	$31,223	$30,615	$30,855	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	12/7/2029	—	(44)	(56)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	P+550, 1.00% Floor	12/7/2029	2,618	2,528	2,562	(4)(9)(11)(15)(23)(28)
		Total Energy Equipment & Services			$33,099	$33,361

Entertainment
Chernin Entertainment
Jewel Purchaser, Inc.	First Lien Secured Debt - Term Loan	S+560, 0.50% Floor	7/1/2027	$87,577	$86,002	$87,577	(4)(9)(15)
		Total Entertainment			$86,002	$87,577

Financial Services
AffiniPay
Eclipse Buyer, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	9/8/2031	$22,738	$22,517	$22,511	(4)(14)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	9/8/2031	—	(19)	(39)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+475, 0.50% Floor	9/8/2031	—	(19)	(20)	(4)(5)(11)(28)
Eclipse Topco, Inc.	Preferred Equity - Preferred Stocks	N/A	N/A	6,302,250 Shares	5,940	6,176	(4)(31)
					28,419	28,628
Alpha FMC
Actium Midco 3	First Lien Secured Debt - Term Loan	SONIA+525, 0.00% Floor	8/30/2031	£35,254	45,403	44,025	(3)(4)(8)(17)
	First Lien Secured Debt - Term Loan	S+525, 0.00% Floor	8/30/2031	41,610	40,778	41,506	(4)(8)(16)
	First Lien Secured Debt - Term Loan	E+525, 0.00% Floor	8/30/2031	€18,790	20,355	19,318	(3)(4)(8)(20)
	First Lien Secured Debt - Delayed Draw	SONIA+525, 0.00% Floor	8/30/2031	£—	(225)	(112)	(3)(4)(5)(8)(11)(28)
					106,311	104,737
Alter Domus
Chrysaor Bidco Sarl	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	7/17/2031	6,052	6,052	6,111	(8)(14)
	First Lien Secured Debt - Delayed Draw	S+350, 0.50% Floor	5/14/2031	—	—	—	(8)(28)
					6,052	6,111

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
ASC Engineered Solutions
Tailwind Fire Flow Investor, LP	Common Equity - Membership Interest	N/A	N/A	100 Shares	101	101	(4)(31)
Ascensus Holdings, Inc.
Ascensus Holdings, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	8/2/2028	41,560	41,309	41,975	(14)
AssetMark
GTCR Everest Borrower, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	9/5/2031	8,000	7,981	8,042	(15)
Crete PA
Crete PA Holdco, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	11/25/2030	23,256	23,141	23,140	(4)(14)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	11/25/2030	—	(57)	(58)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	11/25/2030	—	(17)	(17)	(4)(5)(11)(28)
					23,067	23,065
Dechra
Dechra Finance US LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	12/3/2031	9,000	8,978	9,053	(8)(14)
Evelyn
Violin Finco Guernsey Limited	First Lien Secured Debt - Term Loan	SONIA+550, 0.00% Floor	6/24/2031	£79,678	100,123	98,752	(3)(4)(8)(9)(17)
	First Lien Secured Debt - Delayed Draw	SONIA+550, 0.00% Floor	6/24/2031	£—	(31)	(67)	(3)(4)(5)(8)(9)(11)(28)
					100,092	98,685
GC Waves
GC Waves Holdings, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/4/2030	63,530	63,453	63,276	(4)(14)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/4/2030	4,031	3,850	3,897	(4)(11)(14)(28)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/4/2030	—	(3)	(11)	(4)(5)(11)(28)
					67,300	67,162
Gen II
PEX Holdings LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	11/26/2031	15,357	15,319	15,453	(15)
ISIO
Madonna Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+525, 0.00% Floor	9/26/2031	£23,819	30,300	29,223	(3)(4)(8)(17)
	First Lien Secured Debt - Delayed Draw	SONIA+525, 0.00% Floor	10/25/2031	£—	(62)	(61)	(3)(4)(5)(8)(11)(28)
					30,238	29,162

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Jensen Hughes
Jensen Hughes, Inc	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	9/1/2031	78,054	76,923	76,883	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	9/1/2031	—	(157)	(407)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	9/1/2031	—	(126)	(132)	(4)(5)(11)(28)
					76,640	76,344
Nexity
Evoriel	First Lien Secured Debt - Term Loan	E+525, 0.00% Floor	4/2/2031	€43,574	46,057	44,572	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Delayed Draw	E+525, 0.00% Floor	4/2/2031	€7,470	8,414	7,447	(3)(4)(8)(9)(11)(20)(28)
					54,471	52,019
Ocorian
Orthrus Ltd	First Lien Secured Debt - Term Loan	S+625, 1.00% Floor	12/5/2031	42,268	41,634	41,634	(4)(8)(15)
	First Lien Secured Debt - Term Loan	SONIA+625, 0.00% Floor	12/5/2031	£17,915	22,502	22,091	(3)(4)(8)(17)
	First Lien Secured Debt - Term Loan	E+625, 0.00% Floor	12/5/2031	€15,998	16,679	16,323	(3)(4)(8)(19)
	First Lien Secured Debt - Delayed Draw	SONIA+625, 0.00% Floor	12/5/2031	£—	(239)	(235)	(3)(4)(5)(8)(11)(28)
					80,576	79,813
Paymentsense
Hurricane Cleanco Limited	First Lien Secured Debt - Term Loan	12.50% (includes 6.25% PIK)	11/21/2029	£50,024	59,258	61,059	(3)(4)(8)(9)
PIB
Paisley Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+475, 0.00% Floor	5/7/2031	£83,858	104,170	104,194	(3)(4)(8)(9)(17)
	First Lien Secured Debt - Term Loan	E+475, 0.00% Floor	5/7/2031	€28,797	30,762	29,606	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Delayed Draw	SONIA+525, 0.00% Floor	5/7/2031	£3,813	4,690	4,720	(3)(4)(8)(9)(11)(17)(28)
					139,622	138,520
PMA
PMA Parent Holdings, LLC	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	1/31/2031	14,013	13,869	13,865	(4)(15)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	1/31/2031	—	(10)	(10)	(4)(5)(11)(28)
					13,859	13,855
Stretto
Stretto, Inc.	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	10/13/2028	125,933	123,913	125,303	(4)(9)(15)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Strongpoint
Howardsimon LLC	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	12/13/2030	21,176	21,124	21,124	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	12/13/2030	12,000	11,887	11,922	(4)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	12/13/2030	—	(9)	(9)	(4)(5)(11)(28)
					33,002	33,037
Title Resource Group
RE Closing Buyer Corp.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	9/27/2031	114,713	112,493	112,418	(4)(8)(9)(15)
Truvant
NPPI Buyer, LLC	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	8/20/2029	25,725	25,362	25,339	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	8/20/2029	—	(43)	(83)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	8/20/2029	—	(55)	(55)	(4)(5)(9)(11)(28)
					25,264	25,201
VEPF VII
VEPF VII Holdings, L.P.	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	2/28/2028	19,776	19,715	20,037	(4)(8)(15)
		Total Financial Services			$1,173,980	$1,169,780

Financing
Singular Bank
Pluto Holdco Limited	First Lien Secured Debt - Term Loan	7.32% PIK	6/9/2025	€12,976	$14,018	$13,408	(3)(4)(8)(9)(19)
		Total Financing			$14,018	$13,408

Food Products
Nutpods
Green Grass Foods, Inc.	First Lien Secured Debt - Term Loan	S+625, 1.00% Floor	12/26/2029	$3,713	$3,648	$3,703	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	12/26/2029	—	(21)	(3)	(4)(5)(9)(11)(28)
Nutpods Holdings, Inc.	Common Equity - Stock	N/A	N/A	125 Shares	125	153	(4)(9)(31)
		Total Food Products			$3,752	$3,853

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Ground Transportation
Boasso
Channelside AcquisitionCo, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	6/30/2028	$39,929	$39,224	$39,829	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	6/30/2028	—	(21)	(11)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	7/1/2026	—	(2)	(10)	(4)(5)(9)(11)(28)
					39,201	39,808
First Student
First Student Bidco Inc.	First Lien Secured Debt - Term Loan	S+250, 0.50% Floor	7/21/2028	4,408	4,414	4,422	(15)
Genesee & Wyoming
Genesee & Wyoming Inc.	First Lien Secured Debt - Term Loan	S+175, 0.00% Floor	4/10/2031	4,988	4,988	4,984	(15)
Olympus Terminals
Olympus Terminals Holdco II LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	12/17/2030	37,255	36,515	36,510	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	12/17/2030	—	(119)	(120)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	12/17/2030	—	(199)	(200)	(4)(5)(11)(28)
					36,197	36,190
Transportation Insight
TI Intermediate Holdings, LLC	First Lien Secured Debt - Term Loan	S+460 (Includes 1.00% PIK)	6/18/2027	7,352	7,352	4,080	(4)(15)
		Total Ground Transportation			$92,152	$89,484

Health Care Equipment & Supplies
Corpuls
Heartbeat BidCo GmbH	First Lien Secured Debt - Term Loan	E+650, 0.50% Floor	6/28/2030	€20,000	$21,460	$20,613	(3)(4)(8)(9)(19)
Medline
Medline Borrower LP	First Lien Secured Debt - Term Loan	S+225, 0.50% Floor	10/23/2028	29,935	29,970	30,075	(14)
Resonetics
Resonetics, LLC	First Lien Secured Debt - Term Loan	S+325, 0.75% Floor	6/18/2031	9,975	9,963	10,051	(14)
TerSera Therapeutics
TerSera Therapeutics LLC	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	4/4/2029	16,750	16,433	16,750	(4)(9)(14)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	4/4/2029	—	(24)	—	(4)(9)(11)(28)
					16,409	16,750

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Treace Medical Concepts
Treace Medical Concepts, Inc.	First Lien Secured Debt - Term Loan	S+610, 1.00% Floor	4/1/2027	7,292	7,273	7,219	(4)(8)(9)(14)(26)
	First Lien Secured Debt - Delayed Draw	S+610, 1.00% Floor	4/1/2027	—	—	(44)	(4)(5)(8)(9)(26)(28)
	First Lien Secured Debt - Revolver	S+410, 1.00% Floor	4/1/2027	200	200	185	(4)(8)(9)(11)(14)(26)(28)
					7,473	7,360
Zest Dental Solutions
Zest Acquisition Corp.	First Lien Secured Debt - Term Loan	S+551, 0.00% Floor	2/8/2028	20,838	20,637	21,099	(15)
Zeus
Zeus Company LLC	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	2/28/2031	53,763	53,026	54,300	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	2/28/2031	3,518	3,428	3,554	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	2/28/2030	—	(98)	—	(4)(9)(11)(28)
					56,356	57,854
		Total Health Care Equipment & Supplies			$162,268	$163,802

Health Care Providers & Services
Advarra
Advarra Holdings, Inc.	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	9/13/2031	$134,261	$133,611	$133,590	(4)(9)(14)
	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	9/15/2031	54,001	53,739	53,731	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	9/15/2031	—	(30)	(62)	(4)(5)(9)(11)(28)
					187,320	187,259
Affordable Care
ACI Group Holdings, Inc.	First Lien Secured Debt - Term Loan	S+285, 0.75% Floor	8/2/2028	4,924	4,924	4,850	(4)(14)
All Star Healthcare
All Star Recruiting Locums, LLC	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	5/1/2030	6,922	6,795	6,887	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	5/1/2030	—	(16)	(9)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	5/1/2030	217	194	211	(4)(9)(11)(15)(28)
					6,973	7,089
Allied Benefit Systems
Allied Benefit Systems Intermediate LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	10/31/2030	78,029	77,002	78,029	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	10/31/2030	14,310	14,108	14,310	(4)(9)(14)
					91,110	92,339

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Athenahealth
Athenahealth Group Inc.	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	2/15/2029	51,433	50,787	51,662	(14)
CNSI
Acentra Holdings, LLC	First Lien Secured Debt - Term Loan	S+550, 0.50% Floor	12/17/2029	37,705	36,776	37,328	(4)(9)(15)
	First Lien Secured Debt - Term Loan	S+575, 0.50% Floor	12/17/2028	2,935	2,885	2,920	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 0.50% Floor	12/17/2029	—	(48)	(74)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+550, 0.50% Floor	12/17/2029	427	342	387	(4)(9)(11)(15)(28)
					39,955	40,561
Concentra Health Services
Concentra Health Services Inc	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	7/26/2031	7,481	7,472	7,547	(8)(14)
CoreTrust
Coretrust Purchasing Group LLC	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	10/1/2029	37,611	36,836	37,235	(4)(14)
	First Lien Secured Debt - Delayed Draw	S+525, 0.75% Floor	10/1/2029	—	(77)	(79)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	10/1/2029	—	(97)	(47)	(4)(5)(11)(28)
					36,662	37,109
CorroHealth
Coding Solutions Acquisition Inc	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	8/7/2031	36,069	35,592	35,527	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/7/2031	—	(71)	(82)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/7/2031	3,006	2,957	2,954	(4)(11)(16)(28)
					38,478	38,399
Dental Care Alliance
DCA Investment Holding LLC	First Lien Secured Debt - Term Loan	S+641, 0.75% Floor	4/3/2028	2,424	2,424	2,352	(4)(15)
Eating Recovery Center
ERC Topco Holdings, LLC	First Lien Secured Debt - Term Loan	S+625 (Includes 3.25% PIK)	11/9/2028	35,308	35,308	13,505	(4)(15)(25)
	First Lien Secured Debt - Term Loan	11.12% PIK	11/10/2028	882	882	338	(4)(15)(25)
	First Lien Secured Debt - Term Loan	11.12% PIK	11/10/2027	19	19	7	(4)(14)(25)
	First Lien Secured Debt - Revolver	S+625 (Includes 3.25% PIK)	11/10/2027	2,412	2,404	439	(4)(14)(25)(28)
					38,613	14,289

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Ensemble Health
Ensemble RCM, LLC	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	8/1/2029	31,485	31,375	31,755	(14)(15)
ExamWorks
Electron BidCo Inc.	First Lien Secured Debt - Term Loan	S+275, 0.50% Floor	11/1/2028	4,974	4,977	4,999	(14)
Exemplar Healthcare
EHC Holdings Holdco Limited	First Lien Secured Debt - Term Loan	SONIA+575, 0.00% Floor	9/30/2031	£48,000	62,925	58,889	(3)(4)(8)(17)
	First Lien Secured Debt - Delayed Draw	SONIA+575, 0.00% Floor	9/30/2031	£2,400	2,236	2,404	(3)(4)(8)(11)(17)(28)
					65,161	61,293
Gainwell
Gainwell Acquisition Corp.	First Lien Secured Debt - Term Loan	S+410, 0.75% Floor	10/1/2027	57,210	55,652	55,558	(15)
Gateway Services
Gateway US Holdings, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/22/2028	64,583	64,278	64,260	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	9/22/2026	14,837	14,837	14,763	(4)(15)
	First Lien Secured Debt - Term Loan	S+490, 0.75% Floor	9/22/2028	5,346	5,267	5,319	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	9/22/2026	6,942	6,877	6,908	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	11/14/2026	—	—	(21)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	9/22/2026	—	(10)	(13)	(4)(5)(11)(28)
					91,249	91,216
Hanger
Hanger, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	10/23/2031	18,605	18,548	18,811	(14)
	First Lien Secured Debt - Delayed Draw	S+350, 0.00% Floor	10/23/2031	—	(7)	—	(11)(14)(28)
					18,541	18,811
Legacy.com
Lotus Topco Inc.	First Lien Secured Debt - Term Loan	S+475, 1.00% Floor	6/7/2030	11,706	11,543	11,530	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	6/7/2030	—	(40)	(88)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+475, 1.00% Floor	6/7/2030	—	(32)	(35)	(4)(5)(11)(28)
					11,471	11,407
Omega Healthcare
OMH-Healthedge Holdings, Inc.	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	10/8/2029	107,459	105,189	107,459	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	10/8/2029	—	(234)	—	(4)(9)(11)(28)
					104,955	107,459

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Parexel
Phoenix Newco, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	11/15/2028	19,568	19,550	19,727	(14)
Practice Plus Group
Practice Plus Group Bidco Limited / Practice Plus Group Holdings Limited	First Lien Secured Debt - Term Loan	SONIA+625, 0.50% Floor	11/19/2029	£10,000	11,647	12,237	(3)(4)(8)(9)(17)
	First Lien Secured Debt - Term Loan	SONIA+650, 0.50% Floor	11/19/2029	£5,000	6,180	6,119	(3)(4)(8)(9)(17)
					17,827	18,356
Public Partnerships
PPL Acquisition LLC	First Lien Secured Debt - Term Loan	S+635, 0.75% Floor	7/1/2028	8,388	8,228	8,095	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+635, 0.75% Floor	7/1/2028	—	(12)	(35)	(4)(5)(9)(11)(28)
PPL Equity LP	Preferred Equity - Preferred Stocks	N/A	N/A	50,000 Shares	50	50	(4)(9)(31)
	Preferred Equity - Equity Unit	N/A	N/A	50,000 Shares	50	—	(4)(9)(31)
					8,316	8,110
Smile Brands
Smile Brands Inc.	First Lien Secured Debt - Term Loan	S+610 (Includes 1.29% PIK)	10/12/2027	7,561	7,561	6,918	(4)(15)
Southern Veterinary Partners
Southern Veterinary Partners, LLC	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	12/4/2031	25,000	24,876	25,208	(15)
Team Select
TS Investors, LLC	First Lien Secured Debt - Term Loan	S+560, 1.00% Floor	5/4/2029	7,668	7,486	7,572	(4)(9)(14)
	First Lien Secured Debt - Term Loan	S+660, 1.00% Floor	5/4/2029	7,609	7,505	7,514	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+560, 1.00% Floor	5/4/2029	440	419	421	(4)(9)(11)(14)(28)
	First Lien Secured Debt - Delayed Draw	S+560, 1.00% Floor	11/4/2025	—	(16)	(29)	(4)(5)(9)(28)
	First Lien Secured Debt - Revolver	S+560, 1.00% Floor	5/4/2029	—	(16)	(9)	(4)(5)(9)(11)(28)
					15,378	15,469
Tivity Health
Tivity Health, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	6/28/2029	112,423	111,196	112,985	(4)(9)(14)
Vizient
Vizient, Inc.	First Lien Secured Debt - Term Loan	S+200, 0.50% Floor	8/1/2031	6,239	6,224	6,295	(14)
		Total Health Care Providers & Services			$1,099,027	$1,079,022

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)		Cost (29)	Fair Value (1)(30)
Health Care Technology
Clario
eResearchTechnology, Inc.	First Lien Secured Debt - Term Loan	S+400, 1.00% Floor	2/4/2027		$19,768	$19,386	$19,915	(14)
Imprivata
Imprivata, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	12/1/2027		11,909	11,957	12,005	(15)
Novotech
Novotech SG Holdings Pte. Ltd./ Novotech Aus Bidco Pty Ltd/Novotech Holdings USA LLC	First Lien Secured Debt - Term Loan	S+525, 0.00% Floor	6/27/2031		42,857	42,349	42,351	(4)(8)(9)(16)
	First Lien Secured Debt - Delayed Draw	S+525, 0.00% Floor	6/27/2031		500	417	416	(4)(8)(9)(11)(16)(28)
						42,766	42,767
Press Ganey
Azalea TopCo, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	4/30/2031		4,627	4,632	4,646	(14)
Wellsky
Project Ruby Ultimate Parent Corp.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	3/10/2028		41,790	41,620	42,038	(15)
		Total Health Care Technology				$120,361	$121,371

Hotels, Restaurants & Leisure
Bally's
Bally's Corp	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	10/2/2028		$496	$480	$470	(8)(15)
Caesars Entertainment
Caesars Entertainment, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.50% Floor	2/6/2031		7,462	7,446	7,488	(8)(14)
Delivery Hero
Delivery Hero Finco Germany GmbH	First Lien Secured Debt - Term Loan	K+500, 0.50% Floor	12/12/2029	₩	194,831,194	138,676	133,668	(3)(4)(8)(9)(18)
Delivery Hero SE	Unsecured Debt - Convertible Bond	3.37%	2/21/2030		€100	96	103	(3)(8)(9)
						138,772	133,771
Formula One
Delta 2	First Lien Secured Debt - Term Loan	S+200, 0.50% Floor	9/30/2031		3,333	3,333	3,346	(8)(15)
	First Lien Secured Debt - Term Loan	S+200, 0.50% Floor	9/10/2031		1,667	1,667	1,673	(8)(15)
						5,000	5,019

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
JOA
Joker Holdco 3 S.a r.l.	First Lien Secured Debt - Term Loan	E+611, 0.00% Floor	4/19/2031	€137,000	143,261	140,847	(3)(4)(8)(9)(19)
Life Time Fitness
Life Time, Inc.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	11/5/2031	12,000	11,970	12,064	(8)(14)
Nottingham Forest FC
Nottingham Forest Football Club Limited	First Lien Secured Debt - Term Loan	8.75%	12/20/2027	£25,000	31,136	30,985	(3)(4)
PARS
PARS Group LLC	First Lien Secured Debt - Term Loan	S+685, 1.50% Floor	4/3/2028	8,794	8,707	8,662	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+685, 1.50% Floor	4/3/2028	—	—	(14)	(4)(5)(9)(28)
					8,707	8,648
Playa Hotels & Resorts
Playa Resorts Holding B.V.	First Lien Secured Debt - Term Loan	S+275, 0.50% Floor	1/5/2029	4,975	4,980	4,985	(8)(14)
Scientific Games Lottery
Scientific Games Holdings LP	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	4/4/2029	18,927	18,922	18,996	(15)
Sky Zone
CircusTrix Holdings LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	7/18/2028	12,423	12,186	12,423	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	7/18/2028	1,284	1,257	1,284	(4)(9)(11)(14)(28)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	7/18/2028	806	792	806	(4)(9)(14)(28)
					14,235	14,513
Sports Invest
Sports Invest Holdings Ltd.	First Lien Secured Debt - Term Loan	10.50%	10/3/2029	£25,000	32,183	30,437	(3)(4)(8)
		Total Hotels, Restaurants & Leisure			$417,092	$408,223

Household Durables
Ergotron
Ergotron Acquisition, LLC	First Lien Secured Debt - Term Loan	S+536, 0.75% Floor	7/6/2028	$8,930	$8,813	$8,930	(4)(14)
Ergotron Investments, LLC	Common Equity - Equity Unit	N/A	N/A	500 Shares	50	65	(4)(31)
					8,863	8,995

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
HOV
K Hovnanian Enterprises Inc	First Lien Secured Debt - Revolver	S+450, 3.00% Floor	6/30/2026	5,600	3,259	3,500	(4)(8)(9)(11)(14)(28)
	First Lien Secured Debt - Corporate Bond	11.75%	9/30/2029	1,950	1,905	2,131	(8)(9)
	First Lien Secured Debt - Corporate Bond	8.00%	9/30/2028	2,000	1,984	2,033	(8)(9)
					7,148	7,664
Polywood
Poly-Wood, LLC	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	3/20/2030	121,987	119,512	121,987	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	3/20/2030	—	(226)	—	(4)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+575, 1.00% Floor	3/20/2030	—	(452)	—	(4)(9)(11)(28)
					118,834	121,987
Weber-Stephen Products
Weber-Stephen Products LLC	First Lien Secured Debt - Term Loan	S+325, 0.75% Floor	10/30/2027	10,694	10,160	10,678	(14)
		Total Household Durables			$145,005	$149,324

Household Products
Action
Peer Holding III B.V.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	7/1/2031	$7,648	$7,648	$7,701	(8)(15)
Advantice Health
Jazz AH Holdco, LLC	First Lien Secured Debt - Term Loan	S+510, 0.75% Floor	4/3/2028	7,038	7,038	6,903	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+510, 0.75% Floor	4/3/2028	119	119	117	(4)(15)
	First Lien Secured Debt - Revolver	S+510, 0.75% Floor	4/3/2028	240	233	225	(4)(11)(16)(28)
					7,390	7,245
Ardagh
Ardagh Group S.A.	First Lien Secured Debt - Term Loan	8.88%	7/2/2029	€99,000	105,154	101,524	(3)(4)(8)(9)
		Total Household Products			$120,192	$116,470

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Independent Power & Renewable Electricity Producers
Calpine Corporation
Calpine Corporation	First Lien Secured Debt - Term Loan	S+175, 0.00% Floor	1/31/2031	$4,987	$4,992	$4,979	(14)
Esdec
Esdec Solar Group B.V.	First Lien Secured Debt - Term Loan	E+625, 0.50% Floor	8/30/2028	€48,141	53,209	45,378	(3)(4)(8)(9)(19)
	First Lien Secured Debt - Delayed Draw	E+611, 0.50% Floor	8/30/2028	€15,194	16,777	14,224	(3)(4)(8)(9)(11)(19)(28)
					69,986	59,602
		Total Independent Power & Renewable Electricity Producers			$74,978	$64,581

Insurance
Alera Group
Alera Group, Inc.	First Lien Secured Debt - Term Loan	S+535, 0.75% Floor	10/2/2028	$25,709	$25,319	$25,709	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+585, 0.75% Floor	10/2/2028	37,361	37,135	37,734	(4)(9)(11)(14)(28)
	First Lien Secured Debt - Delayed Draw	S+535, 0.75% Floor	10/2/2028	29,738	29,323	29,738	(4)(9)(14)
					91,777	93,181
Alliant Holdings
Alliant Holdings Intermediate, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	9/19/2031	18,953	18,918	19,025	(14)
AssuredPartners
AssuredPartners, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	2/14/2031	34,575	34,534	34,689	(14)
Asurion
Asurion, LLC	First Lien Secured Debt - Term Loan	S+336, 0.00% Floor	7/31/2027	34,978	34,815	34,942	(14)
	First Lien Secured Debt - Term Loan	S+336, 0.00% Floor	12/23/2026	8,085	8,042	8,089	(14)
					42,857	43,031
Broadstreet Partners
BroadStreet Partners, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	6/13/2031	9,975	9,987	10,021	(14)
Galway
Galway Borrower LLC	First Lien Secured Debt - Term Loan	S+450, 0.75% Floor	9/29/2028	33,994	33,684	34,079	(9)(15)
	First Lien Secured Debt - Delayed Draw	S+450, 0.75% Floor	9/29/2028	700	680	702	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+450, 0.75% Floor	9/29/2028	251	224	251	(4)(9)(11)(15)(28)
					34,588	35,032

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Higginbotham
HIG Intermediate, Inc.	Preferred Equity - Preferred Stocks	N/A	N/A	50,000 Shares	49	49	(4)(31)
Higginbotham Insurance Agency, Inc.	First Lien Secured Debt - Term Loan	S+450, 1.00% Floor	11/24/2028	122,959	122,767	122,959	(4)(14)
	First Lien Secured Debt - Delayed Draw	S+475, 1.00% Floor	11/24/2028	6,649	6,513	6,649	(4)(11)(14)(28)
					129,329	129,657
Hilb Group
Thg Acquisition, LLC	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/31/2031	89,928	89,059	89,029	(4)(14)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/31/2031	—	(97)	(100)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/31/2031	745	648	644	(4)(11)(14)(28)
					89,610	89,573
Howden Group
Hyperion Refinance Sarl	First Lien Secured Debt - Term Loan	S+300, 0.50% Floor	2/15/2031	47,184	47,007	47,565	(8)(14)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	2/15/2031	66,000	64,003	64,900	(4)(8)(11)(15)(28)
					111,010	112,465
Hub International
Hub International Limited	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	6/20/2030	4,963	4,979	4,999	(15)
Patriot Growth Insurance Services
Patriot Growth Insurance Services, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	10/16/2028	31,815	31,815	31,815	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	10/16/2028	4,216	4,164	4,216	(4)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	10/16/2028	1,156	1,156	1,156	(4)(11)(14)(28)
					37,135	37,187
Risk Strategies
Accession Risk Management Group, Inc.	First Lien Secured Debt - Term Loan	S+490, 0.75% Floor	11/1/2029	51,122	51,013	50,984	(4)(15)
	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	11/1/2029	6,940	6,916	6,922	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	11/1/2029	—	19	(62)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+490, 0.75% Floor	11/1/2029	—	(3)	(2)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	11/1/2029	—	—	(8)	(4)(5)(11)(28)
					57,945	57,834

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Safe-Guard
SG Acquisition, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	4/3/2030	94,366	93,123	94,365	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	4/3/2030	—	(51)	—	(4)(9)(11)(28)
					93,072	94,365
Sedgwick
Sedgwick Claims Management Services, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	7/31/2031	9,975	9,951	10,047	(8)(15)
Truist
Truist Insurance Holdings, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	5/6/2031	8,149	8,135	8,186	(15)
	First Lien Secured Debt - Revolver	S+351, 0.00% Floor	5/6/2029	—	(489)	(435)	(4)(5)(11)(28)
					7,646	7,751
		Total Insurance			$773,338	$778,857

IT Services
Anaplan
Anaplan, Inc.	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	6/21/2029	$159,692	$157,461	$159,293	(4)(15)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	6/21/2028	—	(106)	(23)	(4)(5)(11)(28)
					157,355	159,270
Astek
FINANCIERE ASTEK	First Lien Secured Debt - Term Loan	E+650, 0.00% Floor	4/25/2031	€50,293	52,578	51,315	(3)(4)(8)(9)(19)
	First Lien Secured Debt - Delayed Draw	E+650, 0.00% Floor	4/25/2031	€14,758	15,574	14,962	(3)(4)(8)(9)(11)(19)(28)
					68,152	66,277
Genesys Cloud
Greeneden U.S. Holdings II, LLC	First Lien Secured Debt - Term Loan	S+300, 0.75% Floor	12/1/2027	18,760	18,760	18,942	(14)
Peraton
Peraton Corp.	First Lien Secured Debt - Term Loan	S+385, 0.75% Floor	2/1/2028	37,338	37,180	34,837	(14)
Sysnet North America
Sysnet North America, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	8/6/2030	21,000	20,701	20,685	(4)(15)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/6/2030	2,105	2,050	2,046	(4)(11)(15)(28)
					22,751	22,731

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Vensure
Vensure Employer Services, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	9/27/2031	126,956	125,720	125,686	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	9/27/2031	8,018	7,805	7,657	(4)(9)(11)(15)(28)
					133,525	133,343
Version 1
Investment Company 24 Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+515, 0.00% Floor	7/11/2029	£6,559	7,663	8,150	(3)(4)(8)(9)(17)
	First Lien Secured Debt - Term Loan	E+515, 0.00% Floor	7/11/2029	€4,029	3,978	4,143	(3)(4)(8)(9)(19)
	First Lien Secured Debt - Delayed Draw	SONIA+575, 0.00% Floor	7/11/2029	£1,377	1,348	1,415	(3)(4)(8)(9)(11)(17)
	First Lien Secured Debt - Delayed Draw	SONIA+651, 0.00% Floor	7/11/2029	£872	767	856	(3)(4)(8)(9)(11)(17)(28)
	First Lien Secured Debt - Delayed Draw	E+575, 0.00% Floor	7/11/2029	€—	425	(43)	(3)(4)(5)(8)(9)(11)(28)
					14,181	14,521
Virtusa
Virtusa Corporation	First Lien Secured Debt - Term Loan	S+325, 0.75% Floor	2/15/2029	12,780	12,794	12,886	(14)
		Total IT Services			$464,698	$462,807

Leisure Products
Lime
Neutron Holdings, Inc.	First Lien Secured Debt - Term Loan	10.00%	9/30/2026	$75,000	$74,069	$75,375	(4)(9)
Peloton
Peloton Interactive, Inc.	First Lien Secured Debt - Term Loan	S+600, 0.00% Floor	5/30/2029	72,884	72,222	74,736	(8)(14)
Varsity Brands, LLC
Varsity Brands, LLC	First Lien Secured Debt - Term Loan	S+375, 0.00% Floor	8/26/2031	43,000	42,815	43,103	(15)
		Total Leisure Products			$189,106	$193,214

Life Sciences Tools & Services
Curia
Curia Global, Inc.	First Lien Secured Debt - Term Loan	S+385, 0.75% Floor	8/30/2026	$81,936	$78,543	$78,564	(15)
		Total Life Sciences Tools & Services			$78,543	$78,564

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Machinery
Alliance Laundry Systems
Alliance Laundry Systems LLC	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	8/19/2031	$9,000	$8,996	$9,072	(14)
Carlisle Fluid Technologies
LSF12 Donnelly Bidco, LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	10/2/2029	14,813	14,500	14,561	(4)(9)(14)
Charter Next Generation
Charter Next Generation, Inc.	First Lien Secured Debt - Term Loan	S+300, 0.75% Floor	11/29/2030	16,121	16,153	16,228	(14)
Duravant
Engineered Machinery Holdings, Inc.	First Lien Secured Debt - Term Loan	S+401, 0.75% Floor	5/19/2028	19,763	19,680	19,941	(15)
Husky Technologies
Titan Acquisition Ltd of Canada	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	2/15/2029	40,234	39,757	40,625	(8)(16)
JPW
JPW Industries Holding Corporation	First Lien Secured Debt - Term Loan	S+588, 2.00% Floor	11/22/2028	115,830	113,452	114,961	(4)(9)(15)
ProMach
Pro Mach Group, Inc.	First Lien Secured Debt - Term Loan	S+350, 1.00% Floor	8/31/2028	30,816	30,900	31,123	(14)
		Total Machinery			$243,438	$246,511

Marine Transportation
Meritus Gas Partners
MGP Holdings III Corp.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	3/1/2030	$19,616	$19,265	$19,322	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	3/1/2030	6,087	5,982	5,963	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	P+525, 1.00% Floor	3/1/2030	458	424	429	(4)(9)(11)(23)(28)
		Total Marine Transportation			$25,671	$25,714

Media
Accelerate360
Accelerate360 Holdings, LLC	First Lien Secured Debt - Term Loan	S+626, 1.00% Floor	2/11/2027	$68,972	$68,972	$68,283	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+576, 1.00% Floor	2/11/2027	24,956	24,956	24,497	(4)(9)(11)(15)(28)
					93,928	92,780

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Advantage Sales
Advantage Sales & Marketing Inc.	First Lien Secured Debt - Term Loan	S+451, 0.75% Floor	10/28/2027	15,193	15,208	15,171	(8)(15)
Associa
Associations Inc.	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	7/2/2028	17,429	17,414	17,473	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	7/2/2028	226	225	227	(4)(15)(28)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	7/2/2028	543	542	544	(4)(11)(15)(28)
					18,181	18,244
Cablevision Systems
CSC Holdings, LLC	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	1/18/2028	116,355	112,729	114,383	(8)(14)
	First Lien Secured Debt - Term Loan	L+250, 0.00% Floor	4/15/2027	15,000	14,065	13,875	(8)
	First Lien Secured Debt - Revolver	S+225, 0.00% Floor	7/13/2027	81	62	73	(4)(8)(14)(28)
					126,856	128,331
Charter Communications
Charter Communications Operating, LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	12/15/2031	20,000	19,950	19,981	(8)(14)
Clear Channel International
Clear Channel International B.V.	First Lien Secured Debt - Term Loan	S+225, 5.25% Floor	8/5/2027	30,000	29,726	29,925	(4)(8)(15)
EchoStar Corporation
EchoStar Corporation	First Lien Secured Debt - Corporate Bond	10.75%	11/30/2029	72,552	73,313	78,108	(8)
	Secured Debt - Corporate Bond	6.75%	11/30/2030	99	98	90	(8)
	Secured Debt - Corporate Bond	3.88%	11/30/2030	80	80	85	(8)
					73,491	78,283
Escalent
M&M OPCO, LLC	First Lien Secured Debt - Term Loan	S+810, 1.00% Floor	4/7/2029	9,357	9,137	9,170	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+810, 1.00% Floor	4/7/2029	—	(5)	(5)	(4)(5)(9)(11)(28)
					9,132	9,165
Gannett
Gannett Co., Inc.	First Lien Secured Debt - Convertible Bond	6.00%	12/1/2031	500	528	665	(4)(8)
Gannett Holdings, LLC	First Lien Secured Debt - Term Loan	S+500, 1.50% Floor	10/15/2029	211,385	208,324	208,214	(4)(8)(14)
	First Lien Secured Debt - Delayed Draw	S+500, 1.50% Floor	10/15/2029	—	(62)	(65)	(4)(5)(8)(28)
					208,790	208,814

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Material+
Material Holdings, LLC	First Lien Secured Debt - Term Loan	S+1600 (Includes 8.03% PIK)	8/19/2027	6,375	6,375	5,642	(4)(15)(25)
	First Lien Secured Debt - Term Loan	10.43% PIK	8/19/2027	1,576	1,576	—	(4)(15)(25)
					7,951	5,642
McGraw Hill
McGraw-Hill Education, Inc.	First Lien Secured Debt - Term Loan	S+400, 0.50% Floor	8/6/2031	27,883	27,306	28,234	(15)
		Total Media			$630,519	$634,570

Oil, Gas & Consumable Fuels
ArcLight
AL GCX Holdings, LLC	First Lien Secured Debt - Term Loan	S+275, 0.50% Floor	5/17/2029	$5,000	$5,024	$5,040	(14)
Brookfield Infrastructure Partners
BIP Pipeco Holdings LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	12/6/2030	9,617	9,649	9,663	(14)
GIP Pilot
GIP Pilot Acquisition Partners, L.P.	First Lien Secured Debt - Term Loan	S+250, 0.00% Floor	10/4/2030	1,980	1,993	1,995	(15)
WhiteWater DBR
WhiteWater DBR HoldCo LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	3/3/2031	6,280	6,307	6,325	(15)
		Total Oil, Gas & Consumable Fuels			$22,973	$23,023

Personal Care Products
Heat Makes Sense
Amika OpCo LLC	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	7/1/2029	$34,650	$34,061	$34,910	(4)(9)(16)
	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	7/1/2029	7,891	7,775	7,871	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	7/1/2028	—	(20)	(4)	(4)(5)(9)(11)(28)
Ishtar Co-Invest-B LP	Common Equity - Stock	N/A	N/A	39 Shares	22	—	(4)(9)(31)
Oshun Co-Invest-B LP	Common Equity - Stock	N/A	N/A	11 Shares	11	—	(4)(9)(31)
					41,849	42,777

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
KDC
KDC/ONE Development Corporation, Inc.	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	8/15/2028	36,295	35,872	36,584	(14)
PDC Brands
Parfums Holding Company, Inc.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	6/27/2030	164,742	163,201	163,094	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	6/27/2029	—	(92)	(103)	(4)(5)(9)(11)(28)
					163,109	162,991
RoC Skincare
RoC Holdco LLC	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	2/21/2031	25,418	24,953	24,973	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	2/21/2030	—	(76)	(77)	(4)(5)(9)(11)(28)
					24,877	24,896
		Total Personal Care Products			$265,707	$267,248

Pharmaceuticals
Alcresta
Alcresta Holdings, LP	Preferred Equity - Preferred Stocks	N/A	N/A	$116 Shares	$116	$124	(4)(9)(31)
	Preferred Equity - Equity Unit	N/A	N/A	1,176 Shares	1	28	(4)(9)(31)
Alcresta Therapeutics Inc.	First Lien Secured Debt - Term Loan	S+575, 1.00% Floor	3/12/2030	4,499	4,418	4,432	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+575, 1.00% Floor	3/31/2030	—	(76)	(65)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+575, 1.00% Floor	3/31/2029	—	(15)	(13)	(4)(5)(9)(11)(28)
					4,444	4,506
Bausch Health
Bausch Health Companies Inc.	First Lien Secured Debt - Term Loan	S+535, 0.50% Floor	2/1/2027	153,179	144,063	149,925	(8)(14)
	First Lien Secured Debt - Corporate Bond	5.50%	11/1/2025	791	749	771	(8)
					144,812	150,696
Catalent
Creek Parent, Inc.	First Lien Secured Debt - Term Loan	S+525, 0.75% Floor	12/18/2031	202,397	198,874	198,855	(4)(14)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	12/18/2031	—	(507)	(509)	(4)(5)(11)(28)
					198,367	198,346

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Ceva
Financiere Mendel SASU	First Lien Secured Debt - Term Loan	S+325, 0.00% Floor	11/8/2030	4,953	4,910	4,992	(8)(15)
Eversana
LSCS Holdings, Inc.	First Lien Secured Debt - Term Loan	S+461, 0.50% Floor	12/16/2028	24,484	24,278	24,682	(14)
ExactCare
ExactCare Parent, Inc.	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	11/5/2029	40,269	39,325	40,068	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	11/5/2029	—	(99)	(22)	(4)(5)(9)(11)(28)
					39,226	40,046
Rarebreed
Rarebreed Veterinary Partners, Inc.	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	4/18/2030	15,041	14,767	14,740	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	4/18/2030	12,695	12,451	11,970	(4)(9)(11)(14)(28)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	4/18/2030	—	(103)	(116)	(4)(5)(9)(11)(28)
					27,115	26,594
		Total Pharmaceuticals			$443,152	$449,862

Professional Services
EAB
EAB Global, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	8/16/2028	$56,144	$56,036	$56,432	(14)
FGS Global
Kite Bidco Inc.	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	9/20/2031	61,788	60,869	60,861	(4)(16)
	First Lien Secured Debt - Delayed Draw	S+500, 0.00% Floor	9/20/2031	—	(113)	(114)	(4)(5)(28)
					60,756	60,747
Kroll
Deerfield Dakota Holding, LLC	First Lien Secured Debt - Term Loan	S+375, 1.00% Floor	4/9/2027	2,496	2,468	2,447	(15)
Legends
Legends Hospitality Holding Company, LLC	First Lien Secured Debt - Term Loan	S+550 (Includes 2.75% PIK)	8/22/2031	98,668	96,791	97,682	(4)(9)(10)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	8/22/2031	—	(55)	(58)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	8/22/2030	1,153	936	1,037	(4)(9)(11)(14)(28)
					97,672	98,661

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
VFS Global
Speed Midco 3 S.A R.L.	First Lien Secured Debt - Term Loan	E+495, 0.00% Floor	5/16/2029	€115,020	123,134	120,335	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Term Loan	S+495, 0.00% Floor	5/16/2029	54,980	54,980	55,255	(4)(8)(9)(16)
	First Lien Secured Debt - Term Loan	SONIA+495, 0.00% Floor	5/16/2029	£31,767	40,229	40,167	(3)(4)(8)(9)(17)
					218,343	215,757
		Total Professional Services			$435,275	$434,044

Real Estate Management & Development
3Phase Elevator
Polyphase Elevator Holding Company	First Lien Secured Debt - Term Loan	S+510 (Includes 5.00% PIK)	6/23/2027	$3,554	$3,554	$3,119	(4)(15)
Pritchard Industries
Pritchard Industries, LLC	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	10/13/2027	6,321	6,321	6,273	(4)(16)
Redfin
Redfin Corporation	First Lien Secured Debt - Term Loan	S+575, 1.50% Floor	10/20/2028	62,706	61,058	61,295	(4)(8)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+575, 1.50% Floor	10/20/2028	63,024	61,383	61,606	(4)(8)(9)(15)
					122,441	122,901
		Total Real Estate Management & Development			$132,316	$132,293

Software
Accela
Accela, Inc.	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	9/3/2030	$18,286	$17,970	$18,286	(4)(9)(14)
	First Lien Secured Debt - Revolver	S+600, 0.75% Floor	9/3/2030	—	(28)	—	(4)(9)(11)(28)
					17,942	18,286
Access Group
Armstrong Bidco Limited	First Lien Secured Debt - Term Loan	SONIA+525, 0.00% Floor	6/28/2029	£27,600	33,041	33,948	(3)(4)(8)(17)
	First Lien Secured Debt - Delayed Draw	SONIA+525, 0.00% Floor	6/28/2029	£14,400	17,257	17,712	(3)(4)(8)(17)
					50,298	51,660

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Alteryx
Azurite Intermediate Holdings, Inc.	First Lien Secured Debt - Term Loan	S+650, 0.75% Floor	3/19/2031	20,144	19,865	20,094	(4)(9)(14)
	First Lien Secured Debt - Delayed Draw	S+650, 0.75% Floor	3/19/2031	45,781	45,158	45,667	(4)(9)(14)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	3/19/2031	—	(98)	(18)	(4)(5)(9)(11)(28)
					64,925	65,743
Avalara
Avalara, Inc.	First Lien Secured Debt - Term Loan	S+625, 0.75% Floor	10/19/2028	136,364	133,941	136,364	(4)(15)
	First Lien Secured Debt - Revolver	S+625, 0.75% Floor	10/19/2028	—	(218)	—	(4)(11)(28)
					133,723	136,364
Avetta
Artifact Bidco, Inc.	First Lien Secured Debt - Term Loan	S+450, 0.50% Floor	7/28/2031	63,399	62,793	63,399	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+450, 0.50% Floor	7/28/2031	—	(73)	—	(4)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+450, 0.50% Floor	7/26/2030	—	(103)	—	(4)(9)(11)(28)
					62,617	63,399
AVI-SPL
A&V Holdings Midco, LLC	First Lien Secured Debt - Term Loan	S+500, 0.00% Floor	6/6/2031	176,041	173,552	173,523	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.00% Floor	6/6/2031	—	(246)	(510)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.00% Floor	6/6/2031	—	—	—	(4)(9)(11)(28)
					173,306	173,013
BMC Software
Boxer Parent Company Inc.	First Lien Secured Debt - Term Loan	S+375, 0.00% Floor	7/30/2031	33,327	33,275	33,644	(15)
Certinia
Certinia Inc	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	8/4/2030	60,627	59,579	60,021	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+725, 1.00% Floor	8/3/2029	—	(93)	(40)	(4)(5)(9)(11)(28)
					59,486	59,981
CINC Systems
1475 Holdings, LLC	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	1/18/2030	3,929	3,859	3,872	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+575, 0.75% Floor	1/19/2030	—	(18)	(15)	(4)(5)(9)(11)(28)
					3,841	3,857

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Citrix
Cloud Software Group, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.50% Floor	3/30/2029	33,255	31,527	33,395	(15)
	First Lien Secured Debt - Term Loan	S+375, 0.50% Floor	3/21/2031	25,242	25,168	25,355	(15)
					56,695	58,750
Cohesity
Clover Holdings 2, LLC	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	11/1/2031	25,000	24,752	25,313	(14)
Coupa Software
Coupa Software Incorporated	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	2/27/2030	55,008	53,896	55,008	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 0.75% Floor	2/27/2030	—	(46)	—	(4)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	2/27/2029	—	(66)	(19)	(4)(5)(9)(11)(28)
					53,784	54,989
Databricks
Databricks, Inc.	First Lien Secured Debt - Term Loan	S+450, 0.00% Floor	4/4/2029	123,226	122,609	123,535	(14)
	First Lien Secured Debt - Delayed Draw	S+450, 0.00% Floor	1/19/2031	—	(136)	—	(28)
					122,473	123,535
DigiCert
Dcert Buyer, Inc.	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	10/16/2026	45,067	44,845	43,409	(14)
Duck Creek Technologies
Disco Parent, LLC	First Lien Secured Debt - Term Loan	S+750, 1.00% Floor	3/30/2029	25,032	24,547	25,345	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+750, 1.00% Floor	3/30/2029	—	(38)	—	(4)(9)(11)(28)
					24,509	25,345
Everbridge
Everbridge Holdings, LLC	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/2/2031	61,481	61,189	61,789	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	7/2/2031	6,025	5,989	6,055	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	7/2/2031	—	(29)	—	(4)(9)(28)
					67,149	67,844

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Flexera
Flexera Software LLC	First Lien Secured Debt - Term Loan	S+300, 0.75% Floor	3/3/2028	25,452	25,441	25,655	(15)
G2CI
Evergreen IX Borrower 2023, LLC	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	9/30/2030	122,797	120,520	121,569	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/1/2029	—	(200)	(101)	(4)(5)(9)(11)(28)
					120,320	121,468
GrayMatter
Genius Bidco LLC	First Lien Secured Debt - Term Loan	S+525, 1.00% Floor	5/1/2030	4,616	4,531	4,535	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	5/1/2030	—	(15)	(30)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+525, 1.00% Floor	5/1/2030	—	(21)	(20)	(4)(5)(9)(11)(28)
	Common Equity - Equity Unit	N/A	N/A	773 Shares	77	68	(4)(9)(31)
					4,572	4,553
GTreasury
G Treasury SS LLC	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	6/29/2029	8,571	8,434	8,443	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	6/29/2029	4,489	4,454	4,421	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+525, 1.00% Floor	12/31/2025	—	(27)	(72)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	6/29/2029	—	(32)	(32)	(4)(5)(9)(11)(28)
					12,829	12,760
HHAeXchange
Homecare Software Solutions LLC	First Lien Secured Debt - Term Loan	S+525 (Includes 2.93% PIK)	6/14/2031	75,384	74,655	74,631	(4)(14)
Infoblox
Delta Topco, Inc.	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	11/30/2029	23,392	23,365	23,604	(16)
Instem
Ichor Management Limited	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	12/8/2029	9,186	8,987	8,864	(4)(8)(9)(16)
	First Lien Secured Debt - Delayed Draw	SONIA+550, 1.00% Floor	12/7/2029	£—	(40)	(135)	(3)(4)(5)(8)(9)(11)(28)
	First Lien Secured Debt - Revolver	SONIA+550, 1.00% Floor	12/7/2029	£1,477	1,814	1,784	(3)(4)(8)(9)(16)(28)
					10,761	10,513

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Jagex
Janus Bidco Limited	First Lien Secured Debt - Term Loan	S+600, 0.00% Floor	4/25/2031	68,523	66,918	67,153	(4)(8)(9)(16)
	First Lien Secured Debt - Term Loan	SONIA+600, 0.00% Floor	4/25/2031	£3,083	3,772	3,783	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Delayed Draw	SONIA+600, 0.00% Floor	4/5/2031	£—	(207)	(397)	(3)(4)(5)(8)(9)(11)(28)
					70,483	70,539
JD Power
Project Boost Purchaser, LLC	First Lien Secured Debt - Term Loan	S+350, 0.00% Floor	7/16/2031	9,000	9,002	9,075	(15)
Medallia
Medallia, Inc.	First Lien Secured Debt - Term Loan	S+660 (Includes 4.00% PIK)	10/29/2028	39,616	39,065	34,367	(4)(9)(15)
M-Files
MetaTiedot Midco S.à r.l.	First Lien Secured Debt - Term Loan	E+550, 0.75% Floor	11/27/2031	€21,178	22,043	21,608	(3)(4)(8)(19)
	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	11/27/2031	15,859	15,624	15,622	(4)(8)(15)
	First Lien Secured Debt - Delayed Draw	E+550, 0.75% Floor	11/27/2031	€171	128	74	(3)(4)(8)(11)(19)(28)
	First Lien Secured Debt - Revolver	E+550, 0.75% Floor	11/27/2030	€673	668	655	(3)(4)(8)(11)(19)(28)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	11/27/2030	—	(24)	(24)	(4)(5)(8)(11)(28)
					38,439	37,935
Mitchell
Mitchell International, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	6/17/2031	35,910	35,733	35,974	(14)
New Relic
Crewline Buyer, Inc.	First Lien Secured Debt - Term Loan	S+675, 1.00% Floor	11/8/2030	66,900	65,358	66,900	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	11/8/2030	—	(92)	—	(4)(9)(11)(28)
					65,266	66,900
Paessler
Blitz 24-34 GmbH	First Lien Secured Debt - Term Loan	S+600, 1.00% Floor	5/3/2031	47,664	47,218	47,187	(4)(8)(15)
	First Lien Secured Debt - Delayed Draw	S+600, 1.00% Floor	5/3/2030	—	(32)	(71)	(4)(5)(8)(11)(28)
					47,186	47,116
Ping Identity
Ping Identity Holding Corp.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/17/2029	38,588	38,155	38,588	(4)(15)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/17/2028	—	(36)	—	(4)(11)(28)
					38,119	38,588

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Qlik
Project Alpha Intermediate Holding, Inc.	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	10/28/2030	12,500	12,468	12,595	(14)
Quorum
QBS Parent, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	11/7/2031	126,629	126,006	125,996	(4)(15)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	11/7/2031	—	(65)	(67)	(4)(5)(11)(28)
					125,941	125,929
RealPage
RealPage, Inc.	First Lien Secured Debt - Term Loan	S+375, 0.50% Floor	4/24/2028	10,000	9,949	10,059	(15)
Relativity
Relativity ODA LLC	First Lien Secured Debt - Term Loan	S+610, 1.00% Floor	5/12/2027	29,262	28,659	29,116	(4)(14)
Solera
Polaris Newco, LLC	First Lien Secured Debt - Term Loan	S+426, 0.50% Floor	6/2/2028	8,338	8,208	8,363	(15)
Solera, LLC
Polaris Newco, LLC	First Lien Secured Debt - Term Loan	S+426, 0.50% Floor	6/2/2028	39,018	38,956	39,136	(15)
Sunfire
Spark Purchaser, Inc.	First Lien Secured Debt - Term Loan	S+550, 0.75% Floor	4/1/2031	8,627	8,466	8,562	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	4/1/2030	—	(24)	(10)	(4)(5)(9)(11)(28)
					8,442	8,552
UKG
UKG Inc.	First Lien Secured Debt - Term Loan	S+300, 0.00% Floor	2/10/2031	10,715	10,733	10,803	(15)
Uniguest
Uniguest Holdings, Inc	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	11/27/2030	48,651	47,929	47,920	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 1.00% Floor	11/27/2030	—	(138)	(140)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	11/27/2030	—	(68)	(69)	(4)(5)(11)(28)
					47,723	47,711

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Veeam Software
VS Buyer, LLC	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	4/12/2031	16,627	16,623	16,772	(14)
Verscend
Cotiviti, Inc.	First Lien Secured Debt - Term Loan	S+275, 0.00% Floor	5/1/2031	39,725	39,597	39,998	(14)
Waystar
Navicure, Inc.	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	10/22/2029	11,933	11,919	12,003	(8)(14)
Zendesk
Zendesk, Inc.	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	11/22/2028	145,404	143,393	145,040	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.75% Floor	11/22/2028	—	(233)	(89)	(4)(5)(9)(11)(28)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	11/22/2028	—	(191)	(37)	(4)(5)(9)(11)(28)
					142,969	144,914
		Total Software			$2,111,043	$2,124,761

Special Purpose Entity
48forty Solutions
Alpine Acquisition Corp II	First Lien Secured Debt - Term Loan	S+610 (Includes 8.65% PIK)	11/30/2029	$7,133	$7,133	$5,706	(4)(14)
		Total Special Purpose Entity			$7,133	$5,706

Specialty Retail
EG Group
EG Global Finance PLC	First Lien Secured Debt - Corporate Bond	S+750, 0.50% Floor	11/30/2028	$118,022	$114,261	$123,628	(4)(8)(13)
EG Group Limited	First Lien Secured Debt - Term Loan	S+425, 0.00% Floor	2/7/2028	9,505	9,444	9,603	(8)(14)
					123,705	133,231
Golden Hippo
Altern Marketing, LLC	First Lien Secured Debt - Term Loan	S+500, 2.00% Floor	6/13/2028	75,235	74,462	75,235	(4)(9)(15)
	First Lien Secured Debt - Revolver	S+600, 2.00% Floor	6/13/2028	—	(132)	—	(4)(9)(11)(28)
					74,330	75,235

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)		Cost (29)	Fair Value (1)(30)
PetSmart
PetSmart LLC	First Lien Secured Debt - Term Loan	S+385, 0.75% Floor	2/11/2028		9,675	9,678	9,655	(14)
S&S
S&S Holdings LLC	First Lien Secured Debt - Term Loan	S+500, 0.50% Floor	9/20/2031		39,900	39,313	39,888	(14)
Tailored Brands
The Men's Wearhouse, LLC	First Lien Secured Debt - Term Loan	S+650, 0.00% Floor	2/26/2029		85,479	83,370	85,550	(15)
Village Pet Care
Village Pet Care, LLC	First Lien Secured Debt - Term Loan	S+650, 1.00% Floor	9/22/2029		909	894	900	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+650, 1.00% Floor	9/22/2029		545	512	509	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	P+650, 1.00% Floor	9/22/2029		364	356	359	(4)(9)(11)(23)(28)
						1,762	1,768
		Total Specialty Retail				$332,158	$345,327

Technology Hardware, Storage & Peripherals
Biamp
Biamp	First Lien Secured Debt - Term Loan	S+500, 1.00% Floor	4/30/2030		$43,670	$42,871	$42,486	(4)(9)(14)
	First Lien Secured Debt - Revolver	S+500, 1.00% Floor	4/30/2030		—	(107)	(163)	(4)(5)(9)(11)(28)
						42,764	42,323
DTI
DTI Holdco, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	4/26/2029		11,939	11,911	12,051	(14)
Forterro
Yellow Castle AB	First Lien Secured Debt - Term Loan	E+475 (Includes 5.00% PIK)	7/7/2029		€9,802	9,792	10,128	(3)(4)(8)(9)(20)
	First Lien Secured Debt - Term Loan	SARON+475 (Includes 5.00% PIK)	7/7/2029	₣	3,296	3,327	3,622	(3)(4)(8)(9)(21)
	First Lien Secured Debt - Term Loan	STIBOR+475 (Inlcudes 5.00% PIK)	7/7/2029	kr	34,792	3,245	3,137	(3)(4)(8)(9)(22)
	First Lien Secured Debt - Delayed Draw	E+475, 0.00% Floor	7/9/2029		€4,873	4,996	4,943	(3)(4)(8)(9)(11)(19)(20)(28)
						21,360	21,830

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)		Cost (29)	Fair Value (1)(30)
Iris Software
Elements Finco Limited	First Lien Secured Debt - Term Loan	SONIA+500, 0.00% Floor	12/19/2031		£32,000	39,838	39,660	(3)(4)(8)(17)
Redwood
Runway Bidco, LLC	First Lien Secured Debt - Term Loan	S+500, 1.50% Floor	12/17/2031		167,149	165,487	165,478	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+500, 0.50% Floor	12/17/2031		—	(206)	(208)	(4)(5)(28)
	First Lien Secured Debt - Revolver	S+500, 0.50% Floor	12/17/2031		—	(206)	(208)	(4)(5)(11)(28)
						165,075	165,062
Service Express
VICTORS PURCHASER, LLC	First Lien Secured Debt - Term Loan	S+475, 0.50% Floor	8/15/2031		79,322	78,560	79,322	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.50% Floor	8/15/2031		—	(89)	—	(4)(28)
	First Lien Secured Debt - Revolver	S+550, 0.50% Floor	8/15/2031		—	(84)	—	(3)(4)(11)(28)
	First Lien Secured Debt - Revolver	S+550, 0.50% Floor	8/15/2031	C$	2,266	1,618	1,577	(3)(4)(11)(28)
						80,005	80,899
		Total Technology Hardware, Storage & Peripherals				$360,953	$361,825

Textiles, Apparel & Luxury Goods
Authentic Brands
ABG Intermediate Holdings 2 LLC	First Lien Secured Debt - Term Loan	S+225, 0.00% Floor	12/21/2028		$41,868	$41,706	$42,083	(14)
Gruppo Florence
Made in Italy 2 S.P.A.	First Lien Secured Debt - Corporate Bond	E+690, 0.00% Floor	10/17/2030		€74,500	77,046	75,049	(3)(4)(8)(9)(19)
Iconix Brand Group
IBG Borrower LLC	First Lien Secured Debt - Term Loan	S+615, 1.00% Floor	8/22/2029		113,964	112,554	112,824	(4)(9)(15)
		Total Textiles, Apparel & Luxury Goods				$231,306	$229,956

Trading Companies & Distributors
ASC Engineered Solutions
Fire Flow Intermediate Corporation	First Lien Secured Debt - Term Loan	S+500, 0.75% Floor	7/10/2031		$196,000	$194,136	$195,020	(4)(15)
Foundation Building Materials
Foundation Building Materials, Inc.	First Lien Secured Debt - Term Loan	S+400, 0.00% Floor	1/29/2031		14,762	14,668	14,569	(14)(15)
	First Lien Secured Debt - Term Loan	S+325, 0.50% Floor	1/31/2028		7,220	7,061	7,128	(15)
						21,729	21,697
		Total Trading Companies & Distributors				$215,865	$216,717

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (29)	Fair Value (1)(30)
Transportation Infrastructure
Alliance Ground International
AGI-CFI Holdings, Inc.	First Lien Secured Debt - Term Loan	S+600, 0.75% Floor	6/11/2027	$9,750	$9,640	$9,750	(4)(15)
	First Lien Secured Debt - Term Loan	S+575, 0.75% Floor	6/11/2027	7,292	7,292	7,292	(4)(15)
					16,932	17,042
GAT
GAT-Airline Ground Support Inc	First Lien Secured Debt - Term Loan	S+550, 1.00% Floor	5/9/2029	15,162	14,958	15,010	(4)(9)(15)
	First Lien Secured Debt - Delayed Draw	S+550, 1.00% Floor	5/9/2029	951	929	927	(4)(9)(11)(15)(28)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	5/9/2029	—	(31)	(24)	(4)(5)(9)(11)(28)
					15,856	15,913
GSI
Geotechnical Merger Sub, Inc.	First Lien Secured Debt - Term Loan	S+475, 0.75% Floor	10/15/2031	67,411	66,751	66,736	(4)(15)
	First Lien Secured Debt - Delayed Draw	S+475, 0.75% Floor	10/15/2031	—	(121)	(125)	(4)(5)(11)(28)
	First Lien Secured Debt - Revolver	S+475, 0.75% Floor	10/15/2031	3,121	3,031	3,027	(4)(11)(15)(28)
					69,661	69,638
		Total Transportation Infrastructure			$102,449	$102,593

		Total Investments before Cash Equivalents			$14,609,338	$14,555,535	(2)(6)(28)
Goldman Sachs Financial Square Government Fund Institutional		N/A	N/A	154,584	154,584	154,584	(7)
		Total Investments after Cash Equivalents			$14,763,922	$14,710,119

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Derivative Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Footnote Reference
Interest rate swap (a)	6.90%	S+270	4/13/2029	$325,000	Note 5
Interest rate swap (a)	6.70%	S+280	7/29/2031	$300,000	Note 5
Interest rate swap (a)	4.02%	3-month SOFR	12/21/2025	$62,000	Note 5
Interest rate swap (a)	3.97%	3-month SOFR	1/19/2026	$38,000	Note 5
Interest rate swap (a)	3.67%	3-month SOFR	12/21/2027	€82,000	Note 5
Interest rate swap (a)	3.65%	3-month SOFR	1/19/2028	$18,000	Note 5
Interest rate swap (b)	7.02%	ESTR+372	9/28/2026	$90,000	Note 5
Interest rate swap (a)	6.90%	S+271	4/13/2029	$325,000	Note 5
Interest rate swap (a)	5.86%	S+267	4/13/2029	$350,000	Note 5
Interest rate swap (a)	6.70%	S+280	7/29/2031	$300,000	Note 5
Interest rate swap (a)	8.54%	S+418	9/28/2026	$226,000	Note 5
Interest rate swap (a)	8.62%	S+456	9/28/2028	$325,000	Note 5
Interest rate swap (a)	6.35%	S+238	7/29/2031	$400,000	Note 5

Derivative Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Footnote Reference
Currency swap (c)	S+45.5	KRW-CD 91D	5/12/2026	$81,450	Note 5
Currency swap (c)	S+46.4	KRW-CD 91D	5/12/2026	$60,988	Note 5

(a) Bears interest at a rate determined by three-month SOFR. The interest rate locked two business days prior to settlement of the interest rate swaps. The three-month SOFR is 4.31% on December 31, 2024.

(b) Bears interest at a rate determined by 1 day Euro Short Term Rate. The interest rate locked two business days prior to settlement of the interest rate swaps. The 1 day Euro Short Term Rate is 2.91% on December 31, 2024.

(c) Bears interest at a rate determined by SOFR and three-month Korean InterBank Offered Rate ("KORIBOR"). The interest rates locked two business days and one business day for SOFR and three-month KORIBOR, respectively, prior to settlement of the currency swaps. The SOFR and the three-month KORIBOR are 4.49% and 3.36%, respectively, on December 31, 2024.

Derivative Instrument	Settlement Date	Notional amount to be purchased	Notional amount to be sold		Footnote Reference
Foreign currency forward contract	3/19/2025	$102,620	A$	161,453	Note 5
Foreign currency forward contract	3/19/2025	5,005	₣	4,427	Note 5
Foreign currency forward contract	3/19/2025	964,926		€913,932	Note 5
Foreign currency forward contract	3/19/2025	1,130,403		£890,468	Note 5
Foreign currency forward contract	3/19/2025	3,305	kr	36,103	Note 5
Foreign currency forward contract	3/19/2025	1,921	C$	2,720	Note 5
(1)
Fair value is determined in good faith by or under the direction of the Board of Trustees (the "Board") of the Company (See Note 2 to the consolidated financial statements).
(2)
Aggregate gross unrealized gain and loss for federal income tax purposes are $142,155 and ($124,509), respectively. Net unrealized gain is $17,646 based on a total tax cost of $14,537,889.
(3)
Par amount is denominated in USD unless otherwise noted, British Pound (“£”), Australian Dollar (“A$”), Canadian Dollar ("C$"), European Euro (“€”), Korean Won (“₩”), Swedish Krona (“kr”) and Swiss Franc (“₣”). Par amount represents funded commitments. See Note 28 in the Consolidated Schedule of Investments and Note 8 to the consolidated financial statements for further information on undrawn revolving and delayed draw loan commitments, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies.
(4)
These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 4 to the consolidated financial statements), pursuant to the Company’s valuation policy.
(5)
The negative fair value is the result of the commitment being valued below par.
(6)
All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted.
(7)
This security is included in Cash and Cash Equivalents on the Consolidated Statements of Assets and Liabilities.
(8)
Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2024, non-qualifying assets represented approximately 28.45% of the total assets of the Company.
See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

(9)
These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so (see Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC).
(10)
These debt investments are not pledged as collateral under any of the Company's credit facilities (see Note 6 to the consolidated financial statements). For other debt investments that are pledged to the Company's credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.
(11)
The undrawn portion of these committed revolvers and delayed draw term loans includes a commitment and unused fee rate.
(12)
Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to LIBOR, the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors.
(13)
The interest rate on these loans is subject to SOFR, which as of December 31, 2024 was 4.49%.
(14)
The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2024 was 4.33%.
(15)
The interest rate on these loans is subject to 3 months SOFR, which as of December 31, 2024 was 4.31%.
(16)
The interest rate on these loans is subject to 6 months SOFR, which as of December 31, 2024 was 4.25%.
(17)
The interest rate on these loans is subject to SONIA, which as of December 31, 2024 was 4.70%.
(18)
The interest rate on these loans is subject to 3 months KORIBOR, which as of December 31, 2024 was 3.36%.
(19)
The interest rate on these loans is subject to 3 months EURIBOR, which as of December 31, 2024 was 2.71%.
(20)
The interest rate on these loans is subject to 6 months EURIBOR, which as of December 31, 2024 was 2.57%.
(21)
The interest rate on these loans is subject to Swiss Average Rate Overnight (SARON), which as of December 31, 2024 was 0.45%.
(22)
The interest rate on these loans is subject to 6 months Stockholm Interbank Offered Rate (STIBOR), which as of December 31, 2024 was 2.53%.
(23)
The interest rate on these loans is subject to Prime, which as of December 31, 2024 was 7.50%.
(24)
The interest rate on this loan is subject to the Australia 3 month Bank Bill Swap Rate, which as of December 31, 2024, was 4.42%.
(25)
Loan was on non-accrual status as of December 31, 2024. Heubach Holdings USA LLC has a maturity date prior to the end of the current period. The portfolio company has filed for insolvency in certain jurisdictions and has begun a sales process for all or part of the portfolio company.
(26)
Treace Medical Concepts, Inc. is subject to an interest rate cap. The investment is capped at the lesser of stated interest rate and 3.00% plus the applicable margin.
(27)
Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 31, 2024, all of the Company's investments were non-controlled, non-affiliated.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

(28) As of December 31, 2024, the Company had the following commitments to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied. See Note 8 to the consolidated financial statements for further information on revolving and delayed draw loan commitments, including commitments to issue letters of credit, related to certain portfolio companies.

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
1475 Holdings, LLC	$1,071	$—	$1,071	$—	$—	$1,071
A&V Holdings Midco, LLC	57,227	—	57,227	—	—	57,227
Accela, Inc.	1,714	—	1,714	—	—	1,714
Accelerate360 Holdings, LLC	45,960	(24,956)	21,004	—	—	21,004
Accession Risk Management Group, Inc.	26,802	—	26,802	—	—	26,802
Acentra Holdings, LLC (fka CNSI Holdings, LLC)	11,450	(427)	11,023	—	—	11,023
ACP Avenu Buyer, LLC	2,654	(238)	2,415	—	(1,582)	833
Actium Midco 3 (UK) Limited*	22,490	—	22,490	—	—	22,490
Advarra Holdings, Inc.	12,380	—	12,380	—	—	12,380
Alcresta Therapeutics Inc.	5,232	—	5,232	—	—	5,232
Alera Group, Inc.	2,113	—	2,113	—	—	2,113
All Star Recruiting Locums, LLC	3,043	(217)	2,826	—	—	2,826
Altern Marketing, LLC	9,800	—	9,800	—	—	9,800
AMCP Clean Acqusition Company, LLC	34,960	—	34,960	—	—	34,960
American Restoration Holdings, LLC	3,285	(389)	2,896	—	—	2,896
Amika OpCo LLC (f/k/a Heat Makes Sense Shared Services, LLC)	1,617	—	1,617	—	—	1,617
Anaplan, Inc.	9,073	—	9,073	—	—	9,073
Artifact Bidco, Inc.	26,601	—	26,601	—	—	26,601
Associations Inc.	2,213	(543)	1,671	—	—	1,671
Avalara, Inc.	13,636	—	13,636	—	—	13,636
AVSC Holding Corp.	21,651	—	21,651	—	—	21,651
Azurite Intermediate Holdings, Inc.	7,325	—	7,325	—	—	7,325
BGIF IV Fearless Utility Services, Inc.	72,604	—	72,604	—	—	72,604
Biamp	6,000	—	6,000	—	—	6,000
Bingo Group Buyer, Inc.	7,433	(63)	7,370	—	—	7,370
Blitz 24-34 GmbH	7,097	—	7,097	—	—	7,097
Camin Cargo Control Holdings, Inc.	9,462	(2,618)	6,844	—	—	6,844
Certinia Inc (FinancialForce.com)	4,039	—	4,039	—	—	4,039
Channelside AcquisitionCo, Inc. (fka Gruden Acquisition, Inc.)	8,464	—	8,464	—	—	8,464
Chrysaor Bidco Sarl	448	—	448	—	—	448

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
CI (Quercus) Intermediate Holdings, LLC	$2,273	$(189)	$2,083	$—	$—	$2,083
CircusTrix Holdings LLC	1,129	(806)	323	—	—	323
Coding Solutions Acquisition Inc	8,931	(3,006)	5,926	—	—	5,926
Coretrust Purchasing Group LLC (HPG Enterprises LLC)	12,632	—	12,632	—	—	12,632
Coupa Software Incorporated	8,716	—	8,716	—	—	8,716
CPI Buyer, LLC	3,981	—	3,981	—	—	3,981
Creek Parent, Inc.	29,103	—	29,103	—	—	29,103
Crete PA Holdco, LLC	26,744	—	26,744	—	—	26,744
Crewline Buyer, Inc.	4,365	—	4,365	—	—	4,365
CSC Holdings, LLC	100	(81)	19	—	—	19
Databricks, Inc.	27,274	—	27,274	—	—	27,274
Disco Parent, LLC	2,139	—	2,139	—	—	2,139
Eagle Purchaser, Inc.	6,632	(3,947)	2,684	—	(2,684)	—
Eclipse Buyer, Inc.	5,809	—	5,809	—	—	5,809
EHC Holdings Holdco Limited*	27,041	—	27,041	—	—	27,041
ERC Topco Holdings, LLC	3,195	(2,412)	783	—	—	783
Esdec Solar Group B.V. (Enstall Group B.V.)*	1,094	—	1,094	—	(1,094)	—
Everbridge Holdings, LLC	15,493	—	15,493	—	—	15,493
Evergreen IX Borrower 2023, LLC	10,071	—	10,071	—	—	10,071
Evoriel*	15,475	—	15,475	—	—	15,475
ExactCare Parent, Inc.	4,426	—	4,426	—	—	4,426
Excelligence Learning Corporation	13,562	(814)	12,748	—	—	12,748
FINANCIERE ASTEK*	6,370	—	6,370	—	—	6,370
Focus Financial Partners, LLC	3,201	—	3,201	—	—	3,201
G Treasury SS LLC	6,929	—	6,929	—	—	6,929
G&A Partners Holding Company II, LLC	8,169	—	8,169	—	(6,408)	1,761
Galway Borrower LLC	6,303	(251)	6,052	—	—	6,052
Gannett Holdings, LLC	12,944	—	12,944	—	—	12,944
GAT-Airline Ground Support Inc	3,810	—	3,810	—	—	3,810
Gateway US Holdings, Inc.	6,929	—	6,929	—	—	6,929
GC Waves Holdings, Inc.	32,269	—	32,269	—	—	32,269

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
Genius Bidco LLC	$2,861	$—	$2,861	$—	$(1,701)	$1,160
Geotechnical Merger Sub, Inc.	34,329	(3,121)	31,209	—	—	31,209
Green Grass Foods, Inc.	1,250	—	1,250	—	—	1,250
Hanger, Inc.	2,395	—	2,395	—	—	2,395
HEF Safety Ultimate Holdings, LLC	4,355	(687)	3,668	—	—	3,668
Heritage Environmental Services, Inc.	19,444	—	19,444	—	—	19,444
Higginbotham Insurance Agency, Inc.	16,318	—	16,318	—	—	16,318
Hobbs & Associates LLC/VA	545	—	545	—	—	545
Howardsimon LLC	22,824	—	22,824	—	—	22,824
Hyperion Refinance Sarl	154,000	—	154,000	—	—	154,000
Ichor Management Limited*	5,701	(1,849)	3,852	—	(3,852)	—
International Schools Partnership Limited*	109,800	—	109,800	—	—	109,800
Investment Company 24 Bidco Limited*	11,009	—	11,009	—	—	11,009
IQN Holding Corp.	5,134	(2,011)	3,123	—	—	3,123
Ironhorse Purchaser, LLC	1,932	(157)	1,775	—	—	1,775
IW Buyer LLC	3,146	—	3,146	—	—	3,146
Janus Bidco Limited*	19,850	—	19,850	—	—	19,850
Jazz AH Holdco, LLC	800	(240)	560	—	—	560
Jensen Hughes, Inc	35,946	—	35,946	—	—	35,946
K Hovnanian Enterprises Inc	70,000	(5,600)	64,400	—	—	64,400
Kite Bidco Inc.	15,212	—	15,212	—	—	15,212
Legends Hospitality Holding Company, LLC	17,291	(1,153)	16,138	—	—	16,138
LendingTree, Inc.	23,535	—	23,535	—	—	23,535
Lotus Topco Inc.	8,235	—	8,235	—	—	8,235
M&M OPCO, LLC	238	—	238	—	—	238
Madonna Bidco Limited*	6,086	—	6,086	—	—	6,086
MetaTiedot Midco S.à r.l.	1,631	—	1,631	—	—	1,631
MetaTiedot Midco S.à r.l.*	9,592	(697)	8,895	—	—	8,895
MGP Holdings III Corp.	4,114	(458)	3,656	—	—	3,656
Mobile Communications America, Inc.	3,556	(340)	3,216	—	—	3,216
Mount Olympus Bidco Limited	1,447	—	1,447	—	—	1,447
North Haven RI Buyer, LLC	4,100	(1,500)	2,600	—	(1,600)	1,000

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
Novotech SG Holdings Pte. Ltd./ Novotech Aus Bidco Pty Ltd/Novotech Holdings USA LLC	$6,643	$—	$6,643	$—	$—	$6,643
NPPI Buyer, LLC	9,211	—	9,211	—	—	9,211
Olympus Terminals Holdco II LLC	22,000	—	22,000	—	—	22,000
OMH-Healthedge Holdings, Inc.	11,729	—	11,729	—	—	11,729
Omnimax International, LLC	9,439	—	9,439	—	—	9,439
One Silver Serve, LLC	11,199	—	11,199	—	—	11,199
Orthrus Ltd*	10,429	—	10,429	—	—	10,429
Paisley Bidco Limited*	2,348	—	2,348	—	—	2,348
Parfums Holding Company, Inc.	10,268	—	10,268	—	—	10,268
PARS Group LLC	952	—	952	—	(952)	—
Patriot Foods Buyer, Inc.	3,416	—	3,416	—	—	3,416
Patriot Growth Insurance Services, LLC	4,087	(1,156)	2,932	—	—	2,932
Pave America Interco, LLC (f/k/a Pavement Partners Interco, LLC)	3,418	(2,350)	1,068	—	—	1,068
PHOENIX YW BUYER, INC.	1,705	—	1,705	—	—	1,705
Ping Identity Holding Corp.	3,868	—	3,868	—	—	3,868
PMA Parent Holdings, LLC	987	—	987	—	—	987
Poly-Wood, LLC	46,091	—	46,091	—	—	46,091
PPL Acquisition LLC	1,000	—	1,000	—	—	1,000
Protein For Pets Opco, LLC	4,717	—	4,717	—	—	4,717
QBS Parent, Inc.	13,371	—	13,371	—	—	13,371
Quikrete Holdings, Inc.	300,000	—	300,000	—	—	300,000
R.F. Fager Company, LLC	1,875	—	1,875	—	—	1,875
Rarebreed Veterinary Partners, Inc.	29,355	—	29,355	—	—	29,355
Reliable Doors, LLC	1,560	(114)	1,446	—	—	1,446
Rialto Management Group, LLC	2,433	—	2,433	—	—	2,433
RoC Holdco LLC	4,390	—	4,390	—	—	4,390
Rochester Midland Corporation	14,155	—	14,155	—	—	14,155
Ruler Bidco S.A R.L.*	7,527	—	7,527	—	—	7,527
Runway Bidco, LLC	62,292	—	62,292	—	—	62,292
SG Acquisition, Inc.	5,757	—	5,757	—	—	5,757

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
Signia Aerospace, LLC	$485	$—	$485	$—	$—	$485
Smith Topco, Inc.	1,692	—	1,692	—	—	1,692
Spark Purchaser, Inc.	1,351	—	1,351	—	—	1,351
SumUp Holdings Luxembourg S.a.r.l.*	10,358	—	10,358	—	—	10,358
Sysnet North America, Inc.	3,947	(2,105)	1,842	—	—	1,842
TerSera Therapeutics LLC	1,395	—	1,395	—	—	1,395
Thg Acquisition, LLC	30,072	(745)	29,327	—	—	29,327
Traffic Management Solutions, LLC	7,621	(121)	7,500	—	—	7,500
Treace Medical Concepts, Inc.	5,875	(200)	5,675	—	—	5,675
Trench Plate Rental Co.	4,545	(3,568)	977	—	—	977
Truck-Lite Co., LLC	32,000	—	32,000	—	—	32,000
Truist Insurance Holdings, LLC	24,868	—	24,868	—	—	24,868
TS Investors, LLC	4,125	—	4,125	—	—	4,125
TZ Buyer LLC	606	(182)	424	—	—	424
Uniguest Holdings, Inc	23,349	—	23,349	—	—	23,349
USA DeBusk LLC	6,168	(550)	5,618	—	—	5,618
Vensure Employer Services, Inc.	28,026	—	28,026	—	—	28,026
VICTORS PURCHASER, LLC	27,760	—	27,760	—	—	27,760
VICTORS PURCHASER, LLC*	1,877	(1,577)	300	—	—	300
Village Pet Care, LLC	3,545	(364)	3,182	—	—	3,182
Violin Finco Guernsey Limited*	6,662	—	6,662	—	—	6,662
Volunteer AcquisitionCo, LLC	758	—	758	—	—	758
WC ORS Buyer, Inc.	28,692	(3,730)	24,962	—	—	24,962
WH BorrowerCo, LLC	19,173	(2,201)	16,972	—	(14,662)	2,310
Yellow Castle AB*	36,848	—	36,848	—	—	36,848
Zendesk, Inc.	50,138	—	50,138	—	—	50,138
Zeus Company LLC	14,074	—	14,074	—	—	14,074
Total	$2,353,861	$(77,731)	$2,276,130	$-	$(34,536)	$2,241,594

* These investments are in a foreign currency and the total commitment has been converted to USD using the December 31, 2024 exchange rate.
See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

(29) The following shows the composition of the Company’s portfolio at cost by investment type and industry as of December 31, 2024:

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total
Aerospace & Defense	$112,768	$—	$—	$—	$—	$112,768
Automobile Components	191,178	—	—	—	—	191,178
Banks	16,377	—	—	—	—	16,377
Biotechnology	42,869	—	—	—	—	42,869
Building Products	164,082	—	—	—	—	164,082
Capital Markets	243,574	—	—	—	—	243,574
Chemicals	103,426	—	—	—	100	103,526
Commercial Services & Supplies	1,173,940	—	—	—	140	1,174,080
Communications Equipment	114,876	36,810	—	—	—	151,686
Construction & Engineering	340,503	—	—	—	50	340,553
Construction Materials	23,809	—	—	—	—	23,809
Consumer Finance	52,852	—	—	—	—	52,852
Consumer Staples Distribution & Retail	340,072	—	—	—	—	340,072
Containers & Packaging	137,038	—	—	—	—	137,038
Distributors	173,598	—	—	—	90	173,688
Diversified Consumer Services	389,803	—	—	—	—	389,803
Electric Utilities	202,475	—	—	—	—	202,475
Electrical Equipment	113,687	—	—	—	—	113,687
Electronic Equipment, Instruments & Components	27,652	—	—	—	—	27,652
Energy Equipment & Services	33,099	—	—	—	—	33,099
Entertainment	86,002	—	—	—	—	86,002
Financial Services	1,167,939	—	—	5,940	101	1,173,980
Financing	14,018	—	—	—	—	14,018
Food Products	3,627	—	—	—	125	3,752
Ground Transportation	92,152	—	—	—	—	92,152
Health Care Equipment & Supplies	162,268	—	—	—	—	162,268
Health Care Providers & Services	1,098,927	—	—	100	—	1,099,027
Health Care Technology	120,361	—	—	—	—	120,361

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total
Hotels, Restaurants & Leisure	$416,996	$—	$96	$—	$—	$417,092
Household Durables	144,955	—	—	—	50	145,005
Household Products	120,192	—	—	—	—	120,192
Independent Power & Renewable Electricity Producers	74,978	—	—	—	—	74,978
Insurance	773,289	—	—	49	—	773,338
IT Services	464,698	—	—	—	—	464,698
Leisure Products	189,106	—	—	—	—	189,106
Life Sciences Tools & Services	78,543	—	—	—	—	78,543
Machinery	243,438	—	—	—	—	243,438
Marine Transportation	25,671	—	—	—	—	25,671
Media	630,519	—	—	—	—	630,519
Oil, Gas & Consumable Fuels	22,973	—	—	—	—	22,973
Personal Care Products	265,674	—	—	—	33	265,707
Pharmaceuticals	443,035	—	—	117	—	443,152
Professional Services	435,275	—	—	—	—	435,275
Real Estate Management & Development	132,316	—	—	—	—	132,316
Software	2,110,966	—	—	—	77	2,111,043
Special Purpose Entity	7,133	—	—	—	—	7,133
Specialty Retail	332,158	—	—	—	—	332,158
Technology Hardware, Storage & Peripherals	360,953	—	—	—	—	360,953
Textiles, Apparel & Luxury Goods	231,306	—	—	—	—	231,306
Trading Companies & Distributors	215,865	—	—	—	—	215,865
Transportation Infrastructure	102,449	—	—	—	—	102,449
Total	$14,565,460	$36,810	$96	$6,206	$766	$14,609,338

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

(30) The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of December 31, 2024:

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Aerospace & Defense	$114,754	$—	$—	$—	$—	$114,754	1.2%
Automobile Components	193,552	—	—	—	—	193,552	2.0%
Banks	16,310	—	—	—	—	16,310	0.2%
Biotechnology	42,891	—	—	—	—	42,891	0.4%
Building Products	165,258	—	—	—	—	165,258	1.7%
Capital Markets	243,355	—	—	—	—	243,355	2.5%
Chemicals	90,913	—	—	—	118	91,031	1.0%
Commercial Services & Supplies	1,169,906	—	—	—	202	1,170,108	12.3%
Communications Equipment	116,544	5,723	—	—	—	122,267	1.3%
Construction & Engineering	336,834	—	—	—	32	336,866	3.5%
Construction Materials	23,926	—	—	—	—	23,926	0.3%
Consumer Finance	54,424	—	—	—	—	54,424	0.6%
Consumer Staples Distribution & Retail	347,144	—	—	—	—	347,144	3.6%
Containers & Packaging	132,079	—	—	—	—	132,079	1.4%
Distributors	174,994	—	—	—	93	175,087	1.8%
Diversified Consumer Services	377,209	—	—	—	—	377,209	4.0%
Electric Utilities	196,360	—	—	—	—	196,360	2.1%
Electrical Equipment	111,076	—	—	—	—	111,076	1.2%
Electronic Equipment, Instruments & Components	27,990	—	—	—	—	27,990	0.3%
Energy Equipment & Services	33,361	—	—	—	—	33,361	0.3%
Entertainment	87,577	—	—	—	—	87,577	0.9%
Financial Services	1,163,503	—	—	6,176	101	1,169,780	12.3%
Financing	13,408	—	—	—	—	13,408	0.1%
Food Products	3,700	—	—	—	153	3,853	0.0%
Ground Transportation	89,484	—	—	—	—	89,484	0.9%
Health Care Equipment & Supplies	163,802	—	—	—	—	163,802	1.7%
Health Care Providers & Services	1,078,972	—	—	50	—	1,079,022	11.3%
Health Care Technology	121,371	—	—	—	—	121,371	1.3%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Hotels, Restaurants & Leisure	$408,120	$—	$103	$—	$—	$408,223	4.3%
Household Durables	149,259	—	—	—	65	149,324	1.6%
Household Products	116,470	—	—	—	—	116,470	1.2%
Independent Power & Renewable Electricity Producers	64,581	—	—	—	—	64,581	0.7%
Insurance	778,808	—	—	49	—	778,857	8.2%
IT Services	462,807	—	—	—	—	462,807	4.8%
Leisure Products	193,214	—	—	—	—	193,214	2.0%
Life Sciences Tools & Services	78,564	—	—	—	—	78,564	0.8%
Machinery	246,511	—	—	—	—	246,511	2.6%
Marine Transportation	25,714	—	—	—	—	25,714	0.3%
Media	634,570	—	—	—	—	634,570	6.6%
Oil, Gas & Consumable Fuels	23,023	—	—	—	—	23,023	0.2%
Personal Care Products	267,248	—	—	—	—	267,248	2.8%
Pharmaceuticals	449,710	—	—	152	—	449,862	4.7%
Professional Services	434,044	—	—	—	—	434,044	4.5%
Real Estate Management & Development	132,293	—	—	—	—	132,293	1.4%
Software	2,124,693	—	—	—	68	2,124,761	22.3%
Special Purpose Entity	5,706	—	—	—	—	5,706	0.1%
Specialty Retail	345,327	—	—	—	—	345,327	3.6%
Technology Hardware, Storage & Peripherals	361,825	—	—	—	—	361,825	3.8%
Textiles, Apparel & Luxury Goods	229,956	—	—	—	—	229,956	2.4%
Trading Companies & Distributors	216,717	—	—	—	—	216,717	2.3%
Transportation Infrastructure	102,593	—	—	—	—	102,593	1.1%
Total	$14,542,450	$5,723	$103	$6,427	$832	$14,555,535	152.5%
% of Net Assets	152.3%	0.1%	0.0%	0.1%	0.0%	152.5%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

(31) Securities that are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2024, the aggregate fair value of these securities is $7,260 or 0.1% of the Company's net assets. The acquisition dates of the restricted securities are as follows:

Issuer	Security Type	Acquisition Date
Alcresta Holdings, LP	Preferred Equity - Preferred Stocks	3/12/2024
Alcresta Holdings, LP	Preferred Equity - Equity Unit	3/12/2024
Eclipse Topco, Inc.	Preferred Equity - Preferred Stocks	9/6/2024
Ergotron Investments, LLC	Common Equity - Equity Unit	7/6/2022
Fortis Fire & Safety Holdings LP	Common Equity - Equity Unit	7/21/2023
Genius Bidco LLC	Common Equity - Equity Unit	5/1/2024
HIG Intermediate, Inc.	Preferred Equity - Preferred Stocks	12/10/2024
Ishtar Co-Invest-B LP	Common Equity - Stock	7/1/2022
Nutpods Holdings, Inc.	Common Equity - Stock	12/26/2023
Oshun Co-Invest-B LP	Common Equity - Stock	7/1/2022
PPL Equity LP	Preferred Equity - Preferred Stocks	7/1/2022
PPL Equity LP	Preferred Equity - Equity Unit	7/1/2022
RMC Topco LLC	Common Equity - Equity Unit	8/1/2023
Tailwind Fire Flow Investor, LP	Common Equity - Membership Interest	6/28/2024
Trench Safety Solutions Holdings, LLC	Common Equity - Equity Unit	4/29/2022
TZ Parent LLC	Common Equity - Equity Unit	8/12/2022
WC ORS Holdings, L.P.	Common Equity - Limited Partnership	8/7/2024

(32) These investments have a variable interest rate of SOFR + variable spread based on the terms of respective credit agreements.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Industry Classification	Percentage of Total Investments (at Fair Value) as of December 31, 2024
Software	14.7%
Commercial Services & Supplies	8.1%
Financial Services	8.0%
Health Care Providers & Services	7.4%
Insurance	5.4%
Media	4.4%
IT Services	3.2%
Pharmaceuticals	3.1%
Professional Services	3.0%
Hotels, Restaurants & Leisure	2.8%
Diversified Consumer Services	2.6%
Technology Hardware, Storage & Peripherals	2.5%
Consumer Staples Distribution & Retail	2.4%
Specialty Retail	2.4%
Construction & Engineering	2.3%
Personal Care Products	1.8%
Machinery	1.7%
Capital Markets	1.7%
Textiles, Apparel & Luxury Goods	1.6%
Trading Companies & Distributors	1.5%
Electric Utilities	1.3%
Automobile Components	1.3%
Leisure Products	1.3%
Distributors	1.2%
Building Products	1.1%
Health Care Equipment & Supplies	1.1%
Household Durables	1.0%
Real Estate Management & Development	0.9%
Containers & Packaging	0.9%
Communications Equipment	0.8%
Health Care Technology	0.8%
Household Products	0.8%
Aerospace & Defense	0.8%
Electrical Equipment	0.8%
Transportation Infrastructure	0.7%
Chemicals	0.6%
Ground Transportation	0.6%
Entertainment	0.6%
Life Sciences Tools & Services	0.5%
Independent Power & Renewable Electricity Producers	0.4%
Consumer Finance	0.4%
Biotechnology	0.3%
Energy Equipment & Services	0.2%
Electronic Equipment, Instruments & Components	0.2%
Marine Transportation	0.2%
Construction Materials	0.2%
Oil, Gas & Consumable Fuels	0.2%
Banks	0.1%
Financing	0.1%
Special Purpose Entity	0.0%
Food Products	0.0%
100.0%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2024

(In thousands, except share data)

Geographic Region	December 31, 2024
United States	78.9%
United Kingdom	10.2%
Europe	9.0%
Australia	0.7%
Canada	0.7%
Asia	0.3%
Caribbean	0.2%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

Note 1. Organization

Apollo Debt Solutions BDC (the “Company,” “ADS,” “we,” “us” or “our”), a Delaware statutory trust formed on December 4, 2020, is a closed-end, externally managed, diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has elected to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company (“RIC”), as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Apollo Credit Management, LLC (the “Adviser”) is our investment adviser and is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM” or “Apollo” ). The Adviser, subject to the overall supervision of our Board of Trustees (the "Board"), manages the day-to-day operations of the Company and provides investment advisory services to the Company.

Apollo Credit Management, LLC, as our administrator (the “Administrator”), provides, among other things, administrative services and facilities to the Company. Furthermore, the Administrator will offer to provide, on our behalf, managerial assistance to those portfolio companies to which we are required to provide such assistance.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company seeks to invest primarily in private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by large private U.S. borrowers, which ADS generally defines as companies with more than $75 million in earnings before interest, taxes, depreciation and amortization ("EBITDA"), as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. While most of the Company’s investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. The investment portfolio may also include other interests such as corporate bonds, common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Under normal circumstances, we will invest directly or indirectly at least 80% of our total assets (net assets plus borrowings for investment purposes) in debt instruments of varying maturities.

Note 2. Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the requirements on Form 10-Q, ASC 946, Financial Services — Investment Companies (“ASC 946”), and Articles 6, 10 and 12 of Regulation S-X. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair statement of the consolidated financial statements for the periods presented, have been included.

Under the 1940 Act, ASC 946, and the regulations pursuant to Article 6 of Regulation S-X, we are precluded from consolidating any entity other than another investment company or an operating company which provides substantially all of its services to benefit us. All intercompany balances and transactions have been eliminated.

These financial statements should be read in conjunction with the audited financial statements and accompanying notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the consolidated financial statements and the reported amounts of income, expenses, gains and losses during the reported periods. Changes in the economic environment, financial markets, credit worthiness of our portfolio companies and any other parameters used in determining these estimates could cause actual results to differ materially.

Consolidation

As provided under Regulation S-X and ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the results of the Company’s wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

As of March 31, 2025, the Company's consolidated subsidiaries were Cardinal Funding LLC, Mallard Funding LLC, Grouse Funding LLC, Bluejay Funding LLC, Barn Owl Funding LLC, ADS CLO 1 LLC, ADS Lender LLC, ADS Apollonia SPV LLC, ADS Holdings (Lux) S.à.r.l. and ADS Aoide SPV LLC.

Cash and Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near maturity, that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements, and other high-quality, short-term debt securities would qualify as cash equivalents.

Cash and cash equivalents are carried at cost, which approximates fair value. Cash and cash equivalents held as of March 31, 2025 and December 31, 2024 were $1,001,175 and $392,894, respectively, of which $624,976 and $154,584, respectively, were held in money market funds.

Investments Transactions

Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains and losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Specifically, we record all security transactions on a trade date basis. Amounts for investments recognized or derecognized but not yet settled are reported as a receivable for investments sold and a payable for investments purchased, respectively, in the Consolidated Statements of Assets and Liabilities.

Fair Value Measurements

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the consolidated financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

Investment Valuation Process

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Company's investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Board. The Adviser, as "valuation designee," is responsible for determining the fair value of our portfolio investments, subject to the oversight of the Board.

In calculating the value of our total assets, we value investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Debt and equity securities that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined in good faith by or under the direction of the Adviser. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. The Adviser engages multiple independent valuation firms based on a review of each firm’s expertise and relevant experience in valuing certain securities. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Adviser undertakes a multi-step valuation process each quarter, as described below:

(1)
Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;
(2)
At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;
(3)
Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;
(4)
The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and
(5)
For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. During the three months ended March 31, 2025, there were no significant changes to the Company’s valuation techniques and related inputs considered in the valuation process.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements.

Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, interest rate, foreign currency and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process. The derivatives may require the Company to pay or receive an upfront fee or premium. These upfront fees or premiums are carried forward as cost or proceeds to the derivatives.

Foreign Currency Forward Contracts

The Company uses foreign currency forward contracts to reduce the Company's exposure to fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another at a pre-determined price at a future date. Foreign currency forward contracts are marked-to-market at the applicable forward rate. Unrealized appreciation (depreciation) on foreign currency forward contracts are recorded within derivative assets or derivative liabilities on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if applicable. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date. The Company does not utilize hedge accounting with respect to foreign currency forward contracts and as such, the Company recognizes its foreign currency forward contracts at fair value with changes included in the net unrealized appreciation (depreciation) on the Consolidated Statements of Operations.

Interest Rate Swaps

The Company uses interest rate swaps to hedge some or all of the Company's fixed rate debt. The Company has designated each interest rate swap held as the hedging instrument in an effective hedge accounting relationship, and therefore the periodic payments and receipts are recognized as components of interest expense in the Consolidated Statements of Operations. Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as an other asset or other liability on the Company's Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt. Any amounts paid to the counterparty to cover collateral obligations under the terms of the interest rate swap agreement are included in other assets or other liabilities and expenses on the Company's Consolidated Statements of Assets and Liabilities. Please see Note 5 to the Company's Consolidated Financial Statements for additional details.

Offsetting Assets and Liabilities

The Company has elected to offset cash collateral against the fair value of derivative contracts. The fair values of these derivatives are presented on a net basis in the Consolidated Statements of Assets and Liabilities when, and only when, they are with the same counterparty, the Company has the legal right to offset the recognized amounts, and it intends to either settle on a net basis or realize the asset and settle the liability simultaneously.

Valuation of Other Financial Assets and Financial Liabilities

ASC 825, Financial Instruments, permits an entity to choose, at specified election dates, to measure certain assets and liabilities at fair value (the “Fair Value Option”). We have not elected the Fair Value Option to report selected financial assets and financial liabilities. Debt issued by the Company is reported at amortized cost adjusted for fair value fluctuations of interest rate swaps in qualifying hedge accounting relationships (see Notes 5 and 6 to the consolidated financial statements). The carrying value of all other financial assets and liabilities approximates fair value due to their short maturities or their close proximity of the originations to the measurement date.

Realized Gains or Losses

Security transactions are accounted for on a trade date basis. Realized gains or losses on investments are calculated by using the specific identification method. Securities that have been called by the issuer are recorded at the call price on the call effective date.

Investment Income Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Company may have loans in its portfolio that contain payment-in-kind ("PIK") provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. PIK income computed at the contractual rate is accrued into income, which is included in interest income in the Company’s Consolidated Statements of Operations, and reflected as interest receivable up to the capitalization date. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash.

If at any point the Company believes PIK is not fully expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are reversed from the related receivable through interest or dividend income, respectively. The Company does not reverse previously capitalized PIK interest or dividends. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments. PIK investments on non-accrual status are restored to accrual status if the Company believes that PIK is expected to be realized.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

As of March 31, 2025, 0.8% of total investments at amortized cost, or 0.2% of total investments at fair value, were on non-accrual status. As of December 31, 2024, 0.6% of total investments at amortized cost, or 0.2% of total investments at fair value, were on non-accrual status.

Expenses

Expenses include management fees, performance-based incentive fees, interest expense, insurance expenses, administrative service fees, legal fees, trustees’ fees, audit and tax service expenses, third-party valuation fees and other general and administrative expenses. Expenses are recognized on an accrual basis.

Offering Expenses

Costs associated with the offering of the Company’s shares are capitalized as “deferred offering costs” on the Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument using the straight-line method. Debt issuance costs related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Foreign Currency Translations

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the foreign exchange rate on the date of valuation. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may involve certain risks, including without limitation: foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

Distributions to common shareholders are recorded on the record date. The amount to be paid out as a distribution is determined by the Board and will depend on the Company's earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and servicing fees, if any.

Share Repurchases

In connection with the Company’s share repurchase programs, the cost of shares repurchased is charged to net assets on the trade date.

Federal and State Income Taxes

We have elected to be treated as a RIC under the Code and operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, the Company must (among other requirements) meet certain source-of-income and asset diversification requirements and timely distribute to its shareholders at least 90% of its investment company taxable income as defined by the Code, for each year. The Company (among other requirements) has made and intends to continue to make the requisite distributions to its shareholders, which will generally relieve the Company from corporate-level income taxes. For income tax purposes, distributions made to shareholders are reported as ordinary income, capital gains, non-taxable return of capital, or a combination thereof. The tax character of distributions paid to shareholders through March 31, 2025 may include return of capital, however, the exact amount cannot be determined at this point. The final determination of the tax character of distributions will not be made until we file Form 1099s for the tax year ending December 31, 2025. The character of income and gains that we will distribute is determined in accordance with income tax regulations that may differ from GAAP. Book and tax basis differences relating to shareholder dividend and distributions and other permanent book and tax difference are reclassified to paid-in capital.

If we do not distribute (or are not deemed to have distributed) at least 98% of our annual ordinary income and 98.2% of our capital gain net income for the 1-year period ending on October 31 of such calendar year, we will generally be required to pay excise tax equal to 4% of the amount by which 98% of our annual ordinary income and 98.2% of our capital gains exceed the distributions from such taxable income for the year. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, we accrue excise taxes, if any, on estimated undistributed taxable income.

If we fail to satisfy the annual distribution requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. Distributions would generally be taxable to our individual and other non-corporate taxable shareholders as ordinary dividend income eligible for the reduced maximum rate applicable to qualified dividend income to the extent of our current and accumulated earnings and profits provided certain holding period and other requirements are met. Subject to certain limitation under the Code, corporate distributions would be eligible for the dividend-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our shareholders our accumulated earnings and profits attributable to non RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

We follow ASC 740, Income Taxes (“ASC 740”). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Penalties or interest, if applicable, that may be assessed relating to income taxes would be classified as other operating expenses in the consolidated financial statements. As of March 31, 2025, there were no uncertain tax positions and no amounts accrued for interest or penalties. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof. Although we file both federal and state income tax returns, our major tax jurisdiction is federal.

Note 3. Agreements and Related Party Transactions

Advisory Agreement

On July 22, 2021, the Company entered into an advisory agreement (the “Initial Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

On March 14, 2024, the Company and the Adviser entered into an amended and restated investment advisory agreement (the “Second Amended and Restated Advisory Agreement”), which amended and restated the Initial Advisory Agreement. The Second Amended and Restated Advisory Agreement altered the Initial Advisory Agreement by removing certain “sunset” provisions that previously stated that certain requirements of the North American Securities Administrators Association ("NASAA") Omnibus Guidelines would no longer apply if the Company's shares become covered securities within the meaning of Section 18 of the Securities Act of 1933, as amended, clarified that the Adviser would be responsible for any fees incurred if the Adviser terminated the Second Amended and Restated Advisory Agreement and amended certain provisions to clarify compliance with NASAA Omnibus Guidelines. No other changes were made to the Initial Advisory Agreement.

On March 13, 2025, the Company and the Adviser entered into an amended and restated advisory agreement (the “Third Amended and Restated Advisory Agreement” and, together with the Initial Advisory Agreement and Second Amended and Restated Advisory Agreement, the "Advisory Agreement"), which amended and restated the Second Amended and Restated Advisory Agreement. The Third Amended and Restated Advisory Agreement alters the Second Amended and Restated Advisory Agreement by revising the indemnification provisions. No other changes were made to the Second Amended and Restated Advisory Agreement.

The Advisory Agreement was effective for an initial two-year term and thereafter will continue for successive annual periods provided that such continuance is specifically approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations. On August 8, 2024, the Advisory Agreement was renewed and continued for an additional one-year period.

The Company pays the Adviser a fee for its services under the Advisory Agreement consisting of two components, a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by the shareholders. Substantial additional fees and expenses may also be charged by the Administrator to the Company, which is an affiliate of the Adviser.

Base Management Fee

The base management fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Advisory Agreement, net assets means our total assets less liabilities determined on a consolidated basis in accordance with U.S. GAAP. For the first calendar month in which the Company had operations, net assets was measured as the beginning net assets as of the date on which the Company broke escrow for the initial offering.

Incentive Fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

A. Incentive Fee based on Income

The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that are received from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the base management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any distribution and/or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays its Adviser an income based incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•
No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•
100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). This “catch-up” portion is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and
•
12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.

B. Incentive Fee based on Cumulative Net Realized Gains

The second component of the Incentive Fee, the Capital Gains Incentive Fee, is payable at the end of each calendar year in arrears. The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP. Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain.

For the three months ended March 31, 2025 and 2024, the Company recognized $33,416 and $15,337, respectively, of management fees.

For the three months ended March 31, 2025 and 2024, the Company recognized $32,564 and $18,815, respectively, of incentive fees based on income and ($915) and $1,060, respectively, of incentive fees based on cumulative net realized gains/(losses).

As of March 31, 2025 and December 31, 2024, management and performance-based incentive fees payable were $44,832 and $10,204.

Fees From Affiliates

From time-to-time various affiliates of Adviser are involved in transactions whereby certain fees, including but not limited to, structuring, underwriting, arrangement, placement, syndication, advisory or similar services (collectively, “Capital Solution” services) are earned and rebated back to the Company. These fees are accounted for as "Other Income" in the Consolidated Statements of Operations. For the three months ended March 31, 2025 the Company received $5,666 in fee rebates from affiliates related to Capital Solution services. For the three months ended March 31, 2024 the Company received $3,002 in fee rebates from affiliates related to Capital Solution services.

Administration Agreement

On July 22, 2021, the Company entered into an Administration Agreement (the “Initial Administration Agreement”) with the Administrator. On March 13, 2025, the Company and the Administrator entered into an amended and restated administration agreement (the “Amended and Restated Administration" and, together with the Initial Administration Agreement, the "Administration Agreement"), which amended and restated the Initial Administration Agreement. The Amended and Restated Administration Agreement alters the Initial Administration Agreement by revising the reimbursement and indemnification provisions. No other changes were made to the Initial Administration Agreement. Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value (“NAV”), compliance monitoring (including diligence and oversight of other service providers), preparing reports to shareholders and reports filed with the Securities and Exchange Commission (the “SEC”), preparing materials and coordinating meetings of the Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Company’s allocable portion of compensation and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of AGM or any of its affiliates, subject to the limitations described in Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Unless earlier terminated as described below, the Administration Agreement was effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. On August 8, 2024, the Administration Agreement was renewed and continued for an additional one-year period.

Sub-Administration Agreement

On January 6, 2022, the Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with State Street Bank and Trust Company. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement.

Intermediary Manager Agreement

On November 10, 2021, the Company entered into an Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with Apollo Global Securities, LLC. (the “Intermediary Manager”), an affiliate of the Adviser, which is a broker-dealer registered with the SEC and a member of Financial Industry Regulatory Authority, Inc. (“FINRA”). Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its Common Shares. The Intermediary Manager will be entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.85% of the value of the Company’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month. The Intermediary Manager will be entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.25% of the value of the Company’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month. No distribution and/or shareholding servicing fees will be paid with respect to Class I shares. The distribution and/or shareholder servicing fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all or a portion of the shareholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers.

The Company will cease paying the distribution and/or shareholder servicing fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of our offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the distribution and/or shareholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, the Company will cease paying the distribution and/or shareholder servicing fees on any Class S shares and Class D shares in a shareholder’s account at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total brokerage commissions and distribution and/or shareholder servicing fees paid with respect to any such shares held by such shareholder within such account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares. At the end of such month, such Class S shares or Class D shares will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share.

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

On July 22, 2021, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). On November 7, 2024, the Board approved continuing the Distribution and Servicing Plan. The following table shows the shareholder servicing and/or distribution fees the Company will pay the Intermediary Manager with respect to the Class S shares, Class D shares and Class I shares on an annualized basis as a percentage of the Company’s NAV for such class. No shareholder servicing and/or distribution fees will be paid with respect to Class I shares. The shareholder servicing and/or distribution monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Subject to FINRA and other limitations on underwriting compensation, the Company will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the Company’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the Company’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	0.00%

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

For the three months ended March 31, 2025, the Company accrued distribution and shareholder servicing fees of $4,699 attributable to Class S shares, and $6 attributable to Class D shares.

For the three months ended March 31, 2024, the Company accrued distribution and shareholder servicing fees of $2,201 attributable to Class S shares, and $1 attributable to Class D shares.

The shareholder servicing and/or distribution fees are similar to sales commissions. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged. The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to the shareholder servicing and/or distribution fees under FINRA rules. The Company also may pay for these sub-transfer agency, sub- accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S shares or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Expense Support and Conditional Reimbursement Agreement

The Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain expenses (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest or distributions and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment”. “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing operating expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

Co-Investment Activity

An affiliate of the Adviser has received an exemptive order from the SEC on January 14, 2025 (the "Order"), that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Certain types of negotiated co-investments may be made only in accordance with the Order from the SEC permitting us to do so. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our shareholders and is consistent with our Board's approved criteria. In certain situations where co-investment with one or more funds managed by the Adviser or its affiliates is not covered by the Order, the personnel of the Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of our affiliates other than in the circumstances currently permitted by regulatory guidance and the Order.

As of March 31, 2025, the Company’s co-investment holdings were 43.2% of the portfolio or $7,532,082, measured at fair value. On a cost basis, 42.9% of the portfolio or $7,498,254 were co-investments.

As of December 31, 2024, the Company’s co-investment holdings were 48.6% of the portfolio or $7,068,425, measured at fair value. On a cost basis, 48.5% of the portfolio or $7,082,039 were co-investments.

Note 4. Investments

Fair Value Measurement and Disclosures

The following table shows the composition of our investments as of March 31, 2025, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820:

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$17,400,614	$17,400,605	$—	$4,623,802	$12,776,803
Second Lien Secured Debt	40,153	3,462	—	—	3,462
Unsecured Debt	16,274	16,498	—	16,498	—
Common Equity/Interests	868	966	—	—	966
Preferred Equity	6,304	6,483	—	—	6,483
Total Investments before Cash Equivalents	$17,464,213	$17,428,014	$—	$4,640,300	$12,787,714
Total Cash Equivalents	$624,976	$624,976	$624,976	$—	$—
Total Investments after Cash Equivalents	$18,089,189	$18,052,990	$624,976	$4,640,300	$12,787,714
Currency swaps	$—	$10,157	$—	$10,157	$—
Interest rate swaps	—	37,605	—	37,605	—
Foreign currency forward transactions	—	9,005	—	9,005	—
Total Assets and Liabilities at Fair Value	$18,089,189	$18,109,757	$624,976	$4,697,067	$12,787,714

The following table shows the composition of our investments as of December 31, 2024, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820:

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$14,565,460	$14,542,450	$—	$3,350,919	$11,191,531
Second Lien Secured Debt	36,810	5,723	—	—	5,723
Unsecured Debt	96	103	—	103	—
Common Equity/Interests	766	832	—	—	832
Preferred Equity	6,206	6,427	—	—	6,427
Total Investments before Cash Equivalents	$14,609,338	$14,555,535	$—	$3,351,022	$11,204,513
Money Market Fund	$154,584	$154,584	$154,584	$—	$—
Total Cash Equivalents	$154,584	$154,584	$154,584	$—	$—
Total Investments after Cash Equivalents	$14,763,922	$14,710,119	$154,584	$3,351,022	$11,204,513
Currency swaps	$—	$11,740	$—	$11,740	$—
Interest rate swaps	$—	(22,459)	—	(22,459)	—
Foreign currency forward transactions	—	34,954	—	34,954	—
Total Assets and Liabilities at Fair Value	$14,763,922	$14,722,614	$154,584	$3,363,517	$11,204,513

The following table shows changes in the fair value of our Level 3 investments during the three months ended March 31, 2025:

	Three Months Ended March 31, 2025
	First Lien Secured Debt (2)	Second Lien Secured Debt (2)	Unsecured Debt	Common Equity/Interests	Preferred Equity	Total
Fair value as of December 31, 2024	$11,191,529	$5,723	$—	$833	$6,428	$11,204,513
Net realized gains (losses)	4,275	—	—	—	—	4,275
Net change in unrealized gains (losses)	67,227	(5,605)	—	(5)	(6)	61,611
Net amortization on investments	7,547	—	—	—	—	7,547
Purchases, including capitalized PIK (3)	2,600,352	3,343	—	138	62	2,603,895
Sales (3)	(628,681)	—	—	—	—	(628,681)
Transfers out of Level 3 (1)	(465,446)	—	—	—	—	(465,446)
Transfers into Level 3 (1)	—	—	—	—	—	—
Fair value as of March 31, 2025	$12,776,803	$3,462	$—	$966	$6,483	$12,787,714

Net change in unrealized gains (losses) on Level 3 investments still held as of March 31, 2025	$46,688	$(5,605)	$—	$(5)	$(6)	$41,072

(1)
Transfers out (if any) of Level 3 are due to an increase in the quantity and reliability of broker quotes obtained and transfers into (if any) Level 3 are due to a decrease in the quantity and reliability of broker quotes obtained as assessed by the Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the periods shown.
(2)
Includes unfunded commitments measured at fair value of $(19,249).
(3)
Includes reorganizations and restructuring of investments.

The following table shows changes in the fair value of our Level 3 investments during the three months ended March 31, 2024:

	Three Months Ended March 31, 2024
	First Lien Secured Debt (2)	Second Lien Secured Debt (2)	Unsecured Debt	Common Equity/Interests	Preferred Equity	Total
Fair value as of December 31, 2023	$5,356,090	$28,808	$—	$624	$33	$5,385,555
Net realized gains (losses)	6,020	—	—	—	—	6,020
Net change in unrealized gains (losses)	10,987	(1,836)	—	(135)	(24)	8,992
Net amortization on investments	5,570	(72)	—	—	—	5,498
Purchases, including capitalized PIK (3)	1,026,190	—	—	—	119	1,026,309
Sales (3)	(237,460)	—	—	—	—	(237,460)
Transfers out of Level 3 (1)	(4,243)	—	—	—	—	(4,243)
Transfers into Level 3 (1)	30,068	—	—	—	—	30,068
Fair value as of March 31, 2024	$6,193,222	$26,900	$—	$489	$128	$6,220,739

Net change in unrealized gains (losses) on Level 3 investments still held as of March 31, 2024	$10,224	$(1,836)	$—	$(135)	$(23)	$8,230

(1)
Transfers out (if any) of Level 3 are due to an increase in the quantity and reliability of broker quotes obtained and transfers into (if any) Level 3 are due to a decrease in the quantity and reliability of broker quotes obtained as assessed by the Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the periods shown.
(2)
Includes unfunded commitments measured at fair value of $(15,764).
(3)
Includes reorganizations and restructuring of investments.

The following tables summarize the significant unobservable inputs the Company used to value its investments categorized within Level 3 as of March 31, 2025 and December 31, 2024. In addition to the techniques and inputs noted in the tables below, according to our valuation policy we may also use other valuation techniques and methodologies when determining our fair value measurements. The below table is not intended to be all-inclusive, but rather provide information on the significant unobservable inputs as they relate to the Company’s determination of fair values.

The unobservable inputs used in the fair value measurement of our Level 3 investments as of March 31, 2025 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/Methodologies	Unobservable Input	Range			Weighted Average (1)
First Lien Secured Debt	$11,191,223	Discounted Cash Flow	Discount Rate	6.4%	-	29.1%	9.8%
	1,558,686	Transactional Value	Cost	N/A		N/A	N/A
	15,947	Asset Recoverability	Recoverability %	0.0%	-	62.0%	35.1%
	78	Single Broker Quote	Single Broker Quote	N/A		N/A	N/A
	10,869	Market Comparable Technique	Comparable Multiple	5.8x	-	7.8x	6.9x
Second Lien Secured Debt	3,250	Transactional Value	Cost	N/A		N/A	N/A
	212	Market Comparable Technique	Comparable Multiple	5.8x	-	5.8x	5.8x

Common Equity/Interests	755	Market Comparable Technique	Comparable Multiple	8.0x	-	19.8x	11.1x
	211	Transactional Value	Cost	N/A		N/A	N/A
Preferred Equity	90	Transactional Value	Cost	N/A		N/A	N/A
	6,344	Market Comparable Technique	Comparable Multiple	1.2x	-	17.5x	17.2x
	49	Discounted Cash Flow	Discount Rate	12.1%		12.1%	12.1%
(1)
The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment. For the commodity price unobservable input, the weighted average price is an undiscounted price based upon the estimated production level from the underlying reserves.

The unobservable inputs used in the fair value measurement of our Level 3 investments as of December 31, 2024 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/Methodologies	Unobservable Input	Range			Weighted Average (1)
First Lien Secured Debt	9,424,822	Discounted Cash Flow	Discount Rate	6.6%	-	21.5%	9.8%
	1,741,796	Transactional Value	Cost	N/A		N/A	N/A
	24,840	Asset Recoverability	Recoverability %	0.0%	-	88.5%	52.0%
	73	Single Broker Quote	Single Broker Quote	N/A		N/A	N/A
Second Lien Secured Debt	5,723	Asset Recoverability	Recoverability %	20.8%	-	20.8%	20.8%
Common Equity/Interests	832	Market Comparable Technique	Comparable Multiple	8.0x	-	20.0x	10.9x
Preferred Equity	6,378	Market Comparable Technique	Comparable Multiple	0.1x	-	17.8x	0.7x
	49	Transactional Value	Cost	N/A		N/A	N/A
Total Level 3 Investments	$11,204,513
(1)
The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment. For the commodity price unobservable input, the weighted average price is an undiscounted price based upon the estimated production level from the underlying reserves.

The significant unobservable inputs used in the fair value measurement of the Company’s debt and equity securities are primarily EBITDA comparable multiples and market discount rates. The Company typically uses EBITDA comparable multiples on its equity securities to determine the fair value of investments. The Company uses market discount rates for debt securities to determine if the effective yield on a debt security is commensurate with the market yields for that type of debt security. If a debt security’s effective yield is significantly less than the market yield for a similar debt security with a similar credit profile, the resulting fair value of the debt security may be lower. For certain investments where fair value is derived based on a recovery analysis, the Company uses underlying commodity prices from third party market pricing services to determine the fair value and/or recoverable amount, which represents the proceeds expected to be collected through asset sales or liquidation. Further, for certain investments, the Company also considered the probability of future events which are not in management’s control. Significant increases or decreases in any of these inputs in isolation would result in a significantly lower or higher fair value measurement. The significant unobservable inputs used in the fair value measurement of the structured products include the discount rate applied in the valuation models in addition to default and recovery rates applied to projected cash flows in the valuation models. Specifically, when a discounted cash flow model is used to determine fair value, the significant input used in the valuation model is the discount rate applied to present value the projected cash flows. Increases in the discount rate can significantly lower the fair value of an investment; conversely decreases in the discount rate can significantly increase the fair value of an investment. The discount rate is determined based on the market rates an investor would expect for a similar investment with similar risks.

Investment Transactions

For the three months ended March 31, 2025 and 2024, purchases of investments on a trade date basis were $4,130,849 and $2,181,765, respectively.

For the three months ended March 31, 2025 and 2024, sales and repayments (including prepayments and unamortized fees) of investments on a trade date basis were $1,305,052 and $458,110, respectively.

PIK Income

The Company holds loans and other investments, including certain preferred equity investments, that have contractual PIK income. PIK income computed at the contractual rate is accrued into income and reflected as receivable up to the capitalization date. During the three months ended March 31, 2025 and 2024, PIK income earned was $5,278 and $5,205, respectively.

The following table shows the change in capitalized PIK balance for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
PIK balance at beginning of period	$32,549	$13,026
PIK income capitalized	5,262	6,460
Adjustments due to investments exited or written off	—	—
PIK income received in cash	—	—
PIK balance at end of period	$37,811	$19,485

Note 5. Derivative Instruments

In the normal course of business, the Company enters into derivative financial instruments to achieve certain risk management objectives, including managing its interest rate and foreign currency risk exposures.

Certain information related to the Company’s foreign currency forward contracts is presented below as of March 31, 2025:

Counterparty	Notional amount to be purchased		Notional amount to be sold		Settlement Date	Fair Value*	Balance Sheet Location of Net Amounts
BNP Paribas SA		$3,478	C$	4,970	6/18/2025	$8	Unrealized appreciation (depreciation) on foreign currency forward contracts
BNP Paribas SA	₣	90		$103	6/18/2025	$(0)	Unrealized appreciation (depreciation) on foreign currency forward contracts
BNP Paribas SA		$22,889		€20,988	6/18/2025	$70	Unrealized appreciation (depreciation) on foreign currency forward contracts
BNP Paribas SA		$3,670		£2,840	6/18/2025	$2	Unrealized appreciation (depreciation) on foreign currency forward contracts
Goldman Sachs International		$6,185		€5,670	6/18/2025	$20	Unrealized appreciation (depreciation) on foreign currency forward contracts
Goldman Sachs International		$2,459		£1,900	6/18/2025	$4	Unrealized appreciation (depreciation) on foreign currency forward contracts
Goldman Sachs International		$3,586		¥528,530	6/18/2025	$24	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley Capital Services LLC	A$	7,544		$4,766	6/18/2025	$(39)	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley Capital Services LLC		$11,301	C$	16,180	6/18/2025	$9	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley Capital Services LLC		$498,137		€456,340	6/18/2025	$1,878	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley Capital Services LLC		$157,637		£121,758	6/18/2025	$282	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley Capital Services LLC		$11,696		¥1,717,115	6/18/2025	$116	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley Capital Services LLC	kr	1,066		$107	6/18/2025	$(0)	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company		$106,505	A$	168,805	6/18/2025	$773	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company		$5,266	₣	4,598	6/18/2025	$15	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company		$72,318		€65,920	6/18/2025	$554	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company		$437,540		£338,251	6/18/2025	$482	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company		$3,732	kr	37,337	6/18/2025	$(3)	Unrealized appreciation (depreciation) on foreign currency forward contracts
Wells Fargo Bank, N.A.	C$	100		$70	6/18/2025	$0	Unrealized appreciation (depreciation) on foreign currency forward contracts
Wells Fargo Bank, N.A.		$510,789		€465,401	6/18/2025	$4,080	Unrealized appreciation (depreciation) on foreign currency forward contracts
Wells Fargo Bank, N.A.		$733,425		£567,070	6/18/2025	$730	Unrealized appreciation (depreciation) on foreign currency forward contracts
						$9,005

* Totals may not foot due to rounding.

Certain information related to the Company’s foreign currency forward contracts is presented below as of December 31, 2024:

Counterparty	Notional amount to be purchased	Notional amount to be sold		Settlement Date	Fair Value*	Balance Sheet Location of Net Amounts
Morgan Stanley and Co. International PLC	$467,803		€443,140	3/19/2025	$7,452	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley and Co. International PLC	$134,773		£106,480	3/19/2025	$1,590	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley and Co. International PLC	$(4,765)	A$	(7,469)	3/19/2025	$(141)	Unrealized appreciation (depreciation) on foreign currency forward contracts
Morgan Stanley and Co. International PLC	$1,921	C$	2,720	3/19/2025	$24	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company	$107,385	A$	168,922	3/19/2025	$2,827	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company	$5,005	₣	4,427	3/19/2025	$87	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company	$495,923		€469,652	3/19/2025	$8,031	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company	$995,629		£783,988	3/19/2025	$15,038	Unrealized appreciation (depreciation) on foreign currency forward contracts
State Street Bank and Trust Company	$3,305	kr	36,103	3/19/2025	$30	Unrealized appreciation (depreciation) on foreign currency forward contracts
BNP Paribas SA	$1,201		€1,140	3/19/2025	$17	Unrealized appreciation (depreciation) on foreign currency forward contracts
					$34,954

* Totals may not foot due to rounding.

Certain information related to the Company’s interest rate swaps and currency swaps are presented below as of March 31, 2025:

Counterparty	Notional Amount	Maturity Date	Fair Value*	Financial Statement Location of Net Amounts
BNP Paribas SA	$325,000	4/13/2029	$5,561	Other assets
BNP Paribas SA	$300,000	7/29/2031	$2,736	Other assets
BNP Paribas SA	$400,000	7/29/2031	$4,476	Other assets
Goldman Sachs International	$62,000	12/21/2025	$(26)	Other assets
Goldman Sachs International	$38,000	1/19/2026	$(23)	Other assets
Goldman Sachs International	$82,000	12/21/2027	$27	Other assets
Goldman Sachs International	$18,000	1/19/2028	$(2)	Other assets
Goldman Sachs International	€90,000	9/28/2026	€1,780	Other assets
Goldman Sachs International	$325,000	4/13/2029	$5,401	Other assets
Goldman Sachs International	$350,000	4/13/2029	$(7,423)	Other assets
SMBC Capital Markets, Inc.	$300,000	7/29/2031	$2,736	Other assets
SMBC Capital Markets, Inc.	$226,000	9/28/2026	$1,312	Other assets
SMBC Capital Markets, Inc.	$325,000	9/28/2028	$2,957	Other assets
SMBC Capital Markets, Inc.	$500,000	3/15/2032	$18,093	Other assets
BNP Paribas SA	$60,988	5/12/2026	$4,352	Other assets
Morgan Stanley Capital Services LLC	$81,450	5/12/2026	$5,805	Other assets
			$47,763

* Totals may not foot due to rounding.

Certain information related to the Company’s interest rate swaps and currency swaps are presented below as of December 31, 2024:

Counterparty	Notional Amount	Maturity Date	Fair Value*	Financial Statement Location of Net Amounts
BNP Paribas SA	$325,000	4/13/2029	$1,019	Other liabilities and expenses
BNP Paribas SA	$300,000	7/29/2031	$(4,159)	Other liabilities and expenses
Goldman Sachs International	$62,000	12/21/2025	$(83)	Other liabilities and expenses
Goldman Sachs International	$38,000	1/19/2026	$(68)	Other liabilities and expenses
Goldman Sachs International	€82,000	12/21/2027	€(833)	Other liabilities and expenses
Goldman Sachs International	$18,000	1/19/2028	$(197)	Other liabilities and expenses
Goldman Sachs International	$90,000	9/28/2026	$1,940	Other liabilities and expenses
Goldman Sachs International	$325,000	4/13/2029	$851	Other liabilities and expenses
Goldman Sachs International	$350,000	4/13/2029	$(12,997)	Other liabilities and expenses
SMBC Capital Markets, Inc.	$300,000	7/29/2031	$(4,159)	Other liabilities and expenses
SMBC Capital Markets, Inc.	$226,000	9/28/2026	$648	Other liabilities and expenses
SMBC Capital Markets, Inc.	$325,000	9/28/2028	$(1,047)	Other liabilities and expenses
BNP Paribas SA	$400,000	7/29/2031	$(3,375)	Other liabilities and expenses
Morgan Stanley Capital Services LLC	$81,000	5/12/2026	$6,706	Other liabilities and expenses
BNP Paribas SA	$61,000	5/12/2026	$5,034	Other liabilities and expenses
			$(10,719)

* Totals may not foot due to rounding.

The Company’s foreign currency forward contracts and currency swaps are not designated in a qualifying hedge accounting relationship. Net realized and unrealized gains and losses for the three months ended March 31, 2025 and 2024, for the Company’s foreign currency forward contracts and currency swaps, are in the following locations in the Consolidated Statement of Operations:

		Three Months Ended March 31,
Derivative Instrument	Financial Statement Location	2025	2024
Foreign currency forward contracts	Net realized gain(loss) on foreign currency forward contracts	$(67,336)	$(6,364)
Currency swaps	Net realized gain(loss) on derivatives	587	—
		$(66,749)	$(6,364)

		Three Months Ended March 31,
Derivative Instrument	Financial Statement Location	2025	2024
Foreign currency forward contracts	Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	$(25,949)	$14,592
Currency swaps	Net change in unrealized appreciation (depreciation) on derivatives	(590)	—
		$(26,539)	$14,592

The Company’s interest rate swaps have been designated in a qualifying hedge accounting relationship. Net realized and unrealized gains and losses for the three months ended March 31, 2025 and 2024, for the Company’s interest rate swaps, are in the following locations in the Consolidated Statements of Operations:

	Three Months Ended March 31,		Financial Statement Location
	2025	2024
Interest rate swaps	$(60,530)	$13,048	Interest and other debt expenses
Hedged items	60,064	(9,818)	Interest and other debt expenses

Offsetting of Derivative Instruments

The Company has derivative instruments that are subject to master netting agreements. These agreements include provisions to offset positions with the same counterparty in the event of default by one of the parties. The Company’s unrealized appreciation and depreciation on derivative instruments are reported net in the Consolidated Statements of Assets and Liabilities. The following table presents the Company’s assets and liabilities related to derivatives by counterparty, net of amounts available for offset under a master netting arrangement and net of any collateral received or pledged by the Company for such assets and liabilities as of March 31, 2025:

	As of March 31, 2025
Counterparty	Derivative Assets Subject to Master Netting Agreement	Derivatives Available for Offset	Non-cash Collateral Received(1)	Cash Collateral Received(1)	Net Amount of Derivative Assets(2)
BNP Paribas SA	$17,126	$—	$—	$(13,850)	$3,276
Goldman Sachs International	7,208	(7,208)	—	—	—
SMBC Capital Markets, Inc.	25,098	—	—	(22,300)	2,798
Morgan Stanley Capital Services LLC	5,805	—	—	(5,670)	135
Total	$55,237	$(7,208)	$—	$(41,820)	$6,209

Counterparty	Derivative Liabilities Subject to Master Netting Agreement	Derivatives Available for Offset	Non-cash Collateral Pledged(1)	Cash Collateral Pledged(1)	Net Amount of Derivative Liabilities(3)
BNP Paribas SA	$—	$—	$—	$—	$—
Goldman Sachs International	(7,474)	7,208	—	266	—
SMBC Capital Markets, Inc.	—	—	—	—	—
Morgan Stanley Capital Services LLC	—	—	—	—	—
	$(7,474)	$7,208	$—	$266	$—

(1)
In some instances, the actual amount of the collateral received and/or pledged may be more than the derivative balance shown due to overcollateralization.
(2)
Net amount of derivative assets represents the net amount due from the counterparty to the Company.
(3)
Net amount of derivative liabilities represents the net amount due from the Company to the counterparty.

The following table presents the Company’s assets and liabilities related to derivatives by counterparty, net of amounts available for offset under a master netting arrangement and net of any collateral received or pledged by the Company for such assets and liabilities as of December 31, 2024:

	As of December 31, 2024
Counterparty	Derivative Assets Subject to Master Netting Agreement	Derivatives Available for Offset	Non-cash Collateral Received(1)	Cash Collateral Received(1)	Net Amount of Derivative Assets(2)
BNP Paribas SA	$6,052	$(6,052)	$—	$—	$—
Goldman Sachs International	2,791	(2,791)	—	—	—
SMBC Capital Markets, Inc.	648	(648)	—	—	—
Morgan Stanley Capital Services LLC	6,706	—	—	(5,840)	866
Total	$16,197	$(9,491)	$—	$(5,840)	$866

Counterparty	Derivative Liabilities Subject to Master Netting Agreement	Derivatives Available for Offset	Non-cash Collateral Pledged(1)	Cash Collateral Pledged(1)	Net Amount of Derivative Liabilities(3)
BNP Paribas SA	$(7,534)	$6,052	$—	$1,481	$—
Goldman Sachs International	(14,177)	2,791	—	11,387	—
SMBC Capital Markets, Inc.	(5,206)	648	—	4,557	—
Morgan Stanley Capital Services LLC	—	—	—	—	—
Total	$(26,917)	$9,491	$—	$17,425	$—

(1)
In some instances, the actual amount of the collateral received and/or pledged may be more than the derivative balance shown due to overcollateralization.
(2)
Net amount of derivative assets represents the net amount due from the counterparty to the Company.
(3)
Net amount of derivative liabilities represents the net amount due from the Company to the counterparty.

Note 6. Debt and Foreign Currency Transactions and Translations

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of March 31, 2025 and December 31, 2024, the Company’s asset coverage was 278.1% and 291.1%, respectively.

The Company’s outstanding debt obligations as of March 31, 2025 were as follows:

	March 31, 2025
	Aggregate Principal Committed	Outstanding Principal	Carrying Value		Fair Value (3)	Unused Portion (1)	Amount Available (2)
Revolving Credit Facility	$2,740,000	$1,015,431	$1,015,431		$1,015,431	$1,715,345	$1,715,345
Cardinal Funding LLC	800,000	600,000	600,000		600,000	200,000	200,000
Grouse Funding LLC	500,000	500,000	500,000		491,650	—	—
Mallard Funding LLC	500,000	378,900	378,900		378,900	121,100	121,100
Bluejay Funding LLC	350,000	90,973	90,973		90,973	259,027	259,027
Barn Owl Funding LLC	40,000	—	—		—	40,000	40,000
December 2025 Notes	62,000	62,000	61,974		61,974	—	—
January 2026 Notes	38,000	38,000	37,977		37,977	—	—
December 2027 Notes	82,000	82,000	82,027		82,027	—	—
January 2028 Notes	18,000	18,000	17,998		17,998	—	—
September 2026 Notes	226,000	226,000	227,312		227,312	—	—
September 2028 Notes	325,000	325,000	327,957		327,957	—	—
September 2026 Euronotes	97,317	97,317	99,097		99,097	—	—
2029 Notes	1,000,000	1,000,000	1,012,619	(4)	1,012,619	—	—
2031 Notes	1,000,000	1,000,000	1,016,884	(4)	1,016,884	—	—
2032 Notes	500,000	500,000	517,656	(4)	517,656	—	—
CLO Class A-1 Notes	450,000	450,000	450,000		450,404	—	—
Total Debt Obligations, net of Debt Discounts	$8,728,317	$6,383,621	$6,436,805		$6,428,859	$2,335,472	$2,335,472
Deferred Financing Costs			(63,456)
Total Debt Obligations, net of Deferred Financing Cost and Debt Discount			$6,373,349

(1)
The unused portion is the amount upon which commitment fees, if any, are based.
(2)
The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)
The fair value of these debt obligations would be categorized as Level 3 under ASC 820 as of March 31, 2025. The valuation is based on a yield analysis and discount rate commensurate with the market yields for similar types of debt.
(4)
Balance is inclusive of original issue discount and/or premium on notes issued below/above par.

The Company’s outstanding debt obligations as of December 31, 2024 were as follows:

	December 31, 2024
	Aggregate Principal Committed	Outstanding Principal	Carrying Value		Fair Value (3)	Unused Portion (1)	Amount Available (2)
Revolving Credit Facility	$2,740,000	469,660	469,660		469,660	2,262,302	2,262,302
Cardinal Funding LLC	800,000	664,900	664,900		664,900	135,100	132,672
Grouse Funding LLC	250,000	187,500	187,500		187,500	62,500	62,500
Mallard Funding LLC	500,000	378,900	378,900		378,900	121,100	121,100
December 2025 Notes	62,000	62,000	61,917		61,917	—	—
January 2026 Notes	38,000	38,000	37,932		37,932	—	—
December 2027 Notes	82,000	82,000	81,167		81,167	—	—
January 2028 Notes	18,000	18,000	17,803		17,803	—	—
September 2026 Notes	226,000	226,000	226,648		226,648	—	—
September 2028 Notes	325,000	325,000	323,953		323,953	—	—
September 2026 Euronotes	93,226	93,226	95,166		95,166	—	—
2029 Notes	1,000,000	1,000,000	998,509	(4)	998,509	—	—
2031 Notes	1,000,000	1,000,000	995,513	(4)	995,513	—	—
CLO Class A-1 Notes	450,000	450,000	450,000		450,855	—	—
Total Debt Obligations, net of Debt Discounts	$7,584,226	$4,995,186	$4,989,568		$4,990,423	$2,581,002	$2,578,574
Deferred Financing Costs			(57,385)
Total Debt Obligations, net of Deferred Financing Costs and Debt Discounts			$4,932,183

(1)
The unused portion is the amount upon which commitment fees, if any, are based.
(2)
The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)
The fair value of these debt obligations would be categorized as Level 3 under ASC 820 as of December 31, 2024. The valuation is based on a yield analysis and discount rate commensurate with the market yields for similar types of debt.
(4)
Balance is inclusive of original issue discount and/or premium on notes issued below/above par.

The following table summarizes the average and maximum debt outstanding, and the interest and debt issuance cost for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
Average debt outstanding	$5,202,461	$2,494,682
Maximum amount of debt outstanding	6,399,200	3,279,029

Weighted average annualized interest cost (1)	6.88%	8.41%
Annualized amortized debt issuance cost	0.21%	0.31%
Total annualized interest cost	7.09%	8.72%
Average 1-month SOFR rate	4.3%	5.3%

(1)
Includes the stated interest expense for all facilities and commitment fees on the unused portions of the Senior Secured Facility and SPV Financing Facilities, and net interest on interest rate swaps entered into qualifying hedge accounting relationships. Commitment fees for the three months ended March 31, 2025 and 2024 were $3,230 and $2,471, respectively.

The components of interest expense for the three months ended March 31, 2025 and 2024 were as follows:

	Three Months Ended March 31,
	2025	2024
Borrowing interest expense	$86,705	$47,386
Facility unused fees	3,230	2,471
Amortization of financing costs and debt issuance costs	2,666	1,911
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items	(465)	3,268
Total interest expense	$92,136	$55,036

Senior Secured Facility

On March 11, 2022, the Company entered into a senior secured, multi-currency, revolving credit facility (the “Senior Secured Facility”) with JPMorgan Chase Bank, N.A. The aggregate lender commitments under the Senior Secured Facility on March 11, 2022 were $1.835 billion. On June 7, 2022, the Company entered into an amendment to its Senior Secured Facility to increase the multicurrency commitments from $1.835 billion to $2.085 billion. The Company may seek additional commitments from new and existing lenders in the future, up to an aggregate facility size not to exceed approximately $2.753 billion. The scheduled maturity date of the Senior Secured Facility was March 11, 2027.

On October 12, 2023, the Company amended and extended its Senior Secured Facility. Lender commitments under the Senior Secured Facility increased from $2.085 billion to $2.185 billion and the Senior Secured Facility’s “accordion” feature that allows the Company to increase the size of the Senior Secured Facility increased from approximately $2.753 billion to approximately $3.278 billion.

The final maturity date under the Senior Secured Facility was extended by over one year from March 11, 2027 to October 12, 2028. The covenants and representations and warranties the Company is required to comply with were also modified (including, among other things, that the minimum shareholders’ equity test was reset), but the remaining terms and conditions of the Senior Secured Facility remain substantially the same.

On October 17, 2024, the Company amended and extended its Senior Secured Facility. Lender commitments under the Senior Secured Facility increased from $2.185 billion to $2.740 billion and the Senior Secured Facility’s “accordion” feature that allows the Company to increase the size of the Senior Secured Facility increased from $3.278 billion to $4.110 billion. The final maturity date under the Senior Secured Facility was extended by over one year from October 12, 2028 to October 17, 2029. The covenants and representations and warranties the Company is required to comply with were also modified (including, among other things, that the minimum shareholders’ equity test was reset), but the remaining terms and conditions of the Senior Secured Facility remain substantially the same. The Senior Secured Facility continues to include usual and customary events of default for senior secured revolving credit facilities of this type.

Loans under the Senior Secured Facility denominated in US dollars will bear interest, at the Company’s option, at the base rate plus a spread of 0.75% to 0.875% or the term Secured Overnight Financing Rate ("SOFR") rate plus a credit spread adjustment of 0.10% and spread of 1.75% to 1.875%, in each case, with such spread being determined based on the total amount of the gross borrowing base relative to the total combined debt amount, as of the date of determination. Loans under the Senior Secured Facility denominated in currencies other than US dollars will bear interest at certain local rates consistent with market standards. Interest on loans denominated in dollars is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of the applicable interest period in the case of loans bearing interest at the term SOFR rate (or at each three month interval in the case of loans with interest periods greater than three months). Interest on loans denominated in currencies other than US dollars is due and payable in a manner consistent with market standards. The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees, commitment fees and letter of credit fees for a credit facility of this size and type.

The Company’s obligations to the lenders under the Senior Secured Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Senior Secured Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Senior Secured Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, JPMorgan Chase Bank, N.A. may terminate the commitments and declare the outstanding advances and all other obligations under the Senior Secured Facility immediately due and payable.

The Senior Secured Facility also provides for the issuance of letters of credit up to an aggregate amount of $200,000. As of March 31, 2025 and December 31, 2024, the Company had $9,224 and $8,038, respectively, in standby letters of credit issued through the Senior Secured Facility. The amount available for borrowing under the Senior Secured Facility is reduced by any standby letters of credit issued through the Senior Secured Facility. Under GAAP, these letters of credit are considered commitments because no funding has been made and as such are not considered a liability. These letters of credit are not senior securities because they are not in the form of a typical financial guarantee and the portfolio companies are obligated to refund any drawn amounts. The available remaining capacity under the Senior Secured Facility was $1,715,345 and $2,262,302 as of March 31, 2025 and December 31, 2024, respectively. Terms used in this disclosure have the meanings set forth in the Senior Secured Facility agreement.

As of March 31, 2025, the Company was in compliance with all covenants and other requirements of the Senior Secured Facility.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities, as described below: Cardinal Funding LLC, Mallard Funding LLC, and Grouse Funding LLC, which are collectively referred to as the “SPVs”, and the secured financing facilities described below are collectively referred to as the “SPV Financing Facilities”.

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of March 31, 2025, the Company was in compliance with all covenants and other requirements of the SPV Financing Facilities.

Cardinal Funding LLC

On January 7, 2022 (the "Cardinal Closing Date"), Cardinal Funding LLC (“Cardinal Funding”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit and Security Agreement (the “Cardinal Funding Secured Credit Facility”), with Cardinal Funding, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, custodian and collateral administrator.

The maximum principal amount of the Cardinal Funding Secured Credit Facility as of the Cardinal Closing Date is $500 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Cardinal Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. Amounts drawn under the Cardinal Funding Secured Credit Facility, will bear interest at the Term SOFR Reference Rate, the Canadian Dollar Offered Rate ("CDOR"), Sterling Overnight Index Average ("SONIA") Rate, or the Euro Interbank Offered Rate ("EURIBOR"), all together (the “Applicable Reference Rate”), in each case, plus a margin. Advances used to finance the purchase or origination of broadly syndicated loans under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 1.70%. Advances used to finance the purchase or origination of private credit loans under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 2.20%. Advances used to finance the purchase or origination of any other eligible loans under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 2.45%. After the expiration of a three-year reinvestment period, the applicable margin on outstanding advances will be increased by 0.50% per annum. All amounts outstanding under the Cardinal Funding Secured Credit Facility must be repaid by the date that is five years after the Cardinal Closing Date of the Cardinal Funding Secured Credit Facility. The contractual maturity date of the Cardinal Funding Secured Credit Facility is January 7, 2027.

On April 7, 2022, Cardinal Funding, entered into Amendment No. 1 (the “First Cardinal Funding Amendment”), by and among Cardinal Funding, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, custodian and collateral administrator.

The First Cardinal Funding Amendment amends the Cardinal Funding Secured Credit Facility to (i) increase the additional aggregate commitment size which Cardinal Funding can request from the lenders under the Cardinal Funding Secured Credit Facility from $750 million to $1.350 billion, (ii) add a new revolving lender to the Cardinal Funding Secured Credit Facility and (iii) allow Cardinal Funding to finance bonds under the Cardinal Funding Secured Credit Facility. Advances used to finance bonds under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 2.0%.

On December 9, 2022, Cardinal Funding entered into Amendment No. 4 (the “Fourth Cardinal Funding Amendment”) by and among Cardinal Funding, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, custodian and collateral administrator.

The Fourth Cardinal Funding Amendment amends the Cardinal Funding Secured Credit Facility to (i) increase the aggregate commitment under the Cardinal Funding Secured Credit Facility from $500 million to $800 million and (ii) modify the interest rate charged under the Cardinal Funding Secured Credit Facility. Advances made with respect to “Private Credit Loans” (as defined in the Cardinal Funding Secured Credit Facility) will, prior to the Commitment Termination Date, bear interest at the Applicable Reference Rate plus a spread of 2.75% and, following the Commitment Termination Date, bear interest at the Applicable Reference Rate plus a spread of 3.25%.

On July 19, 2024, Cardinal Funding entered into Amendment No. 6 (the “Sixth Cardinal Funding Amendment”) by and among Cardinal Funding, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, custodian and collateral administrator.

The Sixth Cardinal Funding Amendment amends the Cardinal Funding Secured Credit Facility to, among other things, (i) extend the end of the revolving period to July 19, 2027, (ii) extend the maturity date to July 19, 2029 and (iii) modify the interest rate charged under the Cardinal Funding Secured Credit Facility to (x) with respect to broadly syndicated loans and bonds, the applicable reference rate plus a spread of 1.60% and (y) for private credit loans and all other assets, the applicable reference rate plus a spread that varies depending on the discount margin for such assets, as calculated by the administrative agent on a quarterly basis.

Mallard Funding LLC

On January 7, 2022 (the "Mallard Closing Date"), Mallard Funding LLC (“Mallard Funding”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Loan and Servicing Agreement (the “Mallard Funding Loan and Servicing Agreement”), with Mallard Funding, as borrower, the Company, in its capacity as servicer and in its capacity as transferor, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, account bank and collateral custodian.

The maximum principal amount of the Mallard Funding Loan and Servicing Agreement as of the Mallard Closing Date is $500 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Mallard Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. Under the Mallard Funding Loan and Servicing Agreement, Mallard Funding is permitted to borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Mallard Funding Loan and Servicing Agreement, will bear interest at Adjusted Term SOFR, the CDOR, Daily Simple SONIA or the EURIBOR (the “Mallard Funding Applicable Reference Rate”), in each case, plus a margin.

Advances used to finance the purchase or origination of broadly syndicated loans under the Mallard Funding Loan and Servicing Agreement bear interest at the Mallard Funding Applicable Reference Rate plus a spread of (x) during the nine months subsequent to the Mallard Closing Date (the "Ramp-Up Period"), 1.60%, (y) after the end of the Ramp-Up Period and prior to the Mallard Funding Commitment Termination Date (as defined by the Mallard Funding Loan and Servicing Agreement), 2.00% and (z) after the Mallard Funding Commitment Termination Date, 2.25%.

Advances used to finance the purchase or origination of middle market loans under the Mallard Funding Loan and Servicing Agreement initially bear interest at the Mallard Funding Applicable Reference Rate plus a spread of (x) prior to the Mallard Funding Commitment Termination Date, 2.00% and (y) after the Mallard Funding Commitment Termination Date, 2.25%. All amounts outstanding under the Mallard Funding Loan and Servicing Agreement must be repaid by the date that is five years after the Mallard Closing Date of the Mallard Funding Loan and Servicing Agreement. The contractual maturity date under the Mallard Funding Loan and Servicing Agreement is January 7, 2027.

On March 18, 2022, Mallard Funding entered into Amendment No. 1 (the “First Mallard Funding Amendment”), by and among Mallard Funding, as borrower, the Company, in its capacity as servicer and as transferor, each lender party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, account bank and collateral custodian. The First Mallard Funding Amendment amends the Mallard Funding Loan and Servicing Agreement to (i) allow Mallard Funding to borrow amounts in Australian dollars and (ii) allow amounts drawn to bear interest at the BBSY Rate.

On September 19, 2024, Mallard Funding entered into the Fourth Amendment (the “Fourth Mallard Funding Credit Facility Amendment”) to the Mallard Funding Loan and Servicing Agreement, dated as of January 7, 2022, by and among Mallard Funding, as borrower, the Company, in its capacity as servicer and in its capacity as transferor, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, collateral custodian and account bank.

The Fourth Mallard Funding Credit Facility Amendment amends the Mallard Funding Loan and Servicing Agreement to, among other things, (i) extend the end of the revolving period to September 20, 2027, (ii) extend the maturity date to September 19, 2029 and (iii) modify the interest rate charged under the Mallard Funding Loan and Servicing Agreement to (x) during the Reinvestment Period, 2.00% and (y) during the Amortization Period, 2.25%.

Grouse Funding LLC

On July 7, 2022 (the “Grouse Closing Date”), Grouse Funding LLC (“Grouse Funding”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “Grouse Funding Secured Credit Facility”), with Grouse Funding, as borrower, the lenders from time to time parties thereto, Goldman Sachs Bank USA, as syndication agent and administrative agent, State Street Bank and Trust Company, as collateral agent and collateral custodian, and Virtus Group, LP, as collateral administrator.

From time to time, the Company expects to sell and contribute certain investments to Grouse Funding pursuant to a Sale and Contribution Agreement, dated as of the Grouse Closing Date, by and between the Company and Grouse Funding. No gain or loss will be recognized as a result of the contribution. Proceeds from the Grouse Funding Secured Credit Facility will be used to finance the origination and acquisition of eligible assets by Grouse Funding, including the purchase of such assets from the Company. We retain a residual interest in assets contributed to or acquired by Grouse Funding through our ownership of Grouse Funding. The maximum principal amount of the Grouse Funding Secured Credit Facility as of the Grouse Closing Date is $250 million, which can be drawn in U.S. Dollars subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Grouse Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits.

The Grouse Funding Secured Credit Facility provides for the ability to draw and redraw revolving loans under the Grouse Funding Secured Credit Facility for a period of up to three years after the Grouse Closing Date unless the commitments are terminated sooner as provided in the Grouse Funding Secured Credit Facility (the “Commitment Termination Date”). Unless otherwise terminated, the Grouse Funding Secured Credit Facility will mature on the date which is five years after the Grouse Closing Date (the “Final Maturity Date”). Prior to the Commitment Termination Date, proceeds received by Grouse Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. Following the Commitment Termination Date but prior to the Final Maturity Date, proceeds received by Grouse Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, as well as principal on outstanding borrowings in accordance with the terms of the Grouse Funding Secured Credit Facility, and the excess may be returned to the Company, subject to certain conditions. On the Final Maturity Date, Grouse Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Under the Grouse Funding Secured Credit Facility, Grouse Funding is permitted to borrow amounts in U.S. dollars. Amounts drawn under the Grouse Funding Secured Credit Facility will bear interest at Term SOFR plus a margin. Advances used to finance the purchase or origination of broadly syndicated loans under the Grouse Funding Secured Credit Facility initially bear interest at Term SOFR plus a spread of 2.40%, except that following the application of a rebate amount the spread on broadly syndicated loans shall be 1.85%. Advances used to finance the purchase or origination of bonds or loans that are not broadly syndicated loans, that in either case have an EBITDA of $100 million or above, under the Grouse Funding Secured Credit Facility initially bear interest at Term SOFR plus a spread of 2.15%. Advances used to finance the purchase or origination of any other eligible loans or bonds under the Grouse Funding Secured Credit Facility initially bear interest at Term SOFR plus a spread of 2.40%. The Grouse Funding Secured Credit Facility contains customary covenants, including certain limitations on the activities of Grouse Funding, including limitations on incurrence of incremental indebtedness, and customary events of default. The Grouse Funding Secured Credit Facility is secured by a perfected first priority security interest in the assets of Grouse Funding and on any payments received by Grouse Funding in respect of those assets. Assets pledged to the lenders under the Grouse Funding Secured Credit Facility will not be available to pay the debts of the Company.

On January 30, 2025 (the “First Grouse Funding Amendment Date”), Grouse Funding entered into the First Amendment (the “First Grouse Credit Facility Amendment”) to the Grouse Funding Secured Credit Facility. The First Grouse Credit Facility Amendment amends the Grouse Funding Secured Credit Facility to, among other things, (i) reduce the interest charges on the loans, (ii) increase the maximum commitment amount to $500 million, (iii) extend the reinvestment period to three years after the First Grouse Funding Amendment Date and (iv) extend the scheduled maturity date to five years after the First Grouse Funding Amendment Date.

The First Grouse Credit Facility Amendment amends the Grouse Funding Secured Credit Facility to, among other things, (i) reduce the interest charges on the loans, (ii) increase the maximum commitment amount to $500 million, (iii) extend the reinvestment period to three years after the First Grouse Funding Amendment Date and (iv) extend the scheduled maturity date to five years after the First Grouse Funding Amendment Date.

CLO Warehouse Facilities

Merlin Funding LLC

On October 6, 2023, Merlin Funding LLC (“Merlin Funding”), a wholly owned, consolidated subsidiary of the Company, entered into a credit facility (the “Merlin Credit Facility”), among Merlin Funding, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and as a lender, and Deutsche Bank National Trust Company, as collateral agent, account bank and collateral custodian. From time to time, Merlin Funding used amounts borrowed under the Merlin Credit Facility to acquire eligible assets composed primarily of first priority broadly syndicated corporate loans in order to ramp-up a portfolio of assets pledged as collateral for the 2024 Debt Securitization (as defined below).

Bluejay Funding LLC

On February 18, 2025 (the “Bluejay Closing Date”), Bluejay Funding LLC (“Bluejay Funding”), a Delaware limited liability company and newly formed wholly-owned subsidiary of the Company, entered into a credit agreement (the “Bluejay Funding Credit Agreement”), with Bluejay Funding, as borrower, the Company, in its capacities as collateral manager and equity investor, the lenders from time to time parties thereto and BNP Paribas, as administrative agent (in such capacity, the “Administrative Agent”) and as a lender. From time to time Bluejay Funding expects to use amounts borrowed under the Bluejay Funding Credit Agreement to acquire eligible assets from the Company composed primarily of first priority corporate loans pursuant to the terms of the Loan Sale Agreement (as defined below), to ramp-up a portfolio of assets to be pledged as collateral for a future collateralized loan obligation transaction (the “Bluejay Funding Debt Securitization”). The Company retains a residual interest in assets acquired by Bluejay Funding through its ownership of the limited liability company interests of Bluejay Funding.

The maximum principal amount that can be drawn by Bluejay Funding under the Bluejay Funding Credit Agreement is $350 million as of the Bluejay Closing Date and can be increased subject to certain conditions set forth therein following the pricing date of the Bluejay Funding Debt Securitization. The Bluejay Funding Credit Agreement, which provides for the ability to draw and re-draw revolving loans for a period of up to two years after the Bluejay Closing Date, will mature on the date which is four years after the Bluejay Closing Date, in each case unless otherwise terminated or extended. Amounts drawn under the Bluejay Funding Credit Agreement will bear interest at the 3-month secured overnight financing rate published by the Federal Reserve Bank of New York plus a spread of (x) to and excluding the 24-month anniversary of the Bluejay Closing Date, 1.65% and (y) thereafter, 2.65%.

Pursuant to a warehouse collateral management agreement dated as of the Bluejay Closing Date (the “Bluejay Funding Collateral Management Agreement”), by and between Bluejay Funding and the Company, the Company was appointed as collateral manager of Bluejay Funding. The Company is not entitled to receive a fee for its services under the Bluejay Funding Collateral Management Agreement. Additionally, under the terms of a loan sale and contribution agreement dated as of the Bluejay Closing Date by and between Bluejay Funding and the Company, the Company transferred to Bluejay Funding a portion of its ownership interest in certain loans, which were pledged to the Administrative Agent pursuant to the Bluejay Funding Credit Agreement.

Barn Owl Funding LLC

On March 25, 2025 (the “Barn Owl Closing Date”), Barn Owl Funding LLC (“Barn Owl Funding”), a Delaware limited liability company and newly formed wholly-owned subsidiary of the Company, entered into a credit agreement (the “Barn Owl Funding Credit Agreement”), with Barn Owl Funding, as borrower, the Company, in its capacities as collateral manager and subordinated investor and Bank of America, N.A., as lender (the “Barn Owl Lender”). From time to time Barn Owl Funding expects to use amounts borrowed under the Barn Owl Funding Credit Agreement to acquire eligible assets from the Company composed primarily of first priority corporate loans pursuant to the terms of the Barn Owl Loan Sale Agreement (as defined below), to ramp-up a portfolio of assets to be pledged as collateral for a future collateralized loan obligation transaction (the “Barn Owl Funding Debt Securitization”). The Company retains a residual interest in assets acquired by Barn Owl Funding through its ownership of subordinated notes issued by Barn Owl Funding.

The maximum principal amount of the Barn Owl Funding Credit Agreement that can be drawn by Barn Owl Funding is $40 million as of the Barn Owl Closing Date, which can be increased up to $160 million prior to the pricing date of the Barn Owl Debt Securitization subject to certain conditions in the Barn Owl Funding Credit Agreement, and can be further increased up to $360 million following the pricing date of the Barn Owl Debt Securitization.

The Barn Owl Funding Credit Agreement, which provides ability to draw and re-draw revolving loans, will mature on the date which is two years after the Barn Owl Closing Date unless otherwise terminated or extended. Amounts drawn under the Barn Owl Funding Credit Agreement will bear interest at the daily secured overnight financing rate published by the Federal Reserve Bank of New York plus a spread of (x) to and excluding the 12-month anniversary of the Barn Owl Closing Date, 1.15% and (y) thereafter, 1.65%.

Pursuant to a warehouse collateral management agreement dated as of the Barn Owl Closing Date (the “Barn Owl Collateral Management Agreement”), by and between Barn Owl Funding and the Company, the Company was appointed as collateral manager of Barn Owl Funding. The Company is not entitled to receive a fee for its services under the Barn Owl Collateral Management Agreement. Additionally, under the terms of a loan sale and contribution agreement dated as of the Barn Owl Closing Date (the “Barn Owl Loan Sale Agreement”) by and between Barn Owl Funding and the Company, the Company transferred to Barn Owl Funding a portion of its ownership interest in such loans, which were pledged to the Barn Owl Lender pursuant to the Barn Owl Funding Credit Agreement.

CLO Transaction

On October 9, 2024 (the “CLO Closing Date”) the Company completed a $754.7 million term debt securitization (the “2024 Debt Securitization”). Term debt securitizations are also known as a collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements. In connection with the 2024 Debt Securitization, the Merlin Credit Facility was paid in full and terminated.

On the CLO Closing Date and in connection with the 2024 Debt Securitization, ADS CLO 1 LLC (the “CLO Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, entered into a Purchase and Placement Agency Agreement (the “CLO Purchase and Placement Agreement”) with Morgan Stanley & Co. LLC, as the initial purchaser and placement agent, and Apollo Global Securities, LLC, as co-placement agent, pursuant to which the Issuer agreed to sell certain of the notes to the initial purchaser to be issued as part of the 2024 Debt Securitization pursuant to an indenture by and between the CLO Issuer and Deutsche Bank National Trust Company, as trustee (the “CLO Indenture”).

The notes offered in the 2024 Debt Securitization consist of $450 million of AAA(sf)/Aaa(sf) Class A-1 Senior Secured Floating Rate Notes due 2036, which bear interest at the three-month SOFR plus 1.35% (the “Class A-1 Notes”); $30 million of AA(sf) Class A-2 Senior Secured Floating Rate Notes due 2036, which bear interest at the three-month SOFR plus 1.80% (the “Class A-2 Notes”); $112.5 million of A(sf) Class B Senior Secured Deferrable Floating Rate Notes due 2036, which bear interest at the three-month SOFR plus 2.15% (the “Class B Notes”); $45 million of BBB-(sf) Class C Senior Secured Deferrable Floating Rate Notes due 2036, which bear interest at the three-month SOFR plus 3.35% (the “Class C Notes” and together with the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, the “Secured Notes”). Additionally, on the CLO Closing Date, the CLO Issuer will issue $117.2 million of Subordinated Notes due 2036 (the “Subordinated Notes” and, collectively with the Secured Notes, the “CLO Notes”), which do not bear interest.

The 2024 Debt Securitization is backed by a diversified portfolio of broadly syndicated commercial loans. The debt is scheduled to mature on October 15, 2036; however, the CLO Notes may be redeemed by the CLO Issuer, at the direction of ADS CLO 1 Depositor LLC (“CLO Retention Holder”), a wholly-owned, consolidated subsidiary of the Company, as owner of a majority of the Subordinated Notes, on any business day after October 15, 2026. The CLO Retention Holder acts as retention holder in connection with the 2024 Debt Securitization for the purposes of satisfying certain U.S. regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Subordinated Notes. The Company, through the CLO Retention Holder, has retained 100% of the Class A-2 Notes, the Class B Notes, the Class C Notes and the Subordinated Notes issued in the 2024 Debt Securitization.

The CLO Issuer intends to use the proceeds from the 2024 Debt Securitization to, among other things, purchase certain loans (“Collateral Obligations”) from time to time on and after the CLO Closing Date from the Company pursuant to a master loan sale agreement entered into on the CLO Closing Date (the “Loan Sale Agreement”) among the Company, the CLO Retention Holder and the CLO Issuer. Under the terms of the Loan Sale Agreement that provide for the sale of Collateral Obligations to the CLO Issuer, the Company will transfer to the CLO Retention Holder, and the CLO Retention Holder will transfer to the CLO Issuer, a portion of its ownership interest in the Collateral Obligations securing the 2024 Debt Securitization for the purchase price and other consideration set forth in the Loan Sale Agreement from time to time on and after the CLO Closing Date. Following these transfers, CLO Issuer, and not the Retention Holder or the Company, will hold all of the ownership interest in such loans and participations. The Company made customary representations, warranties and covenants in the Loan Sale Agreement. The Secured Notes are the secured obligation of the CLO Issuer, the Subordinated Notes are the unsecured obligations of the CLO Issuer, and the CLO Indenture governing the CLO Notes include customary covenants and events of default. The CLO Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the CLO Issuer under a collateral management agreement entered into on the CLO Closing Date (the “Collateral Management Agreement”). Pursuant to the Collateral Management Agreement, so long as the Company is the collateral manager, the collateral management fee will equal 0.0% per annum of the fee basis amount.

Foreign Currency Transactions and Translations

The Company had the following foreign-denominated debt obligations outstanding as of March 31, 2025:

	March 31, 2025
	Original Principal Amount (Local)	Original Principal Amount (USD)	Principal Amount Outstanding	Unrealized Gain/(Loss)	Reset Date
British Pound	£60,231	78,288	77,803	485	4/22/2025
British Pound	132,286	170,927	170,880	46	4/24/2025
British Pound	21,134	27,300	27,300	—	4/30/2025
European Euro	€8,737	9,447	9,447	—	4/30/2025
European Euro	90,000	95,081	97,317	(2,236)	N/A
Total	312,388	381,043	382,747	(1,705)

The Company had the following foreign-denominated debt obligations outstanding as of December 31, 2024:

	December 31, 2024
	Original Principal Amount (Local)	Original Principal Amount (USD)	Principal Amount Outstanding	Unrealized Gain/(Loss)	Reset Date
British Pound	£31,680	40,264	39,660	604	1/17/2025
European Euro	€90,000	95,081	93,226	1,854	N/A
Total	121,680	135,345	132,886	2,458

Private Placement Bonds

2022 Series A Notes

On November 15, 2022, the Company priced an offering of $200 million in aggregate principal amount of Senior Unsecured Notes (the “2022 Series A Notes”) to institutional investors in a private placement. The Notes are comprised of $62 million Senior Unsecured Notes due 2025 (the “December 2025 Notes”), $38 million Senior Unsecured Notes due 2026 (the “January 2026 Notes”), $82 million Senior Unsecured Notes due 2027 (the “December 2027 Notes”), and $18 million Senior Unsecured Notes due 2028 (the “January 2028 Notes”). The issuances of the 2022 Series A Notes occurred in two installments on December 21, 2022 and January 19, 2023. The December 2025 and January 2026 Notes have a fixed interest rate of 8.21% per annum and are due on December 21, 2025 and January 19, 2026, respectively. The December 2027 and January 2028 Notes have a fixed interest rate of 8.31% per annum and are due on December 21, 2027 and January 19, 2028, respectively. Interest on the Notes is due and payable semiannually. These interest rates are subject to increase (up to a maximum increase of 1.00% above the stated rate for each of the 2022 Series A Notes) in the event that, subject to certain exceptions, the 2022 Series A Notes cease to have an investment grade rating.

In connection with the 2022 Series A Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement related to the December 2025 Notes, the Company receives a fixed interest rate of 4.02% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $62 million of the 2025 Notes. Under the interest rate swap agreement related to the January 2026 Notes, the Company receives a fixed interest rate of 3.97% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $38 million of the 2026 Notes. Under the interest rate swap agreement related to the December 2027 Notes, the Company receives a fixed interest rate of 3.67% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $82 million of the 2027 Notes. Under the interest rate swap agreement related to the January 2028 Notes, the Company receives a fixed interest rate of 3.65% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $18 million of the 2028 Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

2023 Series A Notes

On August 10, 2023, the Company priced an offering of $650 million in aggregate principal amount of Senior Unsecured Notes (the “2023 Series A Notes”) to institutional investors in a private placement. The 2023 Series A Notes are comprised of $226 million Senior Unsecured Notes due September 28, 2026 (the “September 2026 Notes”), $325 million Senior Unsecured Notes due September 28, 2028 (the “September 2028 Notes”), and €90 million Senior Unsecured Notes due September 28, 2026 (the “September 2026 Euronotes”). The 2023 Series A Notes were issued on September 28, 2023. The September 2026 Notes, September 2028 Notes and September 2026 Euronotes have fixed interest rates of 8.54%, 8.62%, and 7.02% per annum, respectively. Interest on the Notes is due and payable semiannually. These interest rates are subject to increase (up to a maximum increase of 1.00% above the stated rate for each of the September 2026 Notes, September 2028 Notes and September 2026 Euronotes) in the event that, subject to certain exceptions, the 2023 Series A Notes cease to have an investment grade rating. These interest rates are subject to increase (up to a maximum increase of 1.50% above the stated rate for each of the September 2026 Notes, September 2028 Notes and September 2026 Euronotes) in the event that, subject to certain exceptions, the Company’s secured debt ratio exceeds 60% up to August 31, 2024, and 55% subsequent to August 31, 2024. These interest rates are subject to increase (up to a maximum increase of 2.00% above the stated rate for each of the September 2026 Notes, September 2028 Notes and September 2026 Euronotes) in the event that, subject to certain exceptions, the 2023 Series A Notes cease to have an investment grade rating and the secured debt ratio event has occurred as disclosed above.

In connection with the 2023 Series A Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement related to the September 2026 Notes, the Company receives a fixed interest rate of 8.54% per annum and pays a floating interest rate of SOFR + 4.18% per annum on $226 million of the 2026 Notes. Under the interest rate swap agreement related to the September 2028 Notes, the Company receives a fixed interest rate of 8.62% per annum and pays a floating interest rate of SOFR + 4.56% per annum on $325 million of the September 2028 Notes. Under the interest rate swap agreement related to the September 2026 Euronotes, the Company receives a fixed interest rate of 7.02% per annum and pays a floating interest rate of ESTR + 3.72% per annum on €90 million of the September 2026 Euronotes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Unsecured Notes

2029 Notes

On March 21, 2024, the Company and U.S. Bank Trust Company, National Association (the “Trustee”) entered into a First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture (as defined below), the “March 2024 Indenture”) related to the $650 million in aggregate principal amount of its 6.900% notes due 2029 (the “Existing 2029 Notes”), which supplements that certain Base Indenture, dated as of March 21, 2024 (as may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture”).

On September 19, 2024, the Company issued an additional $350 million aggregate principal amount of 6.900% Notes due 2029 (the “New 2029 Notes” and, together with the Existing 2029 Notes, the "2029 Notes") under the March 2024 Indenture. The New 2029 Notes were issued at a price equal to 104.031% of the face value, plus accrued interest from March 21, 2024, resulting in an effective yield to maturity of 5.864%. The New 2029 Notes were issued as “Additional Notes” under the March 2024 Indenture and have identical terms to the Existing 2029 Notes, other than the issue date and the issue price. The New 2029 Notes will be treated as a single class of notes with the Existing 2029 Notes for all purposes under the March 2024 Indenture.

The 2029 Notes will mature on April 13, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2024 Indenture. The 2029 Notes bear interest at a rate of 6.900% per year payable semi-annually on April 13 and October 13 of each year, commencing on October 13, 2024. The 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the 2029 Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominantly floating rate loans. Under the interest rate swap agreement related to the 2029 Notes, the Company receives a fixed interest rate of 6.90% per annum and pays a floating interest rate of SOFR + 2.71% per annum on $325 million of the 2029 Notes, the Company receives a fixed interest rate of 6.90% per annum and pays a floating interest rate of SOFR + 2.70% per annum on $325 million of the 2029 Notes, and the Company receives a fixed interest rate of 5.86% per annum and pays a floating interest rate of SOFR + 2.67% per annum on $350 million of the 2029 Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

2031 Notes

On July 29, 2024, the Company and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “July 2024 Indenture”) related to the $600 million in aggregate principal amount of its 6.700% notes due 2031 (the “Existing 2031 Notes”), which supplements the Base Indenture.

On November 21, 2024, the Company issued an additional $400 million aggregate principal amount of 6.700% Notes due 2031 (the “New 2031 Notes” and, together with the Existing 2031 Notes, the “2031 Notes”) under the July 2024 Indenture. The New 2031 Notes were issued at a price equal to 101.841% of the face value, plus accrued interest from July 29, 2024, resulting in an effective yield to maturity of 6.350%. The New 2031 Notes were issued as “Additional Notes” under the July 2024 Indenture and have identical terms to the Existing 2031 Notes, other than the issue date and the issue price. The New 2031 Notes will be treated as a single class of notes with the Existing 2031 Notes for all purposes under the July 2024 Indenture.

The 2031 Notes will mature on July 29, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the July 2024 Indenture. The 2031 Notes bear interest at a rate of 6.700% per year payable semi-annually on January 29 and July 29 of each year, commencing on January 29, 2024. The 2031 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2031 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the 2031 Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominantly floating rate loans. Under the interest rate swap agreement related to the 2031 Notes, the Company receives a fixed interest rate of 6.70% per annum and pays a floating interest rate of SOFR + 2.80% per annum on $600 million of the 2031 Notes, and the Company receives a fixed interest rate of 6.35% per annum and pays a floating interest rate of SOFR + 2.39% per annum on $400 million of the 2031 Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

2032 Notes

On January 16, 2025, the Company entered into a Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “January 2025 Indenture”) related to the $500 million in aggregate principal amount of its 6.550% notes due 2032 (the “2032 Notes”), which supplements the Base Indenture. The 2032 Notes will mature on March 15, 2032 and may be redeemed in whole or in part at the Company's option at any time or from time to time at the redemption prices set forth in the January 2025 Indenture. The 2032 Notes bear interest at a rate of 6.550% per year payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2025. The 2032 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2032 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the 2032 Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominantly floating rate loans. Under the interest rate swap agreement related to the 2032 Notes, the Company receives a fixed interest rate of 6.55% per annum and pays a floating interest rate of SOFR + 2.18% per annum on $500 million of the 2032 Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Note 7. Net Assets

The Company has the authority to issue an unlimited number of common shares of beneficial interest at $0.01 per share par value.

The following table summarizes transactions in common shares of beneficial interest during the three months ended March 31, 2025 and 2024:

	Three Months Ended		Three Months Ended
	March 31, 2025		March 31, 2024
	Shares	Amount	Shares	Amount
Class S:
Proceeds from shares sold	13,621,357	$337,968	11,827,046	$291,421
Repurchase of common shares	(1,092,707)	(26,932)	(542,821)	(13,487)
Early repurchase deduction	—	51	—	22
Distributions reinvested	1,082,848	26,871	497,528	12,258
Net increase (decrease)	13,611,498	$337,958	11,781,753	$290,214
Class D:
Proceeds from shares sold	18,033	$447	233,975	$5,763
Repurchase of common shares	—	—	—	—
Early repurchase deduction	—	—	—	—
Distributions reinvested	17,968	446	3,887	96
Net increase (decrease)	36,001	$893	237,862	$5,859
Class I:
Proceeds from shares sold	64,617,643	$1,603,498	38,249,702	$942,411
Repurchase of common shares	(4,189,920)	(103,269)	(4,536,476)	(112,718)
Early repurchase deduction	—	4	—	21
Distributions reinvested	3,171,707	78,707	1,484,090	36,564
Net increase (decrease)	63,599,430	$1,578,940	35,197,316	$866,278
Total net increase (decrease)	77,246,929	$1,917,791	47,216,931	$1,162,351

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table summarizes each month-end NAV per share for Class S shares, Class D shares and Class I shares during the three months ended March 31, 2025 and 2024:

	NAV Per Share
For the Month Ended	Class S	Class D	Class I
January 31, 2025	$24.83	$24.83	$24.83
February 28, 2025	24.77	24.77	24.77
March 31, 2025	24.65	24.65	24.65

	NAV Per Share
For the Month Ended	Class S	Class D	Class I
January 31, 2024	$24.62	$24.62	$24.62
February 29, 2024	24.67	24.67	24.67
March 31, 2024	24.85	24.85	24.85

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class S shares, Class D shares and Class I shares. The following table presents distributions that were declared during the three months ended March 31, 2025:

			Class S Distributions		Class D Distributions		Class I Distributions
Record Date	Declaration Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 31, 2025	January 22, 2025	February 27, 2025	$0.1621	$13,892	$0.1747	$182	$0.1800	$57,637
January 31, 2025	December 23, 2024	February 27, 2025	0.0200	1,714	0.0200	21	0.0200	6,405	(1)
February 28, 2025	February 21, 2025	March 27, 2025	0.1638	14,739	0.1752	183	0.1800	62,318
February 28, 2025	December 23, 2024	March 27, 2025	0.0200	1,800	0.0200	21	0.0200	6,923	(1)
March 31, 2025	March 24, 2025	April 28, 2025	0.1621	15,583	0.1747	186	0.1800	66,593
March 31, 2025	December 23, 2024	April 28, 2025	0.0200	1,896	0.0200	21	0.0200	7,308	(1)
			$0.5480	$49,623	$0.5846	$614	$0.6000	$207,185

* Totals may not foot due to rounding.

(1)
Represents a special distribution.

The following table presents distributions that were declared during the three months ended March 31, 2024:

			Class S Distributions		Class D Distributions		Class I Distributions
Record Date	Declaration Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 31, 2024	January 23, 2024	February 28, 2024	$0.1622	$6,206	$0.1748	$74	$0.1800	$25,802
January 31, 2024	December 20, 2023	February 28, 2024	0.0200	765	0.0200	8	0.0200	2,867	(1)
February 29, 2024	February 26, 2024	March 27, 2024	0.1634	6,818	0.1751	82	0.1800	28,229
February 29, 2024	December 20, 2023	March 27, 2024	0.0200	835	0.0200	9	0.0200	3,137	(1)
March 29, 2024	March 21, 2024	April 26, 2024	0.1622	7,606	0.1748	90	0.1800	31,021
March 29, 2024	December 20, 2023	April 26, 2024	0.0200	938	0.0200	10	0.0200	3,447	(1)
			$0.5478	$23,168	$0.5847	$273	$0.6000	$94,502

* Totals may not foot due to rounding.

(1)
Represents a special distribution.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Through March 31, 2025, none of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.

The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares during the three months ended March 31, 2025:

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.5480	$49,623	$0.5846	$614	$0.6000	$207,185
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.5480	$49,623	$0.5846	$614	$0.6000	$207,185

The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares during the three months ended March 31, 2024:

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.5478	$23,168	$0.5847	$273	$0.6000	$94,502
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.5478	$23,168	$0.5847	$273	$0.6000	$94,502

Share Repurchase Program

At the discretion of our Board, the Company has commenced a share repurchase program in which it intends to repurchase the Company’s Common Shares outstanding as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program if in its reasonable judgment it deems such action to be in the Company’s best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Should the Board suspend the share repurchase program, the Board will consider whether the continued suspension of the program is in the best interests of the Company and shareholders on a quarterly basis. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act. All shares purchased by the Company pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers on or around the last business day of that quarter using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents information with respect to the Company’s share repurchases during the three months ended March 31, 2025:

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 17, 2025	5,282,627	1.38%	$24.65	March 31, 2025	$130,147	13,919,523

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) All repurchase requests were satisfied in full.

(3) Amounts shown net of Early Repurchase Deduction.

The following table presents information with respect to the Company’s share repurchases during the three months ended March 31, 2024:

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 15, 2024	5,079,296	3.03%	$24.85	March 31, 2024	$126,162	3,293,303

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) All repurchase requests were satisfied in full.

(3) Amounts shown net of Early Repurchase Deduction.

Note 8. Commitments and Contingencies

The Company has various commitments to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies. As of March 31, 2025 and December 31, 2024, the Company had the following unfunded commitments to its portfolio companies:

	March 31, 2025	December 31, 2024
Unfunded revolver obligations, bridge loan and backstop commitments (1)	$904,451	$1,091,693
Standby letters of credit issued and outstanding (2)	7,842	6,805
Unfunded delayed draw loan commitments (3)	1,349,085	1,324,792
Total Unfunded Commitments (4)	$2,261,378	$2,423,290
(1)
The unfunded revolver obligations may or may not be funded to the borrowing party in the future. The amounts relate to loans with various maturity dates, but the entire amount was eligible for funding to the borrowers as of March 31, 2025, subject to the terms of each loan’s respective credit agreements which includes borrowing covenants that need to be met prior to funding. As of March 31, 2025 and December 31, 2024, the bridge loan and backstop commitments included in the balances were $184,650 and $447,160, respectively.
(2)
For all these letters of credit issued and outstanding, the Company would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. None of the letters of credit issued and outstanding are recorded as a liability on the Company’s Consolidated Statements of Assets and Liabilities as such letters of credit are considered in the valuation of the investments in the portfolio company.
(3)
The Company’s commitment to fund delayed draw loans is triggered upon the satisfaction of certain pre-negotiated terms and conditions which can include covenants to maintain specified leverage levels and other related borrowing base covenants. For commitments to fund delayed draw loans with performance thresholds, borrowers are required to meet certain performance requirements before the Company is obligated to fulfill these commitments.
(4)
Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the funds it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective fund's allocation may change prior to the date of funding. In this regard, the Company may have to fund additional commitments in the future that it is currently not obligated to but may be at a future point in time.

Organizational and Offering Costs

The Adviser agreed to bear all of the Company’s organization and offering expenses through the date on which the Company broke escrow for the initial offering of its Common Shares. The Company is obligated to reimburse the Adviser for such expenses incurred upon breaking escrow for our offering. The total organization and offering costs incurred for the three months ended March 31, 2025 were $290. The total organization and offering costs incurred through December 31, 2024 were $721.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business.

On March 14, 2023, certain First Lien and Second Lien holders of debt issued by Mitel filed a complaint in New York State Court captioned Ocean Trails CLO VII et al v. MLN TopCo Ltd., et al, Index No. 651327/2023, against certain other First Lien and Second Lien debt holders, including the Company, alleging, among other things, that the defendant lenders breached the terms of their lending agreements and the New York Uniform Voidable Transfer Act in connection with certain amendments to the relevant documents governing the debt. On December 5, 2023, the trial court granted defendants’ motions to dismiss in part and denied them in part. The plaintiffs and defendants appealed the courts’ motion to dismiss ruling to the intermediate New York State appellate court. On December 31, 2024, the intermediate New York State appellate court dismissed the entire case, including all claims against the Company. On January 30, 2025, plaintiffs filed a motion for leave to appeal the intermediate New York State appellate court’s ruling to the New York Court of Appeals. That motion was held in abeyance following Mitel’s filing of voluntary Chapter 11 bankruptcy petitions in the U.S. Bankruptcy Court for the Southern District of Texas. The bankruptcy is pending resolution.

Management is not aware of any pending or threatened material litigation as of March 31, 2025 other than the matter disclosed above.

Note 9. Financial Highlights

The following are the financial highlights for the three months ended March 31, 2025:

	Three Months Ended March 31, 2025

	Class S	Class D	Class I
Per Share Data:
Net asset value at beginning of period	$24.86	$24.86	$24.86
Net investment income (1)	0.47	0.52	0.52
Net unrealized and realized gains (losses) (2)	(0.13)	(0.15)	(0.13)
Net increase (decrease) in net assets resulting from operations	0.34	0.37	0.39
Distribution declared (3)
Net investment income	(0.55)	(0.58)	(0.60)
Net realized gains	-	-	-
Distributions in excess of net investment income	-	-	-
Net asset value at end of period	$24.65	$24.65	$24.65

Total return (4)	1.36%	1.51%	1.58%
Shares outstanding, end of period	94,805,350	1,065,047	365,419,534
Weighted average shares outstanding	90,529,907	1,050,664	345,263,251

Ratio/Supplemental Data
Net assets at end of period	$2,336,682	$26,250	$9,006,550
Annualized ratio of net expenses to average net assets (5)	7.04%	6.23%	6.12%
Annualized ratio of net investment income to average net assets (5)	7.66%	8.46%	8.57%
Portfolio turnover rate	8.21%	8.21%	8.21%
Asset coverage per unit (6)	2,781	2,781	2,781

The following are the financial highlights for the three months ended March 31, 2024:

	Three Months Ended March 31, 2024

	Class S	Class D	Class I
Per Share Data:
Net asset value at beginning of period	$24.63	$24.63	$24.63
Net investment income (1)	0.60	0.65	0.65
Net unrealized and realized gains (losses) (2)	0.17	0.15	0.17
Net increase (decrease) in net assets resulting from operations	0.77	0.80	0.82
Distribution declared (3)	(0.55)	(0.58)	(0.60)
Net asset value at end of period	$24.85	$24.85	$24.85

Total return (4)	3.15%	3.30%	3.37%
Shares outstanding, end of period	46,350,529	514,158	167,804,247
Weighted average shares outstanding	42,300,385	467,704	157,469,033

Ratio/Supplemental Data
Net assets at end of period	$1,151,671	$12,775	$4,169,430
Annualized ratio of net expenses to average net assets (5)	8.52%	7.71%	7.67%
Annualized ratio of net investment income to average net assets (5)	9.79%	10.60%	10.65%
Portfolio turnover rate	6.02%	6.02%	6.02%
Asset coverage per unit (6)	2,800	2,800	2,800

(1)
The per share data was derived by using the weighted average shares outstanding during the period.
(2)
The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)
The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 6).
(4)
Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time). An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S shares and Class D shares, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I shares are not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is not annualized.
(5)
Annualized for the three months ended March 31, 2025 and 2024. Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables.
(6)
The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the asset coverage per unit. As of the three months ended March 31, 2025 and 2024, the Company's asset coverage was 278.1% and 280.0%.

Note 10. Subsequent Events

Management has evaluated subsequent events through the date of issuance of these consolidated financial statements and has determined that there are no subsequent events outside the ordinary scope of business that require adjustment to, or disclosure in, the consolidated financial statements other than those disclosed below.

April Subscriptions and Distribution Declaration

On April 1, 2025, the Company issued and sold 31,071,555 shares (consisting of 26,192,308 Class I shares, 4,854,378 Class S shares and 24,869 Class D shares at an offering price of $24.65 per share for the Class I shares, Class S shares and Class D shares), and the Company received approximately $766 million as payment for such shares.

On April 22, 2025, the Company's Board declared distributions of $0.1628 per Class S share, $0.1749 per Class D share and $0.1800 per Class I share which is payable on or around May 29, 2025 to shareholders of record as of April 30, 2025. Additionally, the Company will pay a special distribution of $0.02 per share on or around May 29, 2025 to all shareholders of record as of April 30, 2025.

May Subscriptions

The Company received approximately $603 million of net proceeds relating to the issuance of Class S shares, Class D shares and Class I shares for subscriptions effective May 1, 2025.

Barn Owl Credit Agreement

On April 8, 2025, Barn Owl Funding, as borrower, the Company, in its capacities as subordinated investor and collateral manager, and the Lender entered into an amendment to the Barn Owl Funding Credit Agreement (the “First Amendment to Barn Owl Funding Credit Agreement”). Pursuant to the First Amendment to Barn Owl Funding Credit Agreement, the maximum principal amount which can be drawn upon by Barn Owl Funding prior to the pricing date of the Barn Owl Funding Debt Securitization, subject to certain conditions in the Barn Owl Funding Credit Agreement, was increased from $160 million to $320 million.

Report of Independent Registered Public Accounting Firm

To the shareholders and Board of Trustees of Apollo Debt Solutions BDC

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated statement of assets and liabilities, including the consolidated schedule of investments, of Apollo Debt Solutions BDC and subsidiaries (the “Company”) as of March 31, 2025, the related consolidated statements of operations, changes in net assets, cash flows, and financial highlights for the three-month period ended March 31, 2025 and 2024, and the related notes (collectively referred to as the “interim financial information”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statement of assets and liabilities, including the consolidated schedule of investments, of the Company as of December 31, 2024, and the related consolidated statements of operations, changes in net assets, cash flows, and the financial highlights for the year then ended (not presented herein); and in our report dated March 13, 2025, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statements of assets and liabilities, including the consolidated schedule of investments, as of December 31, 2024, is fairly stated, in all material respects, in relation to the consolidated statement of assets and liabilities, including the consolidated schedule of investments, from which it has been derived.

Basis for Review Results

This interim financial information is the responsibility of the Company's management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our reviews in accordance with standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Deloitte & Touche LLP
New York, New York
May 9, 2025

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information contained in this section should be read in conjunction with “Item 1. Financial Statements.” This discussion contains forward-looking statements, which relate to future events our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those set forth in "Item 1A. Risk Factors" in Part I of our annual report on Form 10-K for the fiscal year ended December 31, 2024 and "Item 1A. Risk Factors" in Part II of and elsewhere in this Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements. The three months ended March 31, 2025 represents the period from January 1, 2025 to March 31, 2025.

These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Apollo Debt Solutions BDC (the “Company,” “we”, “us” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•
our future operating results;
•
our business prospects and the prospects of the companies in which we may invest;
•
the impact of the investments that we expect to make;
•
our ability to raise sufficient capital to execute our investment strategy;
•
general economic and political trends and other external factors;
•
the ability of our portfolio companies to achieve their objectives;
•
our current and expected financing arrangements and investments;
•
changes in the general interest rate environment;
•
the adequacy of our cash resources, financing sources and working capital;
•
the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;
•
our contractual arrangements and relationships with third parties;
•
actual and potential conflicts of interest with the Apollo Credit Management, LLC (the "Adviser") or any of its affiliates;
•
the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;
•
the dependence of our future success on the general economy and its effect on the industries in which we may invest;
•
our use of financial leverage;
•
the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;
•
the ability of the Adviser or its affiliates to attract and retain highly talented professionals;
•
our ability to qualify for and maintain our qualification as a regulated investment company and as a BDC;
•
the impact on our business of U.S. and international financial reform legislation, rules and regulations;
•
the effect of changes to tax legislation and our tax position; and
•
the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this report. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”).

Overview

We are an externally managed, diversified closed-end management investment company that has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). Formed as a Delaware statutory trust on December 4, 2020, we are externally managed by the Adviser. Pursuant to the advisory agreement between us and the Adviser, as amended (the "Advisory Agreement"), the Adviser is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser with the Securities and Exchange Commission (the "SEC"). Apollo Credit Management, LLC, as our Administrator (the "Administrator"), pursuant to the administration agreement between us and the Administrator, as amended (the "Administration Agreement"), provides, among other things, administrative services and facilities to us. We also have elected to be treated, and intend to qualify annually thereafter, as a regulated investment company ("RIC") as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

Under the Advisory Agreement, we have agreed to pay the Adviser a management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We invest primarily in private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by large private U.S. borrowers, with a strong emphasis on senior secured lending. While most of our investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Under normal circumstances, we will invest directly or indirectly at least 80% of our total assets (net assets plus borrowings for investment purposes) in debt instruments of varying maturities.

Most of the debt instruments we invest in are unrated or rated below investment grade, which is often an indication of size, credit worthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Generally, if our unrated investments were rated, they would be rated below investment grade. These securities, which are often referred to as “junk” or “high yield”, have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

Investments

We focus primarily on loans and securities, including syndicated loans, of private U.S. companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenues in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or paid-in-kind ("PIK") interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums are capitalized, and we accrete or amortize such amounts as interest income. We record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, is recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, is provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to: (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation, and other expenses incurred by the Adviser or Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Adviser or Administrator that performs duties for us; and (iii) any internal audit group personnel of Apollo Global Management, Inc. and its consolidated subsidiaries ("AGM") or any of its affiliates. Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser or Administrator; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Adviser or Administrator. The term “Controlling Person” shall mean a person, whatever his or her title, who performs functions for the Adviser or Administrator similar to those of (i) the chairman or other member of a board of directors, (ii) executive officers or (iii) those holding 10% or more equity interest in the Adviser or Administrator, or a person having the power to direct or cause the direction of the Adviser or Administrator, whether through the ownership of voting securities, by contract or otherwise; and (c) all other expenses of our operations, administrations and transactions.

With respect to costs incurred in connection with our organization and offering and all other costs incurred prior to the time we break escrow for the offering, the Adviser has agreed to advance all such costs on our behalf. Unless the Adviser elects to cover such expenses pursuant to the Expense Support and Conditional Reimbursement Agreement (as defined below) we entered into with the Adviser, we will be obligated to reimburse the Adviser for such advanced expenses upon breaking escrow for our offering of common shares. See “—Expense Support and Conditional Reimbursement Agreement.” Any reimbursements that may be made by us in the future will not exceed actual expenses incurred by the Adviser and its affiliates.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support Agreement with the Adviser. For additional information see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Agreements and Related Party Transactions.”

Recent Developments

Please see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 10. Subsequent Events” for a summary of recent developments.

Portfolio and Investment Activity

Our portfolio and investment activity during the three months ended March 31, 2025 and 2024 were as follows:

	Three Months Ended March 31,
(in thousands)	2025	2024
Investments made in portfolio companies	$4,130,849	$2,181,765
Investments sold	(730,503)	(238,928)
Net activity before repaid investments	$3,400,346	$1,942,837
Investments repaid	(574,549)	(219,182)
Net investment activity	$2,825,797	$1,723,655

Portfolio companies at beginning of period	323	180
Number of new portfolio companies	50	47
Number of exited portfolio companies	(20)	(5)
Portfolio companies at end of period	353	222

Number of investments made in existing portfolio companies	75	30

Our portfolio composition and weighted average yields as of March 31, 2025 and December 31, 2024 were as follows:

	March 31, 2025	December 31, 2024
Portfolio composition, at fair value:
First lien secured debt	99.8%	99.9%
Second lien secured debt	0.0%	0.0%
Unsecured debt and other	0.2%	0.1%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	9.4%	9.8%
Second lien secured debt (2)	16.3%	0.0%
Unsecured debt and other (2)	5.0%	6.0%
Total portfolio (3)	9.4%	9.8%
Interest rate type, at fair value:
Fixed rate amount	$0.5 billion	$0.4 billion
Floating rate amount	$16.9 billion	$14.2 billion
Fixed rate, as percentage of total	5.9%	2.7%
Floating rate, as percentage of total	96.7%	97.3%
Interest rate type, at amortized cost:
Fixed rate amount	$0.5 billion	$0.4 billion
Floating rate amount	$16.9 billion	$14.2 billion
Fixed rate, as percentage of total	5.8%	2.7%
Floating rate, as percentage of total	96.8%	97.3%
Weighted average spread over reference rate of all floating rate investments	4.9%	5.1%

(1)
An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)
Exclusive of investments on non-accrual status. As of March 31, 2025 and December 31, 2024, 0.2% and 0.2% of investments were on non-accrual status, respectively.
(3)
Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•
assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•
periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•
comparisons to other companies in the portfolio company’s industry; and
•
review of monthly or quarterly financial statements and financial projections for portfolio companies.

As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all investments on a scale of 1 to 5. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1

Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;

2

Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;

3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;

4

Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and

5

Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

The following table shows the composition of our portfolio on the 1 to 5 rating scale as of March 31, 2025 and December 31, 2024:

	March 31, 2025		December 31, 2024
Investment Ranking	Fair Value	Percentage	Fair Value	Percentage
(in thousands)
1	$—	0.0%	$—	0.0%
2	17,243,865	99.0%	14,433,436	99.1%
3	145,823	0.8%	96,589	0.7%
4	21,920	0.1%	—	0.0%
5	16,406	0.1%	25,510	0.2%
Total	$17,428,014	100.0%	$14,555,535	100.0%

Results of Operations

Operating results for the three months ended March 31, 2025 and 2024 were as follows (dollar amounts in millions)*:

	Three Months Ended March 31,
	2025	2024
Total investment income	$392.8	$224.7
Net expenses	(168.7)	(96.3)
Net investment income	224.0	128.4
Net realized gain (loss)	(60.0)	(26.2)
Net unrealized appreciation (depreciation)	(61.4)	63.6
Net increase (decrease) in net assets resulting from operations	$102.7	$165.8

* Totals may not foot due to rounding.

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. Additionally, as many of the noted period over period changes resulted from our deployment of capital and increased balance of our investments, comparisons may not be meaningful.

Investment Income

Investment income, for the three months ended March 31, 2025 and 2024 were as follows (dollar amounts in millions)*:

	Three Months Ended March 31,
	2025	2024
Interest income	$381.8	$215.3
PIK interest income	5.3	5.2
Dividend income	1.7	0.5
Other income	4.1	3.7
Total investment income	$392.8	$224.7

* Totals may not foot due to rounding.

For the three months ended March 31, 2025, total investment income increased to $392.8 million from $224.7 million for the same period in the prior year, primarily driven by our continuing deployment of capital. The size of our investment portfolio at fair value increased to $17.4 billion at March 31, 2025, from $8.5 billion at March 31, 2024. Additionally, our weighted average yield on debt and income producing investments decreased to 9.34% for the three months ended March 31, 2025 from 11.06% for the same period in the prior year. For the three months ended March 31, 2025 and 2024, payment-in-kind interest income represented 1.3% and 2.3% of total investment income, respectively. We expect that investment income will vary based on a variety of factors including the pace of our originations, repayments, and changes in interest rates.

Expenses

Expenses for the three months ended March 31, 2025 and 2024 were as follows (dollar amounts in millions)*:

	Three Months Ended March 31,
	2025	2024
Management fees	$33.4	$15.3
Performance-based incentive fees	31.6	19.9
Interest and other debt expenses	92.1	55.0
Offering costs	0.3	—
Trustees' fees	0.2	0.1
Shareholder servicing fees	4.7	2.2
Administrative service expenses	2.3	1.0
Other general and administrative expenses	4.1	2.7
Total expenses	$168.7	$96.3

* Totals may not foot due to rounding.

For the three months ended March 31, 2025 and 2024, net expenses were $168.7 million and $96.3 million, respectively, primarily comprised of interest and other debt expenses.

Interest and other debt expenses

For the three months ended March 31, 2025, interest and other debt expenses increased to $92.1 million from $55.0 million for the same period in the prior year, primarily driven by increased borrowing expenses, due to rising interest rates, on our Senior Secured Facility, SPV Financing Facilities, Private Placements and Unsecured Notes, and increased borrowings outstanding. The total annualized cost of debt decreased to 7.1% for the three months ended March 31, 2025 from 8.7% for the same period in the prior year. The average principal debt outstanding increased to $5.2 billion, for the three months ended March 31, 2025 from $2.5 billion for the same period in the prior year.

Management fees

For the three months ended March 31, 2025, gross management fees increased to $33.4 million from $15.3 million for the same period in the prior year, primarily due to an increase in average net assets. Our average net assets increased to $10.8 billion for the three months ended March 31, 2025 from $4.9 billion for the three months ended March 31, 2024. Management fees are payable monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month. No management fees have been waived for the three months ended March 31, 2025 and 2024.

Incentive fees

For the three months ended March 31, 2025, incentive fees increased to $31.6 million from $19.9 million for the same period in the prior year primarily due to our deployment of capital and increase in net investment income. No incentive fees have been waived for the three months ended March 31, 2025 and 2024.

Other expenses

Total other expenses were $11.3 million for the three months ended March 31, 2025, primarily comprised of $4.9 million of distribution and shareholder servicing fees paid with respect to Class S and Class D investors, $0.2 million of U.S. federal excise tax, $2.2 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company), and $3.9 million of general and administrative expenses (including insurance, filing, research, and fees paid to our sub-administrator and transfer agent). Total other expenses for the same period in the prior year were $6.1 million. The increase compared to the same period in the prior year was primarily driven by the increased costs attributable to servicing a growing investment portfolio, increased subscriptions to our Class S and Class D shares, and increased borrowings through the establishment of new financing facilities and the issuance of unsecured notes.

Expense support

For the three months ended March 31, 2025 and 2024, the Company did not receive expense support from the Adviser and did not make any repayments.

Net Realized Gain (Loss)

Net realized gains (losses) for the three months ended March 31, 2025 and 2024 were comprised of the following (dollar amounts in millions)*:

	Three Months Ended March 31,
	2025	2024
Non-controlled/non-affiliated investments	$2.9	$1.2
Derivative instruments	0.6	-
Foreign currency forward contracts	(67.3)	(6.4)
Foreign currency transactions	3.9	(21.0)
Net realized gains (losses)	$(60.0)	$(26.2)

* Totals may not foot due to rounding.

For the three months ended March 31, 2025, we generated total net realized losses of $60.0 million, driven by net realized losses of $67.3 million on foreign currency forward contracts, as a result of fluctuations primarily in the Euro and British Pound exchange rates. Net realized losses on foreign currency forward contracts were partially offset by net realized gains of $2.9 million from non-controlled/non-affiliated investments due to full or partial sales and/or restructuring and repayments of debt investments, as well as net realized gains of $4.5 million from cash received on currency swaps and conversion of foreign cash balances, primarily attributable to fluctuations in the Euro and British Pound exchange rates.

For the three months ended March 31, 2024, we recognized gross realized gains on investments of $19.1 million and gross realized losses on investments of $17.9 million, respectively, resulting in net realized gains on investments of $1.2 million for the three months ended March 31, 2024, primarily from full or partial sales of our liquid debt investments.

Net Unrealized Gain (Loss)

Net change in unrealized gains (losses) for the three months ended March 31, 2025 and 2024 were comprised of the following (dollar amounts in millions)*:

	Three Months Ended March 31,
	2025	2024
Non-controlled/non-affiliated investments	$17.6	$17.7
Derivative instruments	(0.6)	—
Foreign currency forward contracts	(25.9)	14.6
Foreign currency translations	7.5	31.4
Net change in unrealized gains (losses)	$(1.5)	$63.6

* Totals may not foot due to rounding.

For the three months ended March 31, 2025, we recognized net change in unrealized gains of $17.6 million on non-controlled/non-affiliated investments. The fair value of our debt investments, as a percentage of principal, decreased from 100.9% as of December 31, 2024 to 100.1% as of March 31, 2025. This decrease was primarily driven by changes in portfolio company fundamentals and broader market trends. However, this decrease was more than offset by foreign currency fluctuations, contributing to an overall net unrealized gains on investments. We recognized a net change in unrealized losses of $25.9 million on foreign currency forward contracts, primarily due to fluctuations in the Euro and British Pound exchange rates.

For the three months ended March 31, 2024, we recognized gross unrealized gains on investments of $58.5 million and gross unrealized losses on investments of $40.8 million, resulting in net change in unrealized gains of $17.7 million for the first fiscal quarter of 2024. The fair value of our debt investments as a percentage of principal increased from 98.0% as of December 31, 2023 to 98.7% as of March 31, 2024, driven by strong portfolio company fundamentals, and increase in proportion of directly originated loans in the Company's portfolio.

The net change in unrealized gains (losses) amounts include the impact of transferring unrealized appreciation (depreciation) to realized gains (losses) due to sale and paydown activity.

Interest Rate Swaps

The Company uses interest rate swaps to mitigate interest rate risk associated with the Company's fixed rate liabilities, and has designated certain interest rate swaps to be in a hedge accounting relationship. See “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 2. Significant Accounting Policies” and “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 5. Derivative Instruments” for additional disclosure regarding our accounting for derivative instruments designated in a hedge accounting relationship, and our consolidated schedule of investments for additional disclosure regarding these derivative instruments. See “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 6. Debt and Foreign Currency Transactions and Translations” for additional disclosure regarding the carrying value of our debt.

Currency Swaps

The Company uses currency swaps to mitigate the value of portfolio securities denominated in particular currencies against fluctuations in relative value or to gain or reduce exposure to certain currencies. See “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 2. Significant Accounting Policies” and “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 5. Derivative Instruments” for additional disclosure regarding our accounting for derivative instruments designated in a hedge accounting relationship, and our consolidated schedule of investments for additional disclosure regarding these derivative instruments. See “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 6. Debt and Foreign Currency Transactions and Translations” for additional disclosure regarding the carrying value of our debt.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are generated and generally available through our continuous offering of Common Shares and debt offerings, our Senior Secured Facility (as defined in Note 6 of the consolidated financial statements), investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and repayments of senior and subordinated loans and income earned from investments.

As of March 31, 2025, we had three asset based leverage facilities, ten unsecured debt issuances, two CLO warehouse facilities, CLO Notes, and one revolving credit facility outstanding. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations and unsecured debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred shares, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred shares, is at least 150%.

We believe that our current cash and cash equivalents on hand, our short-term investments, our available borrowing capacity under our Senior Secured Facility and our anticipated cash flows from operations will be adequate to meet our cash needs for our daily operations in the near term.

Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near their maturity that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements and other high-quality, short-term debt securities would qualify as cash equivalents (see Note 2 to the consolidated financial statements). At the end of each fiscal quarter, we consider taking proactive steps utilizing cash equivalents with the objective of enhancing our investment flexibility during the following quarter, pursuant to Section 55 of the 1940 Act. More specifically, we may purchase U.S. Treasury bills from time-to-time on the last business day of the quarter and typically close out that position on the following business day, settling the sale transaction on a net cash basis with the purchase, subsequent to quarter end. We may also utilize repurchase agreements or other balance sheet transactions, including drawing down on our Senior Secured Facility, as we deem appropriate.

Debt

See Note 6 to the consolidated financial statements for information on the Company’s debt.

The following table shows the contractual maturities of our debt obligations as of March 31, 2025:

	Payments Due by Period*
(in millions)	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
Senior Secured Facility (1)	$1,015	$—	$—	$1,015	$—
SPV Financing Facilities (2)	1,480	—	—	1,480	—
CLO Class A-1 Notes	450	—	—	—	450
CLO Warehouse Facilities (3)	91	—	—	91	—
Unsecured Notes	3,348	100	423	1,325	1,500
Total Debt Obligations	$6,384	$100	$423	$3,911	$1,950

* Totals may not foot due to rounding.

(1)
As of March 31, 2025, aggregate lender commitments under the Senior Secured Facility totaled $1.7 billion of unused capacity.
(2)
As of March 31, 2025, aggregate lender commitments under the SPV Financing Facilities totaled $321.1 million of unused capacity.
(3)
As of March 31, 2025, aggregate lender commitments under the CLO Warehouse Facility totaled $299.0 million of unused capacity.

The following table shows the contractual maturities of our debt obligations as of December 31, 2024:

	Payments Due by Period*
(in millions)	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
Senior Secured Facility (1)	$470	$—	$—	$470	$—
SPV Financing Facilities (2)	1,231	—	187	1,044	—
CLO Class A-1 Notes	450	—	—	—	450
Unsecured Notes	2,844	62	439	1,343	1,000
Total Debt Obligations	$4,995	$62	$626	$2,857	$1,450

* Totals may not foot due to rounding.

(1)
As of December 31, 2024, aggregate lender commitments under the Senior Secured Facility totaled $2.3 billion of unused capacity.
(2)
As of December 31, 2024, aggregate lender commitments under the SPV Financing Facilities totaled $318.7 million of unused capacity

Net Assets

See Note 7 to the consolidated financial statements for information on the Company’s Common Shares and related capital activities.

Distributions

The following table summarizes our distributions declared and payable for the three months ended March 31, 2025 (dollar amounts in thousands, except per share amounts):

			Class S Distributions		Class D Distributions		Class I Distributions
Record Date	Declaration Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 31, 2025	January 22, 2025	February 27, 2025	$0.1621	$13,892	$0.1747	$182	$0.1800	$57,637
January 31, 2025	December 23, 2024	February 27, 2025	0.0200	1,714	0.0200	21	0.0200	6,405	(1)
February 28, 2025	February 21, 2025	March 27, 2025	0.1638	14,739	0.1752	183	0.1800	62,318
February 28, 2025	December 23, 2024	March 27, 2025	0.0200	1,800	0.0200	21	0.0200	6,923	(1)
March 31, 2025	March 24, 2025	April 28, 2025	0.1621	15,583	0.1747	186	0.1800	66,593
March 31, 2025	December 23, 2024	April 28, 2025	0.0200	1,896	0.0200	21	0.0200	7,308	(1)
			$0.5480	$49,623	$0.5846	$614	$0.6000	$207,185

* Totals may not foot due to rounding.

(1) Represents a special distribution.

The following table presents distributions that were declared during the three months ended March 31, 2024 (dollar amounts in thousands, except per share amounts):

			Class S Distributions		Class D Distributions		Class I Distributions
Record Date	Declaration Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 31, 2024	January 23, 2024	February 28, 2024	$0.1622	$6,206	$0.1748	$74	$0.1800	$25,802
January 31, 2024	December 20, 2023	February 28, 2024	0.0200	765	0.0200	8	0.0200	2,867	(1)
February 29, 2024	February 26, 2024	March 27, 2024	0.1634	6,818	0.1751	82	0.1800	28,229
February 29, 2024	December 20, 2023	March 27, 2024	0.0200	835	0.0200	9	0.0200	3,137	(1)
March 29, 2024	March 21, 2024	April 26, 2024	0.1622	7,606	0.1748	90	0.1800	31,021
March 29, 2024	December 20, 2023	April 26, 2024	0.0200	938	0.0200	10	0.0200	3,447	(1)
			$0.5478	$23,168	$0.5847	$273	$0.6000	$94,502

* Totals may not foot due to rounding.

(1) Represents a special distribution.

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by our Board of Trustees (the "Board") on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Sources of distributions, other than net investment income and realized gains on a U.S. generally accepted accounting principles ("GAAP") basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares during the three months ended March 31, 2025 (dollar amounts in thousands, except per share amounts):

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.5480	$49,623	$0.5846	$614	$0.6000	$207,185
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.5480	$49,623	$0.5846	$614	$0.6000	$207,185

The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its Common Shares during the three months ended March 31, 2024 (dollar amounts in thousands, except per share amounts):

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.5478	$23,168	$0.5847	$273	$0.6000	$94,502
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.5478	$23,168	$0.5847	$273	$0.6000	$94,502

To maintain our RIC status, we must distribute at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. Although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investments.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, due to the asset coverage test applicable to us as a BDC, we may in the future be limited in our ability to make distributions. Also, our Senior Secured Facility and SPV Financing Facilities may limit our ability to declare distributions if we default under certain provisions or fail to satisfy certain other conditions. If we do not distribute a certain percentage of our income annually, we may suffer adverse tax consequences, including possible loss of the tax benefits available to us as a RIC. In addition, in accordance with GAAP and tax regulations, we include in income certain amounts that we have not yet received in cash, such as contractual PIK, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may not be able to meet the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a RIC. With respect to the distributions to shareholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to shareholders.

Share Repurchase Program

At the discretion of our Board, the Company has commenced a share repurchase program in which it has the ability to repurchase the Company’s Common Shares outstanding as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program if in its reasonable judgment it deems such action to be in the Company’s best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Should the Board suspend the share repurchase program, the Board will consider whether the continued suspension of the program is in the best interests of the Company and shareholders on a quarterly basis. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the 1934 Act and the 1940 Act. All shares purchased by the Company pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers on or around the last business day of that quarter using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (the “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents information with respect to the Company’s share repurchases during the three months ended March 31, 2025 (dollar amounts in thousands, except per share amounts):

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 17, 2025	5,282,627	1.38%	$24.65	March 31, 2025	$130,147	13,919,523

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) All repurchase requests were satisfied in full.

(3) Amounts shown net of Early Repurchase Deduction.

The following table presents information with respect to the Company’s share repurchases during the three months ended March 31, 2024 (dollar amounts in thousands, except per share amounts):

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 15, 2024	5,079,296	3.03%	$24.85	March 31, 2024	$126,162	3,293,303

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) All repurchase requests were satisfied in full.

(3) Amounts shown net of Early Repurchase Deduction.

Contractual Obligations

We have entered into the Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. We have also entered into an Expense Support Agreement with the Adviser to provide us with support with respect to certain expenses and subject to reimbursement. Payments for investment advisory services under the Advisory Agreements, reimbursements under the Administration Agreement and support and reimbursements under the Expense Support Agreement are described in “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Agreements and Related Party Transactions.”

We intend to establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over the Secured Overnight Financing Rate ("SOFR") or an alternative reference rate. We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

Off-Balance Sheet Arrangements

Portfolio Company Commitments

Our investment portfolio contains and is expected to continue to contain debt investments which are in the form of various commitments to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies. The Company provides funding when requested by portfolio companies in accordance with underlying loan agreements. As of March 31, 2025 and December 31, 2024, we had unfunded commitments, including delayed draw term loans, revolvers, bridge loan and backstop commitments, with an aggregate principal amount of $2.3 billion and $2.3 billion, respectively.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business.

On March 14, 2023, certain First Lien and Second Lien holders of debt issued by Mitel filed a complaint in New York State Court captioned Ocean Trails CLO VII et al v. MLN TopCo Ltd., et al, Index No. 651327/2023, against certain other First Lien and Second Lien debt holders, including the Company, alleging, among other things, that the defendant lenders breached the terms of their lending agreements and the New York Uniform Voidable Transfer Act in connection with certain amendments to the relevant documents governing the debt. On December 5, 2023, the trial court granted defendants’ motions to dismiss in part and denied them in part. The plaintiffs and defendants appealed the courts’ motion to dismiss ruling to the intermediate New York State appellate court. On December 31, 2024, the intermediate New York State appellate court dismissed the entire case, including all claims against the Company. On January 30, 2025, plaintiffs filed a motion for leave to appeal the intermediate New York State appellate court’s ruling to the New York Court of Appeals. That motion was held in abeyance following Mitel’s filing of voluntary Chapter 11 bankruptcy petitions in the U.S. Bankruptcy Court for the Southern District of Texas. The bankruptcy is pending resolution.

Management is not aware of any pending or threatened material litigation as of March 31, 2025 other than the matter disclosed above.

Related-Party Transactions

We entered into a number of business relationships with affiliated or related parties, including the following:

•
Advisory Agreement;
•
Administration Agreement
•
Intermediary Manager Agreement; and
•
Expense Support and Conditional Reimbursement Agreement.

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Agreements and Related Party Transactions.”

Critical Accounting Estimates

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors described in “Item 1A. Risk Factors.” See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 2. Significant Accounting Policies” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Investments

Investment transactions are all recorded on a trade date basis. Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains and losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Investment transactions that have not yet settled as of the period-end date are reported as a receivable for investments sold and a payable for investments purchased, respectively, in the Consolidated Statements of Assets and Liabilities.

Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment. The cost of investments is relieved using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Pursuant to Rule 2a-5 under the 1940 Act, our Board has designated the Adviser as its “valuation designee” to perform the fair value determinations for investments held by us without readily available market quotations. The Adviser, as "valuation designee," is responsible for determining the fair value of our portfolio investments, subject to the oversight of the Board.

Investments for which market quotations are readily available are typically valued at such market quotations. In order to verify whether market quotations are deemed to represent fair value, the Adviser, looks at certain factors including the source and nature of the quotations. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. The Adviser engages multiple independent valuation firms based on a review of each firm’s expertise and relevant experience in valuing certain securities. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Adviser undertakes a multi-step valuation process each quarter, as described below:

(1)
Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;
(2)
At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;
(3)
Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;
(4)
The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and
(5)
For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. During the three months ended March 31, 2025, there were no significant changes to the Company’s valuation techniques and related inputs considered in the valuation process. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant:

•
available current market data, including relevant and applicable market trading and transaction comparables,
•
applicable market yields and multiples,
•
security covenants,
•
seniority of investments in the investee company’s capital structure,
•
call protection provisions,
•
information rights,
•
the nature and realizable value of any collateral,
•
the portfolio company’s ability to make payments,
•
earnings and discounted cash flows,
•
the markets in which the portfolio company does business,
•
comparisons of financial ratios of peer companies that are public,
•
M&A comparables,
•
our principal market (as the reporting entity), and
•
enterprise values, among other factors.

Because there is not a readily available market value for most of the investments in our portfolio, substantially all of our portfolio investments are valued at fair value as determined in good faith by our investment adviser, as the valuation designee, as described herein. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had an active market existed for such investments and may differ materially from the values that we may ultimately realize.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

Fair Value Measurements

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the consolidated financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

See Notes 2 & 4 to our unaudited consolidated financial statements included herein for additional information regarding the fair value of our financial instruments.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates and the valuations of our investment portfolio. For additional information concerning potential impact on our business and our operating results, see "Part II - Other Information, Item 1A. Risk Factors."

Investment Valuation Risk

Because there is not a readily available market value for most of the investments in our portfolio, we value most of our portfolio investments at fair value as determined in good faith by our Board based on, among other things, the input of our management and audit committee and independent valuation firms that have been engaged at the direction of our Board to assist in the valuation of each portfolio investment without a readily available market quotation (with certain de minimis exceptions). Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” as well as Notes 2 and 4 to our consolidated financial statements for the three months ended March 31, 2025, for more information relating to our investment valuation.

Interest Rate Risk

Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of March 31, 2025, 97% of our debt portfolio investments bore interest at variable rates, which generally are SOFR based (or based on an equivalent applicable currency rate) and typically have durations of one to six months after which they reset to current market interest rates, and many of which are subject to certain floors. Our Senior Secured Facility and SPV Financing Facilities bear interest at SOFR rates with no interest rate floor. Our Unsecured Notes, which bear interest at fixed rates, are hedged by entering into fixed to floating interest rate swaps, in order to align the interest rates of our liabilities in our investment portfolio.

We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

The following table shows the estimated annual impact on net investment income of base rate changes in interest rates (considering interest rate flows for variable rate instruments) to our loan portfolio and outstanding debt as of March 31, 2025, assuming no changes in our investment and borrowing structure:

Basis Point Change	Net Investment Income	Net Investment Income Per Share
(in millions)
Up 200 basis points	$191.0	$0.50
Up 150 basis points	143.2	0.37
Up 100 basis points	95.5	0.25
Up 50 basis points	47.7	0.12
Down 50 basis points	(47.7)	(0.12)
Down 100 basis points	(95.3)	(0.25)
Down 150 basis points	(142.6)	(0.37)
Down 200 basis points	(189.4)	(0.49)

We may hedge against interest rate fluctuations from time-to-time by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act and applicable commodities laws. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of March 31, 2025 (the end of the period covered by this report), we, including our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act). Based on that evaluation, our management, including the Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in our periodic SEC filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. However, in evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of such possible controls and procedures.

Changes in Internal Controls Over Financial Reporting

Management has not identified any change in the Company’s internal control over financial reporting that occurred during our most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business.

On March 14, 2023, certain First Lien and Second Lien holders of debt issued by Mitel filed a complaint in New York State Court captioned Ocean Trails CLO VII et al v. MLN TopCo Ltd., et al, Index No. 651327/2023, against certain other First Lien and Second Lien debt holders, including the Company, alleging, among other things, that the defendant lenders breached the terms of their lending agreements and the New York Uniform Voidable Transfer Act in connection with certain amendments to the relevant documents governing the debt. On December 5, 2023, the trial court granted defendants’ motions to dismiss in part and denied them in part. The plaintiffs and defendants appealed the courts’ motion to dismiss ruling to the intermediate New York State appellate court. On December 31, 2024, the intermediate New York State appellate court dismissed the entire case, including all claims against the Company. On January 30, 2025, plaintiffs filed a motion for leave to appeal the intermediate New York State appellate court’s ruling to the New York Court of Appeals. That motion was held in abeyance following Mitel’s filing of voluntary Chapter 11 bankruptcy petitions in the U.S. Bankruptcy Court for the Southern District of Texas. The bankruptcy is pending resolution.

Management is not aware of any pending or threatened material litigation as of March 31, 2025 other than the matter disclosed above.

Item 1A. Risk Factors

In addition to the other information set forth in this report and as provided below, you should carefully consider the risk factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which could materially affect our business, financial condition and/or operating results. These risks are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Trade negotiations and related government actions may create regulatory uncertainty for our portfolio companies and our investment strategies and adversely affect the profitability of our portfolio companies.

In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. Tariffs on imported goods could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of portfolio companies whose businesses rely on goods imported from such impacted jurisdictions.

There is uncertainty as to further actions that may be taken under the current U.S. presidential administration with respect to U.S. trade policy. Further governmental actions related to the imposition of tariffs or other trade barriers, or changes to international trade agreements or policies, could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on goods imported from outside of the United States. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Unregistered Sales of Equity Securities

Refer to our Current Reports on Form 8-K filed with SEC on January 23, 2025, February 21, 2025, and March 24, 2025 for information about unregistered sales of our equity securities during the quarter.

Shares Repurchases

We have commenced a share repurchase program in which we intend to offer to repurchase, in each quarter, up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board of Trustees may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to quarterly tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV.

The following table presents information with respect to the Company’s share repurchases during the three months ended March 31, 2025 (dollar amounts in thousands, except per share amounts):

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 17, 2025	5,282,627	1.38%	$24.65	March 31, 2025	$130,147	13,919,523

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) All repurchase requests were satisfied in full.

(3) Amounts shown net of Early Repurchase Deduction.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

During the fiscal quarter ended March 31, 2025, none of our directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement”.

Item 6. Exhibits

Exhibit Number	Description of Exhibits
3.1	Fifth Amended and Restated Declaration of Trust of the Registrant (1)
3.2	Third Amended and Restated Bylaws of the Registrant (2)
4.1	Third Supplemental Indenture, dated as of January 16, 2025, relating to the 6.550% Notes due 2032, by and between the Fund and U.S. Bank Trust Company, National Association, as trustee (3)
4.2	Form of 6.550% Notes due 2032 (incorporated by reference to Exhibit 4.1 hereto)
4.3

Registration Rights Agreement, dated as of January 16, 2025, relating to the Notes, by and among the Fund and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers (4)

10.1

First Credit Facility Amendment to the Secured Credit Facility, dated as of January 30, 2025, by and between Grouse Funding LLC, a subsidiary of the Registrant, with Goldman Sachs Bank USA, as syndication agent and administrative agent, State Street Bank and Trust Company, as collateral custodian and collateral agent, and Virtus Group, LP, as collateral administrator (5)

10.2

Credit Agreement, dated February 18, 2025, by and between Bluejay Funding LLC, as borrower, Apollo Debt Solutions BDC, in its capacities as collateral manager and equity investor, the lenders from time to time parties thereto and BNP Paribas, as Administrative Agent and as a lender (6)

10.3	Warehouse Collateral Management Agreement, dated February 18, 2025, by and between Bluejay Funding LLC, as borrower and Apollo Debt Solutions BDC, as collateral manager (7)
10.4	Loan Sale and Contribution Agreement, dated February 18, 2025, by and between Bluejay Funding LLC, as buyer and Apollo Debt Solutions BDC, as seller (8)
10.5	Third Amended and Restated Investment Advisory Agreement between the Registrant and the Adviser, dated March 13, 2025 (9)
10.6	Amended and Restated Administration Agreement between the Registrant and the Administrator, dated March 13, 2025 (10)
10.7

Credit Agreement, dated March 25, 2025, Barn Owl Funding LLC, as borrower, Apollo Debt Solutions BDC, in its capacities as collateral manager and subordinated investor and Bank of America, N.A., as lender (11)

10.8	Warehouse Collateral Management Agreement, dated March 25, 2025, by and between Barn Owl Funding LLC, as borrower and Apollo Debt Solutions BDC, as collateral manager (12)
10.9	Loan Sale and Contribution Agreement, dated March 25, 2025, by and between Barn Owl Funding LLC, as buyer and Apollo Debt Solutions BDC, as seller (13)
10.10

First Amendment to Credit Agreement, dated April 8, 2025, by and between Barn Owl Funding LLC, as borrower, Apollo Debt Solutions BDC, in its capacities as subordinated investor and collateral manager, and Bank of America, N.A., as Lender (14)

31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
101.INS	Inline XBRL Instance Document *
101.SCH	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents *
104	Cover Page Interactive Data File (Formatted as Inline XBRL and embedded in Exhibit 101) *

* Filed herewith

_________________________________

(1)
Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K (File No. 814-01424), filed on March 13, 2025.
(2)
Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 814-01424), filed on March 14, 2024.
(3)
Incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on January 16, 2025.
(4)
Incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on January 16, 2025.
(5)
Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 814-01424), filed on February 3, 2025.
(6)
Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on February 21, 2025.

(7)
Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on February 21, 2025.
(8)
Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on February 21, 2025.
(9)
Incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K (File No. 814-01424), filed March 13, 2025.
(10)
Incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K (File No. 814-01424), filed March 13, 2025.
(11)
Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on March 28, 2025.
(12)
Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on March 28, 2025.
(13)
Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on March 28, 2025.
(14)
Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 814-01424), filed on April 14, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signature	Title	Date

/s/ Earl Hunt Earl Hunt	Chairperson, Chief Executive Officer and Trustee (Principal Executive Officer)	May 9, 2025

/s/ Eric Rosenberg Eric Rosenberg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2025